PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated August 18, 1998)           Registration File Nos. 333-52975
                                                                and 333-52975-01

                              3,000,000 TIDES(SM*)

                              COLTEC CAPITAL TRUST
                    5 1/4% CONVERTIBLE PREFERRED SECURITIES
             TERM INCOME DEFERRABLE EQUITY SECURITIES (TIDES)(SM*)
               (liquidation amount $50 per Convertible Preferred
        Security) fully and unconditionally guaranteed on a subordinated basis by Coltec Industries Inc,
                     and convertible into Common Stock of,

                            THE B.F.GOODRICH COMPANY

      Distributions Payable January 15, April 15, July 15 and October 15.
                            ------------------------

     This prospectus supplement contains updating information about the conversion of your convertible preferred securities of Coltec Capital Trust and about BFGoodrich's guarantee, as BFGoodrich has described in its prospectus, of amounts owed by Coltec Capital Trust and of the performance of Coltec Industries' obligations relating to your convertible preferred securities. This prospectus supplement also contains information about the persons who can use this prospectus supplement to offer and sell any convertible preferred securities and convertible junior subordinated debentures those persons own.

     AFTER AUGUST 18, 2000, THE CONVERTIBLE PREFERRED SECURITIES MAY NOT BE OFFERED OR SOLD USING THIS PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS.

     IN ACCORDANCE WITH THE TERMS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO THE CONVERTIBLE PREFERRED SECURITIES, AFTER AUGUST 18, 2000, COLTEC INDUSTRIES WILL NO LONGER KEEP EFFECTIVE THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART OR SUPPLEMENT THE PROSPECTUS RELATING TO THAT REGISTRATION STATEMENT.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANYONE WHO MAKES ANY REPRESENTATION TO THE CONTRARY COMMITS A CRIMINAL OFFENSE.
                            ------------------------

     This prospectus supplement is being delivered to the holders of 5 1/4% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)(SM), that Coltec Capital Trust originally issued and sold on April 14, 1998.

     BFGoodrich's common stock is traded on the New York Stock Exchange under the symbol "GR."

     Investing in the BFGoodrich shares involves risks like those described under "Risk Factors" beginning on page 1 of the BFGoodrich prospectus that we have attached to this prospectus supplement.
                            ------------------------

          The date of this Prospectus Supplement is February 1, 2000.
---------------

* The terms Term Income Deferrable Equity Securities (TIDES)(SM) and TIDES(SM) are registered servicemarks of Credit Suisse First Boston Corporation.

                 THE MERGER OF COLTEC INDUSTRIES AND BFGOODRICH

     On November 22, 1998, Coltec Industries Inc and The B.F.Goodrich Company agreed to merge Coltec Industries with a subsidiary of BFGoodrich. Upon completion of the merger on July 12, 1999, Coltec Industries became a direct wholly owned subsidiary of BFGoodrich, and Coltec Capital Trust became an indirect wholly owned subsidiary of BFGoodrich.

     Each outstanding share of Coltec Industries common stock was converted into
0.56 of a share of BFGoodrich common stock. As a result of the merger, you have the right to convert each convertible preferred security you own into 0.955248 of a share of BFGoodrich common stock. We determined this conversion ratio by multiplying 1.7058 by 0.56. The number 1.7058 is the number of shares of Coltec Industries common stock into which each convertible preferred security was convertible under the indenture relating to your convertible preferred securities. However, if BFGoodrich takes any action that reduces the value of your convertible preferred securities relative to BFGoodrich's other equity securities, then that conversion ratio will be adjusted according to the terms of the indenture relating to your convertible preferred securities.

     Coltec Industries expects that the merger will be accounted for as a pooling of interests, which means that Coltec Industries and BFGoodrich will be treated as if they had always been one company for accounting and financial reporting purposes. Under the terms of the indenture relating to your convertible preferred securities, you did not have the right to vote on the merger.

     As described in more detail in the BFGoodrich prospectus, BFGoodrich has fully and unconditionally agreed to pay, to the extent not paid by Coltec Capital Trust:

     - distributions on your convertible preferred securities to the extent that Coltec Capital Trust has funds available;

     - the amount payable upon the redemption of your convertible preferred securities to the extent that Coltec Capital Trust has funds available; and

     - amounts due upon a termination, dissolution or liquidation of Coltec Capital Trust to the extent that Coltec Capital Trust has funds available.

     In addition, BFGoodrich has agreed to pay or perform Coltec Industries' obligations under:

     - Coltec Industries' existing guarantee relating to your convertible preferred securities to the extent not paid or performed by Coltec Industries;

     - the indenture governing Coltec Industries' convertible junior subordinated debentures to the extent not paid or performed by Coltec Industries;

     - the convertible junior subordinated debentures; and

     - the declaration of trust pursuant to which Coltec Capital Trust is organized.

     Coltec Industries' existing guarantee was not affected by the merger and remains in place. BFGoodrich's obligations under its guarantee are subordinated in right of payment to all of BFGoodrich's senior debt that is currently outstanding or that BFGoodrich may incur in the future.

     For additional information about BFGoodrich, you should read the attached BFGoodrich prospectus.

             YOUR ABILITY TO SELL CONVERTIBLE PREFERRED SECURITIES

     As used in this prospectus supplement, we intend the words you or your to apply to:

     - the record holders of convertible preferred securities listed in this prospectus supplement;

     - the beneficial owners of convertible preferred securities; and

     - the transferees, pledgees, donees or other successors of the record holders or the beneficial owners.

     On April 14, 1998, Coltec Capital Trust issued the convertible preferred securities to Credit Suisse First Boston Corporation, Lehman Brothers Inc. and CIBC Oppenheimer Corp. Immediately after Coltec Capital Trust issued them, those original purchasers sold the convertible preferred securities in a transaction that was exempt from the registration requirements of the Securities Act of 1933. Those original purchasers sold the convertible preferred securities to persons they reasonably believed were qualified institutional buyers, as that term is defined in Rule 144A under the Securities Act of 1933. Coltec Industries and Coltec Capital Trust filed a registration statement on Form S-3 to register resales of the convertible preferred securities and the related Coltec Industries guarantee.

     You may, from time to time, decide to sell your convertible preferred securities. If you sell your convertible preferred securities, you will also sell your rights under the related guarantees of Coltec Industries and BFGoodrich as well as the right to convert your convertible preferred securities into shares of common stock of BFGoodrich. Therefore, to sell your convertible preferred securities in a transaction registered under the Securities Act of 1933, you will need to use:

     - this prospectus supplement and the related prospectus; and

     - the BFGoodrich prospectus supplement and prospectus relating to the BFGoodrich guarantee and the BFGoodrich common stock into which you may convert your convertible preferred securities.

     If you have not held your convertible preferred securities for a year or if your transfer of convertible preferred securities is not otherwise exempt from registration under Section 4(1) of the Securities Act of 1933, then if you transfer your convertible preferred securities without using these documents, the purchaser must use a current prospectus supplement and prospectus of Coltec Industries and Coltec Capital Trust and a prospectus and a current prospectus supplement of BFGoodrich to sell its convertible preferred securities.

     After August 18, 2000, the convertible preferred securities may not be offered or sold using this prospectus supplement and the related prospectus.

     In accordance with the terms of the registration rights agreement relating to the convertible preferred securities, after August 18, 2000, Coltec Industries will no longer keep effective the registration statement of which this prospectus supplement is a part or supplement the prospectus relating to that registration statement.

     The following table identifies the holders of the convertible preferred securities that have elected to include their convertible preferred securities in the registration statement on Form S-3 filed by Coltec Industries and Coltec Capital Trust, as well as the number of convertible preferred securities that they owned, in the case of Deephaven Domestic Convertible Trading Ltd. and Oppenheimer Convertible Securities Fund, as of November 17,1999, and, in the case of the other holders identified below, as of January 8, 1999.

These selling holders and The Bank of New York, as property trustee, have provided Coltec Industries with this information.

                                                                     NUMBER OF
                                                                    CONVERTIBLE
         HOLDERS WHO MAY SELL USING THIS PROSPECTUS             PREFERRED SECURITIES
         ------------------------------------------             --------------------
Lipper Convertibles, L.P....................................           291,500
Credit Suisse First Boston Corporation......................           155,000
Lord Abbett Bond Debenture Fund, Inc........................           150,000
J.P. Morgan & Co. Inc.......................................           120,000
Deutsche Bank A.G. London...................................           100,000
The Northwestern Mutual Life Insurance Company..............            80,000
Van Kampen American Capital Harbor Fund.....................            76,900
Shriner's Hospitals for Children............................            60,000
Lehman Brothers Inc.........................................            50,000
President & Fellows of Harvard College......................            50,000
Teachers Insurance and Annuity Association of America.......            50,000
Smith Barney Convertible Fund...............................            50,000
Deephaven Domestic Convertible Trading Ltd..................            35,000
State of Oregon/SAIF Corporation............................            30,000
PRIM Board..................................................            29,000
The Concordia Retirement Plan of the Lutheran
  Church-Missouri Synod.....................................            28,000
The Class IC Company, Ltd...................................            22,500
Arkansas PERS...............................................            22,250
Castle Convertible Fund, Inc................................            22,000
Security Insurance Company of Hartford......................            20,000
Hatchbeam & Co..............................................            18,500
Carrigaholt Capital (Bermuda) L.P...........................            17,500
State of Delaware PERS......................................            15,500
Oxford Fund.................................................            15,000
Combined Insurance Company of America.......................            12,000
The Gabelli Convertible Securities Fund, Inc................            11,000
Capitol American Life Insurance Co.-Convertible.............            10,500
American Travellers Life Insurance Co.-Convertible..........            10,500
Associated Electric & Gas Insurance Services Limited........            10,000
Great American Reserve Insurance Co.-Convertible............            10,000
The Northern Trust Company..................................            10,000
Van Kampen American Capital Convertible Securities Fund.....             8,100
Cova Bond Debenture.........................................             7,000
ICI American Holdings Trust.................................             6,750
Zeneca Holdings Trust.......................................             6,750
Beneficial Standard Life Insurance Co.-Convertible..........             6,000
Oppenheimer Convertible Securities Fund.....................             5,000
Third Avenue High Yield Fund................................             5,000

                                                                     NUMBER OF
                                                                    CONVERTIBLE
         HOLDERS WHO MAY SELL USING THIS PROSPECTUS             PREFERRED SECURITIES
         ------------------------------------------             --------------------
ELF Aquitaine...............................................             3,000
The Connecticut Hospice, Inc................................             2,000
National Pen & Associates Profit Sharing Plan...............             2,000
Echlin Inc. Convertible.....................................             2,000
Eagle Asset Management......................................             1,500
D.S.U. Charitable Trust.....................................             1,400
Forest Alternative Strategies Fund II LP Series A-5I........             1,200
Children's Surgical Associates Inc Pen......................             1,000
Children's Surgical Associates PSP..........................             1,000
LLT Limited.................................................               900
Forest Alternative Strategies Fund II LP Series A-5M........               600
Ursuline Provincialate Eastern Province.....................               400
Marian Residence Fund.......................................               200
MFS Series Trust I-MFS Convertible Securities Fund..........               100
                                                                     ---------
          Total.............................................         1,644,550
                                                                     =========

     Because the persons listed above may have sold, transferred or otherwise disposed of all of a portion of their convertible preferred securities subsequent to January 8, 1999 or, in the case of Deephaven Domestic Convertible Trading Ltd. and Oppenheimer Convertible Securities Fund, subsequent to November 17, 1999, we cannot estimate the number of convertible preferred securities, convertible junior subordinated debentures or shares of BFGoodrich common stock that they will own if any of them makes an offering of all or some portion of those securities using this prospectus supplement and the related prospectus and the BFGoodrich prospectus supplement and the related prospectus.

     None of the persons listed above currently has, and within the past three years none of you has had, any position, office or other material relationship with BFGoodrich, Coltec Industries or any predecessors or affiliates of BFGoodrich or Coltec Industries that would make them affiliates of those companies.

     Coltec Industries filed the registration statement of which this prospectus supplement and the related prospectus are a part as permitted by Rule 415 under the Securities Act of 1933 to give you the opportunity to sell your convertible preferred securities in public transactions rather than in transactions that are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. To take advantage of this opportunity if you are not listed in the table above, you must notify Coltec Industries of your intention to sell securities. You must also provide other information concerning yourself and the securities you intend to sell. The Securities Act of 1933 and the rules and regulations thereunder tell what other information you must provide. You may not make any offer or sale using the prospectus until you do two things. First, you must give Coltec Industries notice that you intend to sell and provide the required information to Coltec Industries. Second, Coltec Industries must file a supplement to the prospectus or an amendment to the registration statement of which the prospectus is a part, and that prospectus supplement or amendment to the registration statement must become effective. That process could take several days to complete.

              WHERE YOU CAN FIND MORE INFORMATION ABOUT BFGOODRICH

     BFGoodrich files annual reports, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information BFGoodrich files at the Securities and Exchange Commission's public reference rooms at the following locations:

Public Reference Room        New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center         Citicorp Center
Room 1024                    Suite 1300                   500 West Madison Street
Washington, D.C. 20549       New York, NY 10048           Suite 1400
                                                          Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. BFGoodrich's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Securities and Exchange Commission's website at "http://www.sec.gov."

     In addition, you can inspect BFGoodrich's filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We are delivering the attached BFGoodrich prospectus supplement and related prospectus to you, together with this prospectus supplement and the related prospectus, for your convenience only. The BFGoodrich prospectus supplement and related prospectus are not a part of this prospectus supplement or the related prospectus, and this prospectus supplement and the related prospectus are not incorporated by reference into the BFGoodrich prospectus supplement and related prospectus.

                                   PROSPECTUS

                              3,000,000 TIDES(SM*)

                              COLTEC CAPITAL TRUST

                    5 1/4% Convertible Preferred Securities
             Term Income Deferrable Equity Securities (TIDES)(SM*)
          (liquidation amount $50 per Convertible Preferred Security)
        fully and unconditionally guaranteed on a subordinated basis by, and convertible into Common Stock of,

                             COLTEC INDUSTRIES INC

      Distributions payable January 15, April 15, July 15 and October 15.

                               ------------------

     This Prospectus relates to the 5 1/4% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)(SM*) (liquidation amount $50 per Convertible Preferred Security) (the "Convertible Preferred Securities"), which represent preferred undivided beneficial ownership interests in the assets of Coltec Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust" or the "Issuer"). The Convertible Preferred Securities were issued and sold (the "Original Offering") on April 14, 1998 (the "Original Offering Date") to the Initial Purchasers (as defined herein, see "Selling Holders") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in reliance on Rule 144A ("Rule 144A") under the Securities Act. Coltec Industries Inc, a Pennsylvania corporation ("Coltec" or the "Company"), directly or indirectly owns all the common securities issued by the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from Coltec its 5 1/4% Convertible Subordinated Deferrable Interest Debentures Due 2028 (the "Convertible Junior Subordinated Debentures") having the terms described herein. The holders of the Convertible Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable upon liquidation, redemption or otherwise over the holders of the Common Securities.

                               ------------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
   AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES, SEE "RISK FACTORS"
                              BEGINNING ON PAGE 1.
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

    *THE TERMS TERM INCOME DEFERRABLE EQUITY SECURITIES (TIDES)(SM) AND TIDES(SM) ARE REGISTERED SERVICEMARKS OF CREDIT SUISSE FIRST BOSTON CORPORATION.

                 The date of this Prospectus is August 18, 1998

(continued from front cover)

     The Trust Securities may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Trust Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders". If required, the names of any such agents or underwriters involved in the sale of the Trust Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Trust Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Trust Securities. The Selling Holders and any broker/dealers, agents or underwriters which participate in the distribution of the Trust Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Trust Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     Holders of the Convertible Preferred Securities will be entitled to receive cumulative cash distributions ("Distributions") at an annual rate of 5 1/4% of the liquidation preference of $50 per Convertible Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing July 15, 1998. See "Description of the Convertible Preferred Securities -- Distributions". Pursuant to a guarantee (the "Guarantee") by Coltec, the payment of Distributions and payments on liquidation of the Issuer or the redemption of Convertible Preferred Securities, as described below, are fully and unconditionally guaranteed by Coltec. Coltec's obligations under the Guarantee are subordinate and junior in right of payment to all Senior Debt (as defined herein) of Coltec. See "Description of the Guarantee". If Coltec fails to make interest payments on the Convertible Junior Subordinated Debentures, the Issuer will have insufficient funds to pay Distributions on the Convertible Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to enforce the rights of the Property Trustee under the Convertible Junior Subordinated Debentures held by the Property Trustee. Effectively, however, Coltec has, through the Guarantee, the Convertible Junior Subordinated Debentures, the Indenture and the Declaration (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Convertible Preferred Securities. The obligations of Coltec under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment of Senior Debt of Coltec. As of March 29, 1998 and December 31, 1997, Senior Debt of Coltec aggregated approximately $860.0 million and $759.4 million, respectively (or $724.5 million and $623.9 million, respectively, after giving pro forma effect to the Offerings (as defined herein) and the use of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement (as defined herein)). See "Use of Proceeds" and "Capitalization". Neither the terms of the Convertible Junior Subordinated Debentures nor the Guarantee place any limitation on the amount of Senior Debt that may be incurred by Coltec.

     Coltec has the right under the Indenture (as defined herein) to defer the interest payments due from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly Distributions on the Convertible Preferred Securities would be deferred by the Issuer (but would continue to accumulate quarterly and accrue interest, to the extent permitted by law) until the end of any such interest deferral period. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences", "Description of the Convertible Preferred Securities -- Distributions" and "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

     Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder into shares of Common Stock, par value $.01 per share ("Common Stock"), of Coltec at the rate of 1.7058 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $29 5/16 per share of Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred
Securities -- Conversion Rights".

     The Convertible Preferred Securities are redeemable at the option of the Company, in whole or in part, from time to time, after April 20, 2001, at the prices set forth herein, plus accrued and unpaid Distributions thereon to the date of payment on the date fixed for redemption. See "Description of the Convertible Preferred Securities -- Optional Redemption". Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities and Common Securities on a pro rata basis. In addition, upon the occurrence of certain events arising from a change in law or a change in legal interpretation, Coltec will dissolve the Trust and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause to be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis, Convertible Junior Subordinated Debentures or, in certain limited circumstances, will cause the redemption of the Convertible Preferred Securities in whole at the liquidation preference of $50 per Convertible Preferred Security plus accrued and unpaid Distributions. See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution; Investment Company Event Distribution" and "Description of the Convertible Junior Subordinated Debentures".

     In the event of the liquidation of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security a liquidation preference of $50 plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such liquidation, Convertible Junior Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Liquidation of the Trust".
                               ------------------
     As used herein, (i) the "Indenture" means the Convertible Preferred Junior Subordinated Debentures Indenture, between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), and (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Issuer among the Company, as Depositor (the "Depositor"), The Bank of New York, as Property Trustee ("Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust.
                               ------------------
                             AVAILABLE INFORMATION

     Coltec is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information filed by Coltec with the Commission, may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005 and the Pacific Exchange Incorporated (the "PSE"), 301 Pine Street, Suite 1104, San Francisco, California 94104.

     Coltec has filed with the Commission a Registration Statement on Form S-3 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Coltec and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are necessarily summaries thereof, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Issuer will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Junior Subordinated Debentures issued by the Company and (iii) the obligations of the Issuer under the Trust Securities are fully and unconditionally guaranteed by the Company as is described herein. See "Description of the Convertible Junior Subordinated Debentures" and "Description of the Guarantee".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Coltec pursuant to the Exchange Act are incorporated in this Prospectus by reference:

          (i)   Annual Report on Form 10-K for the year ended December 31, 1997;

          (ii)  Quarterly Report on Form 10-Q for the quarter ended March 29,
                1998;

          (iii) Quarterly Report on Form 10-Q for the quarter ended June 28,
                1998;

          (iv)  Current Report on Form 8-K, dated March 30, 1998;

          (v)   Current Report on Form 8-K, dated April 8, 1998;

          (vi)  Current Report on Form 8-K, dated April 14, 1998; and

          (vii) Current Report on Form 8-K, dated May 15, 1998

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates) and any other information requested thereby as described above under "Available Information". Written or oral requests should be directed to the Company's principal executive office at: Coltec Industries Inc, 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina 28217,
Attention: Corporate Secretary (telephone (704) 423-7000).

                                  RISK FACTORS

     Prospective purchasers of the securities offered hereby should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following factors. In addition because holders of Convertible Preferred Securities may receive Convertible Junior Subordinated Debentures upon liquidation of the Trust, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Junior Subordinated Debentures and should carefully review all the information regarding the Convertible Junior Subordinated Debentures contained herein. See "Description of the Convertible Junior Subordinated Debentures".

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere in this Prospectus regarding industry prospects, the Company's prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations (the "Cautionary Statements") are disclosed in this Prospectus, including, without limitation, those factors described below. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

FACTORS RELATING TO THE COMPANY AND ITS BUSINESS

  SUBSTANTIAL LEVERAGE; SHAREHOLDERS' DEFICIT

     As of March 29, 1998 and December 31, 1997, Coltec's total indebtedness was $860.0 million and $759.4 million, respectively. At such dates, Coltec had total assets of $1,076.1 million and $933.0 million, respectively, and a shareholders' deficit of $335.2 million and $359.2 million, respectively. As of March 29, 1998 and December 31, 1997, after giving effect to the Offerings (as defined herein) and the use of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, Coltec's indebtedness would have been $724.5 million and $623.9 million, respectively, and Coltec also would have had outstanding $150 million of company-obligated mandatorily redeemable Convertible Preferred Securities.

     The degree to which Coltec is leveraged could have important consequences to the holders of the Convertible Preferred Securities offered hereby. Coltec's substantial indebtedness could materially adversely limit its capacity to respond to changing business and economic conditions. Insofar as changing business and economic conditions may affect the financial condition and financing requirements of Coltec, they could impose significant risks to the holders of the securities offered hereby. Furthermore, the ability of Coltec to satisfy its obligations and to service, repay or refinance its debt and of the Trust to satisfy its obligations will be dependent upon the future performance of Coltec, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of Coltec, affecting the business and operations of Coltec.

  RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Amended Credit Agreement imposes significant operating and financial restrictions on Coltec. Such restrictions affect, and in many respects significantly limit or prohibit, among other things, the ability of Coltec to incur additional indebtedness, create liens, sell assets, engage in mergers and acquisitions, make certain capital expenditures or pay dividends. These restrictions, in combination with the highly leveraged nature of Coltec, could limit the ability of Coltec to effect future financings and otherwise limit future business activities, which, in each case could have a material adverse effect on Coltec. See "Description of Other Indebtedness".

  CYCLICAL BUSINESS; FIXED PRICE CONTRACTS

     The Aerospace, Industrial and other business sectors to which Coltec sells its products are, to varying degrees, cyclical and have historically experienced periodic downturns, which often have had a negative effect on demand for Coltec's products. Prior downturns have resulted in negative effects on Coltec's net sales, gross margin and net income. Although Coltec believes that, by concentrating on products with strong aftermarket demand, it has reduced its exposure to such business downturns, any future material weakness in demand in any of these industries could have a material adverse effect on the financial condition and results of operations of Coltec. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". Additionally, many of Coltec's competitors have substantially greater financial resources than Coltec and may be better able to withstand the effects of such periodic downturns.

     Certain of the contracts under which Coltec is a supplier, including those with commercial aviation manufacturers and the United States government, contain provisions allowing for early termination, including termination due to lack of congressional appropriation or for convenience. In addition, substantially all of Coltec's government contracts are fixed-price contracts under which Coltec agrees to perform the work for a fixed price and, accordingly, realizes all the benefit or detriment occasioned by decreased or increased costs of performing the contracts. From time to time, Coltec accepts fixed-price contracts for products that have not been previously developed. In such cases, Coltec is subject to the risk of delays and cost overruns. See "Business -- Contract Risks".

  ASBESTOS LITIGATION

     The historical business operations of Coltec have resulted in a substantial volume of asbestos litigation, in which plaintiffs have alleged personal injury or death as a result of exposure to asbestos fibers in a number of products which were manufactured or distributed by two of the Company's subsidiaries. While the Company believes that several factors, including agreed-upon funding agreements with its insurance carriers will provide resources sufficient to meet the vast majority of the currently anticipated costs and expenses associated with this litigation, the large volume of current and potential future asbestos claims, the depletion of insurance coverage of a small non-operating subsidiary, the payment of some non-insured litigation costs and the unavailability of insurance for claims alleging first exposure to asbestos after July 1, 1984 may result in liabilities to the Company in the future that could have a material adverse effect on the Company's business, financial condition and results of operations. See "Potential Exposure to Environmental Liabilities" below and "Business -- Legal Proceedings Asbestos Litigation".

  POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

     Coltec is subject to various federal, state and local environmental laws, ordinances and regulations, including those governing discharges of pollutants into the air and water, the storage, handling and disposal of solid wastes, hazardous wastes and hazardous substances and the health and safety of employees ("Environmental Laws"). Violations of Environmental Laws could result in liability for government penalties, claims by third parties for personal injury and property damage, costs of investigation and remediation of contamination and the cost of natural resource damage. Agencies responsible for enforcing Environmental Laws have authority to impose significant civil or criminal penalties for non-compliance. Coltec believes it is currently in material compliance with all applicable requirements of Environmental Laws, but there can be no assurance that some future non-compliance will not result in the imposition of significant liabilities.

     Future events, such as new information concerning past releases of hazardous substances, changes in existing Environmental Laws or their interpretation, and more rigorous enforcement by regulatory authorities, may give rise to additional expenditures, compliance requirements or liabilities that could have a material adverse effect on the business, financial condition and results of the operations of Coltec. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Environmental Matters" and "Business -- Environmental Matters".

FACTORS RELATING TO THE CONVERTIBLE PREFERRED SECURITIES

  RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The obligations of Coltec under the Guarantee issued by Coltec for the benefit of the holders of Convertible Preferred Securities and under the Convertible Junior Subordinated Debentures are general unsecured obligations of Coltec which are subordinate and junior in right of payment, to the extent and in the manner set forth in the Guarantee and the Indenture, to all Senior Debt of Coltec. At March 29, 1998 and December 31, 1997, the aggregate outstanding Senior Debt of Coltec was $860 million and $759.4 million, respectively (or $724.5 million and $623.9 million, respectively, of Senior Debt after giving pro forma effect to the Offerings and the use of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement). There are no terms of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Guarantee that limit Coltec's ability to incur additional unsecured or secured indebtedness or liabilities, including indebtedness or liabilities that would rank senior to the Convertible Junior Subordinated Debentures and the Guarantee. See "Description of the
Guarantee -- Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures -- Subordination".

     The ability of the Issuer to pay amounts due on the Convertible Preferred Securities is wholly dependent upon the Company's making payments on the Convertible Junior Subordinated Debentures as and when required.

  OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     Provided that no "Event of Default" (as defined in the Indenture) has occurred and is continuing with respect to the Convertible Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures accruing at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period; provided that no Deferral Period may extend beyond the stated maturity date of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Period". As a consequence of any such deferral, quarterly Distributions on the Convertible Preferred Securities by the Issuer would be deferred (and the amount of Distributions to which holders of the Convertible Preferred Securities are entitled would accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions to the date of payment) during any such Deferral Period. During any such Deferral Period, the Company may not, with certain exceptions, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common stock and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid,
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that then rank pari passu in all respects with or junior in interest to the Convertible Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities -- Distributions". A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further defer the payment of interest; provided, that no Deferral Period may exceed 20 consecutive quarters or extend beyond the stated maturity date of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period subject to the above conditions. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of the Convertible Preferred Securities -- Distributions" and "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

     Because the Company believes that the likelihood of its exercising its option to defer payments of interest is remote, it will treat the Convertible Junior Subordinated Debentures as issued without "original issue discount" ("OID") for United States Federal income tax purposes in accordance with applicable Treasury regulations. As a result, holders of Convertible Preferred Securities generally will include their allocable share of the interest on the Convertible Junior Subordinated Debentures in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under applicable Treasury regulations, however, if the Company were to exercise its right to defer payments of interest, the Convertible Junior Subordinated Debentures would be treated as reissued for OID purposes with OID in an amount equal to the remaining interest payments thereon and would remain OID instruments for as long as the Convertible Junior Subordinated Debentures remained outstanding. Consequently, for United States Federal income tax purposes, holders of the related Convertible Preferred Securities would be required to include their pro rata share of OID in gross income as it accrues in advance of the receipt of cash attributable to such interest income. Such holders would not receive the cash related to such income if they dispose of the Convertible Preferred Securities prior to the record date for payment of distributions thereafter. See "United States Taxation -- Interest and Original Issue Discount" and "-- Sales of Convertible Preferred Securities".

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be adversely affected. A holder that disposes of its Convertible Preferred Securities during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities until the end of such Deferral Period. In addition, as a result of the existence of the Company's right to defer interest payments on the Convertible Junior Subordinated Debentures, the market price of the Convertible Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues, that are not subject to such deferrals.

  TAX EVENT REDEMPTION OR DISTRIBUTION OR INVESTMENT COMPANY EVENT DISTRIBUTION

     Upon the occurrence of a Tax Event (except in certain limited circumstances) or Investment Company Event, the Company will cause the Issuer Trustees to liquidate the Issuer and cause Convertible Junior Subordinated Debentures to be distributed pro rata to the holders of the Convertible Preferred Securities. In certain limited circumstances upon the occurrence of a Tax Event, the Company will have the right to redeem the Convertible Junior Subordinated Debentures, in whole, but not in part, for the principal amount thereof plus accrued and unpaid interest thereon, in lieu of a distribution of the Convertible Junior Subordinated Debentures, in which event the Convertible Preferred Securities will be redeemed in whole at the liquidation preference of $50 per Convertible Preferred Security plus accrued and unpaid Distributions. In the case of a Tax Event, the Company may also elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Sums on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated
Debentures -- Additional Sums".

     Under current United States Federal income tax law, a distribution of the Convertible Junior Subordinated Debentures would not be a taxable event to holders of the Convertible Preferred Securities. However, if a Tax Event results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities. See "United States Taxation -- Receipt of Convertible Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer".

  EXCHANGE OF CONVERTIBLE PREFERRED SECURITIES FOR CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The holders of all of the outstanding Common Securities have the right at any time to liquidate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law, to cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities and Common Securities in liquidation of the Issuer.

     Under current United States Federal income tax law and interpretations and assuming, as expected, that the Issuer will not be classified as an association taxable as a corporation, a distribution of Convertible Junior Subordinated Debentures upon a liquidation of the Issuer would not be a taxable event to holders of Convertible Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer to be subject to United States Federal income tax with respect to income received or accrued on the Convertible Junior Subordinated Debentures, a distribution of Convertible Junior Subordinated Debentures by the Issuer could be a taxable event to the Issuer and the holders of Convertible Preferred Securities. See "United States Taxation -- Receipt of Convertible Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer".

  RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the Trust Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Trust Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, dissolution or liquidation of the Issuer (unless the Convertible Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Trust Securities on liquidation of the Issuer. The Company's obligations arising or accruing under the Guarantee will be general unsecured obligations and will be subordinated as described under "-- Ranking of Obligations Under the Guarantee and the Convertible Junior Subordinated Debentures".

     The holders of at least a majority in aggregate liquidation amount of the outstanding Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Convertible Junior Subordinated Debentures, the Issuer will lack funds for the payment of Distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Convertible Junior Subordinated Debentures on the payment date on which such payment is due, then a holder of Convertible Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in the Direct Action. Except as described herein, holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Junior Subordinated Debentures or assert directly any other rights in respect of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures -- Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Convertible Preferred Securities" and "Description of Guarantee".

  LIMITED VOTING RIGHTS

     Holders of Convertible Preferred Securities will have limited voting rights relating generally to the modification of the Convertible Preferred Securities and the Guarantee and the exercise of the Issuer's rights as holder of Convertible Junior Subordinated Debentures. Holders of Convertible Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holders of all of the Common Securities may, subject to certain conditions, amend the Declaration without the consent of any holders of Convertible Preferred Securities, to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Declaration or to ensure that the Issuer will not be classified for United States Federal income tax purposes as an association subject to taxation as a corporation or will be classified as a grantor trust unless such action adversely affects in any material respect the interests of such holders. See "Description of the Convertible Preferred Securities -- Voting Rights; Amendment of the Declaration" and "-- Removal of Issuer Trustees; Appointment of Successors".

  ABSENCE OF PUBLIC MARKET

     There is no existing market for the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures) and there can be no assurance as to the liquidity of any markets that may develop for the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures), the ability of the holders to sell their Convertible Preferred Securities (or Convertible Junior Subordinated Debentures) or at what price holders of the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures) will be able to sell such securities. Future trading prices of the Convertible Preferred Securities (and the Convertible Junior Subordinated Debentures) will depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The initial purchasers of the Convertible Preferred Securities currently make a market in the Convertible Preferred Securities; however, the initial purchasers are not obligated to do so and any such market making activity will be subject to the limits imposed by applicable laws and may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the Convertible Preferred Securities on any exchange or stock market; however, the Convertible Preferred Securities are eligible for trading in PORTAL.

  VOLATILITY OF SHARE PRICE

     The trading price of the Company's shares may be affected by the factors noted above as well as prevailing economic and financial trends and conditions in the public securities markets. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant effect on the trading price of the Company's shares in any given period. Such shortfalls may result from events that are beyond the Company's immediate control and can be unpredictable. Further, factors such as announcements by the Company of quarterly variations in its financial results and changes in general market conditions, among other things, could cause the market price of the Common Stock to fluctuate significantly. In recent years, the stock market has experienced significant price and volume fluctuations.

                              COLTEC CAPITAL TRUST

     Coltec Capital Trust is a statutory business trust that was created under the Delaware Business Trust Act on April 8, 1998. The Trust's original declaration of trust was amended and restated in its entirety by Coltec, as Depositor, and the Administrative Trustees (as defined herein) (as so amended and restated, the "Declaration"), as of or prior to the date the Trust issues the Trust Securities representing undivided beneficial interests in the assets of the Trust and invests the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures. Coltec directly or indirectly owns Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Issuer. The Common Securities rank pari passu, and payment will be made thereon pro rata, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of a Debenture Event of Default, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The assets of the Trust consist principally of the Convertible Junior Subordinated Debentures, and payments under the Convertible Junior Subordinated Debentures will be the sole revenue of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of Issuer Trustees initially is five. Three of the Issuer Trustees (the "Administrative Trustees") are individuals who are employees or officers of or who are affiliated with Coltec. The fourth trustee is a financial institution that is unaffiliated with Coltec (the "Property Trustee"). The fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York will act as Property Trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York will also act as trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Debenture Trustee") (the Administrative Trustees collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). In certain circumstances, the holders of a majority of the Convertible Preferred Securities will be entitled to appoint one additional trustee (a "Special Trustee"), who need not be an officer or employee of or otherwise affiliated with Coltec. The Special Trustee will have the same rights, powers and privileges as the Administrative Trustees. See "Description of the Convertible Preferred Securities -- Voting Rights".

     The Property Trustee will hold title to the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities. Coltec will pay all fees and expenses related to the Trust and this offering. See "Description of the Convertible Junior Subordinated Debentures".

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities". The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration, the Indenture and the Guarantee each will be qualified under the Trust Indenture Act.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of Coltec. See "Business".

                                USE OF PROCEEDS

     The aggregate net proceeds to the Company from the original offering was $144.0 million, which was used to reduce indebtedness under the Amended Credit Agreement. The Selling Holders will receive all of the proceeds from the sale of the Securities. Neither Coltec nor the Trust will receive any proceeds from the sale of the Securities.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Common Stock is listed on the NYSE under the symbol "COT". The following table sets forth the high and low sales price per share of the Common Stock of the Company, as reported on the NYSE Composite Tape for the periods indicated:

                                                                    PRICE RANGE
                                                                --------------------
                                                                  HIGH        LOW
                                                                --------    --------
1996
First Quarter...............................................    $ 14.250    $ 10.875
Second Quarter..............................................      14.375      12.125
Third Quarter...............................................      16.125      12.875
Fourth Quarter..............................................      19.250      15.500
1997
First Quarter...............................................    $ 20.875    $ 18.125
Second Quarter..............................................      23.000      18.375
Third Quarter...............................................      23.938      19.500
Fourth Quarter..............................................      23.938      20.000
1998
First Quarter...............................................    $ 26.438    $ 21.750
Second Quarter..............................................    $ 25.438    $ 18.563
Third Quarter (through August 5, 1998)......................    $ 21.625    $ 16.375

     Coltec paid no dividends on its Common Stock in 1997 or 1996 and no dividends are expected to be paid in 1998. Payments of dividends by Coltec are restricted by the terms of the Amended Credit Agreement. See "Description of Other Indebtedness".

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of Coltec as of December 31, 1997 and as of March 29, 1998 on a historical basis, and as adjusted to give effect to the Offerings and the use of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, as if such transactions had occurred on December 31, 1997 and on March 29, 1998, respectively. The table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus and incorporated by reference herein. See "Selected Consolidated Financial and Other Data".

                                                 DECEMBER 31, 1997             MARCH 29, 1998
                                              ------------------------    ------------------------
                                               ACTUAL      AS ADJUSTED     ACTUAL      AS ADJUSTED
                                              ---------    -----------    ---------    -----------
                                                             (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................    $  14,693     $  14,693     $  21,075     $  21,075
                                              =========     =========     =========     =========
Current maturities of long-term debt......    $   1,811     $   1,811     $   4,184     $   4,184
Long-term debt (excluding current
  maturities):
  Amended Credit Agreement................      697,500       262,000       808,000       372,500
  Senior Notes due 2008...................           --       300,000            --       300,000
  Other debt due 1999-2010................       60,078        60,078        47,854        47,854
                                              ---------     ---------     ---------     ---------
     Total long-term debt.................      759,389       623,889       860,038       724,538
                                              ---------     ---------     ---------     ---------
Company-obligated mandatorily redeemable
  convertible preferred securities of
  Coltec Capital Trust....................           --       150,000            --       150,000
                                              ---------     ---------     ---------     ---------
Shareholders' equity:
  Preferred Stock, $.01 par value,
     2,500,000 shares authorized; no
     shares outstanding...................           --            --            --            --
  Common Stock, $.01 par value,
     100,000,000 shares authorized,
     70,517,363 shares issued at March 29,
     1998 and 70,501,948 shares issued at
     December 31, 1997 (excluding
     25,000,000 shares held by a wholly
     owned subsidiary)....................          705           705           705           705
Capital surplus...........................      642,828       642,828       641,815       641,815
Retained deficit..........................     (912,029)     (912,029)     (886,808)     (886,808)
Other equity..............................      (11,112)      (11,112)      (13,495)      (13,495)
Less cost of 4,542,000 shares at March 31,
  1998 and 4,666,406 shares at December
  31, 1997 of Common Stock in treasury....      (79,553)      (79,553)      (77,445)      (77,445)
                                              ---------     ---------     ---------     ---------
  Total shareholders' equity..............     (359,161)     (359,161)     (335,228)     (335,228)
                                              ---------     ---------     ---------     ---------
  Total capitalization....................    $ 400,228     $ 414,728     $ 524,810     $ 539,310
                                              =========     =========     =========     =========

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth selected consolidated financial and other data of Coltec for the five years ended December 31, 1997 and for the three months ended March 30, 1997 and March 29, 1998. The information should be read in conjunction with Coltec's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus and incorporated by reference herein. The statement of earnings data and other financial data for 1993, 1994 and 1995 have been restated to reflect the sale of the Company's automotive original equipment components business in 1996, which was accounted for as a discontinued operation. The selected consolidated financial and other data, with the exception of order backlog, at and for the years ended December 31, 1993 through 1997, were derived from the consolidated financial statements of Coltec which have been audited by Arthur Andersen LLP, independent public accountants. The selected consolidated financial and other data, with the exception of order backlog, at and for the three months ended March 30, 1997 and March 29, 1998 were derived from the unaudited consolidated financial statements of Coltec which are incorporated by reference herein.

                                                                                                             THREE MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,                 ---------------------
                                                     ----------------------------------------------------   MARCH 30,   MARCH 29,
                                                       1993       1994       1995       1996       1997       1997        1998
                                                     --------   --------   --------   --------   --------   ---------   ---------
                                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales..........................................  $1,061.4   $1,000.2   $1,099.6   $1,159.7   $1,314.9   $  309.2    $  374.4
Cost of goods sold.................................     703.9      648.3      744.2      811.1      898.3      211.7       260.1
                                                     --------   --------   --------   --------   --------   --------    --------
Gross profit.......................................     357.5      351.9      355.4      348.6      416.6       97.5       114.3
Selling and administrative.........................     183.8      186.7      186.4      191.0      218.8       52.6        61.0
Special charge(a)..................................      25.2         --       27.0         --         --         --          --
                                                     --------   --------   --------   --------   --------   --------    --------
Operating income(b)................................     148.5      165.2      142.0      157.6      197.8       44.9        53.3
Interest expense and other, net....................     110.2       89.5       89.9       74.9       54.0       12.4        15.1
Income taxes.......................................      13.7       27.2       17.6       28.1       48.9       11.0        13.0
                                                     --------   --------   --------   --------   --------   --------    --------
Earnings from continuing operations before
  extraordinary item(b)............................      24.6       48.5       34.5       54.6       94.9       21.5        25.2
Discontinued operations(c).........................      40.6       45.5       36.7       57.1         --         --          --
Extraordinary item(d)..............................     (17.8)      (1.5)       (.3)     (30.6)        --         --          --
                                                     --------   --------   --------   --------   --------   --------    --------
Net earnings.......................................  $   47.4   $   92.5   $   70.9   $   81.1   $   94.9   $   21.5    $   25.2
                                                     ========   ========   ========   ========   ========   ========    ========
Earnings (loss) per common share:(e)
  Before extraordinary item........................  $    .35   $    .70   $    .49   $    .79   $   1.42   $    .32    $    .38
  Discontinued operations..........................       .59        .65        .53        .82         --         --          --
  Extraordinary item...............................      (.26)      (.02)        --       (.44)        --         --          --
                                                     --------   --------   --------   --------   --------   --------    --------
Net earnings per share.............................  $    .68   $   1.33   $   1.02   $   1.17   $   1.42   $    .32    $    .38
                                                     ========   ========   ========   ========   ========   ========    ========
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital....................................  $  163.1   $  189.6   $  208.9   $  215.6   $  187.9   $  217.2    $  228.4
Total assets.......................................     796.5      847.5      894.5      849.5      933.0      851.9     1,076.1
Total debt.........................................   1,033.6      970.1      945.8      720.3      759.4      731.3       860.0
Shareholders' equity...............................    (625.5)    (525.6)    (453.8)    (417.0)    (359.2)    (413.7)     (335.2)
OTHER FINANCIAL DATA:
EBITDA(f)..........................................  $  197.5   $  207.3   $  184.1   $  193.6   $  236.2   $   53.4    $   65.7
Cash flows from operating activities...............     105.2       98.2       91.0       49.5       61.4       12.7        10.1
Cash flows from investing activities...............      (9.9)     (41.4)     (66.8)     284.6     (141.9)     (13.6)      (96.3)
Cash flows from financing activities...............     (96.7)     (58.4)     (24.5)    (323.0)      80.2       (6.4)       92.6
Capital expenditures...............................      38.6       38.2       42.5       44.6       81.2       13.6        15.0
Order backlog (at end of period)(g)................     598.6      594.2      657.1      678.3      875.6      805.9       968.2
Ratio of earnings to fixed charges(h)..............      1.3x       1.8x       1.6x       2.1x       3.5x       3.5x        3.4x
Ratio of EBITDA to interest expense(i).............      1.8x       2.3x       2.0x       2.6x       4.4x       4.3x        4.4x
Ratio of total debt to EBITDA(j)...................      5.2x       4.7x       5.1x       3.7x       3.2x      13.7x       13.1x

---------------
(a) In 1997, Coltec incurred a special charge of $10.0 million for the restructuring of its Industrial segment. In 1997, the remaining $10.0 million accrual for the 1995 special charge was reversed. In 1995, Coltec incurred a special charge of $27.0 million primarily in the Aerospace Segment to cover the costs of closing the Walbar compressor blade facility in Canada. The charge also covered selected workforce reductions throughout the Company. In 1993, Coltec incurred a special charge of $25.2 million to cover the cost of consolidation and rearrangement of certain manufacturing facilities and related workforce reductions primarily in the Aerospace segment.
(b) Operating income for 1996 included a charge of $14.2 million related to the bankruptcy of Fokker, a major aerospace customer of Coltec.
(c) See note 2 to the audited consolidated financial statements of Coltec included elsewhere in this Prospectus.
(d) See note 3 to the audited consolidated financial statements of Coltec included elsewhere in this Prospectus. Extraordinary charges relate to either early retirement of debt or debt refinancings.
(e) Represents diluted earnings per common share. See note 5 to the audited consolidated financial statements and note 3 to the unaudited interim consolidated financial statements of Coltec included elsewhere in this Prospectus. The Company's reported earnings per common share for 1996, 1995, 1994 and 1993 equaled diluted earnings per share as set forth in Statement of Financial Accounting Standards No. 128.
(f) "EBITDA" as used herein means earnings from continuing operations before extraordinary item plus interest expense, taxes, depreciation and amortization. EBITDA is presented because the Company believes that it is a widely accepted indicator of cash flow and a company's ability to incur and service indebtedness. However, EBITDA should not be considered as a measure of operating performance or as an alternative to, or more meaningful than, operating income, net income or cash flows from operations (as measured by U.S. generally accepted accounting principles) EBITDA as presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA for 1993 would have been $222.7 million excluding the special charge of $25.2 million described in note (a) above. EBITDA for 1995 would have been $211.1 million excluding the $27.0 million special charge described in note (a) above.
(g) Of the $875.6 million backlog at December 31, 1997, $267.2 million was scheduled to be shipped after 1998.
(h) For purposes of calculating the ratio of earnings to fixed charges, earnings are determined by adding fixed charges (excluding capitalized interest) and income taxes to earnings from continuing operations before extraordinary item. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of the interest factor.
(i) The ratio of EBITDA to interest expense for 1993 and 1995, based upon EBITDA of $222.7 million and $211.1 million, respectively, as described in note (f) above, would have been 2.0x and 2.3x, respectively.
(j) The ratio of total debt to EBITDA for 1993 and 1995, based upon EBITDA of $222.7 million and $211.1 million, respectively, as described in note (f) above, would have been 4.6x and 4.5x, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     In conjunction with the divestitures of the Company's automotive OEM components operations during 1996 (see note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus), the Company was realigned into two operating segments. The following are the major products in each industry segment:

     Aerospace: Menasco landing gear and flight control actuation systems; Walbar blades, vanes and discs for jet and other gas turbine engines; Chandler Evans fuel pumps and control systems; Delavan gas turbine products; Lewis Engineering cockpit instrumentation and sensors; AMI flight attendant seats.

     Industrial: Garlock seals, gaskets, packings, bearings, valves and tape; Quincy air compressors; Delavan spray nozzles; France compressor products; FM Engine large diesel and dual-fuel engines; Haber and Sterling dies; Ortman Fluid Power cylinders.

     In January 1998, Coltec acquired Marine & Petroleum Mfg., Inc.'s ("M&P") manufacturing facilities based in Texas for approximately $17.0 million and Tex-o-Lon and Repro-Lon for approximately $25.0 million. The M&P facilities produce flexible graphite and PTFE fluid sealing products used in the petrochemical business. Tex-o-Lon manufactures, machines and distributes PTFE products, primarily for the semiconductor industry. Repro-Lon reprocesses PTFE compounds for the chemical and semiconductor industries. These acquisitions were combined into one division, Coltec Specialty Products. See note 19 to the Company's audited consolidated financial statements included elsewhere in this Prospectus.

     In February 1998, Coltec purchased the Sealing Division of Groupe Carbone Lorraine which will be segregated into two divisions. Cefilac, based in Saint Etienne and Montbrison, France, produces seals, gaskets and packings, metal o-rings and spiral-wound gaskets used in the chemical, power and refining industries. Helicoflex, based in Columbia, South Carolina, produces metal o-rings and spring-loaded seals and metal c-rings. Helicoflex sealing products are specifically designed for equipment and processes exposed to high temperatures, cryogenic temperatures, high pressures, vacuum conditions, radioactive environments or corrosive applications. See note 19 to the Company's audited consolidated financial statements included elsewhere in this Prospectus.

     On May 15, 1998, the Company completed the previously-announced sale of the capital stock of its Holley Performance Products subsidiary ("Holley") to Kohlberg & Co., L.L.C., a private merchant banking firm located in Mount Kisco, New York, for $100 million in cash. The proceeds from this acquisition were applied toward reducing debt. For 1997, Holley had gross revenues and operating income of approximately $99.0 million and $8.0 million, respectively.

     The financial review that follows is based on continuing operations, excluding the impact of the 1996 discontinued operations discussed in note 2 to the audited consolidated financial statements of Coltec included elsewhere in this Prospectus, and Coltec's two operating segments, Aerospace and Industrial. The 1995 information has been restated to reflect the discontinued operations and Coltec's two realigned operating segments. Earnings per share information represents diluted earnings per common share (see note 5 to the audited consolidated financial statements and note 3 to the unaudited interim financial statements of Coltec included elsewhere in this Prospectus). The following discussion of operating results has been structured to provide an analysis from the perspective of Coltec as a whole, followed by a more detailed analysis for each operating segment.

INDUSTRY SEGMENT INFORMATION

     The following table shows financial information by industry segment for the five years ended December 31, 1997 and the three months ended March 30, 1997 and March 29, 1998.

                                                                                       THREE MONTHS ENDED
                                        YEARS ENDED DECEMBER 31,                     ----------------------
                        ---------------------------------------------------------    MARCH 30,    MARCH 29,
                          1993        1994        1995        1996        1997         1997         1998
                        --------    --------    --------    --------    ---------    ---------    ---------
                                                (DOLLARS IN MILLIONS)
Net sales:
  Aerospace...........  $  356.9    $  339.2    $  378.3    $  433.5    $   558.3    $   119.1    $  166.2
  Industrial..........     705.4       662.7       722.6       726.9        757.6        190.1       209.2
  Intersegment
    elimination(a)....       (.9)       (1.7)       (1.3)        (.7)        (1.0)          --        (1.0)
                        --------    --------    --------    --------    ---------    ---------    --------
    Total.............  $1,061.4    $1,000.2    $1,099.6    $1,159.7    $ 1,314.9    $   309.2    $  374.4
                        ========    ========    ========    ========    =========    =========    ========
Operating income:
  Aerospace...........  $   44.5(c) $   51.0    $   32.4(d) $   51.6(e) $    97.7(f) $    18.3    $   26.1
  Industrial..........     135.6(c)    145.4       146.6       147.1        139.8(f)      36.3        37.3
                        --------    --------    --------    --------    ---------    ---------    --------
  Total segments......     180.1       196.4       179.0       198.7        237.5         54.6        63.4
  Corporate
    unallocated(b)....     (31.6)      (31.2)      (37.0)(d)    (41.1)      (39.7)        (9.7)      (10.1)
                        --------    --------    --------    --------    ---------    ---------    --------
    Total.............  $  148.5(c) $  165.2    $  142.0(d) $  157.6(e) $   197.8(f) $    44.9    $   53.3
                        ========    ========    ========    ========    =========    =========    ========
Operating margin:
  Aerospace...........     12.5%       15.0%        8.6%       11.9%        17.5%         15.4%       15.7%
  Industrial..........      19.2        21.9        20.3        20.2         18.5         19.1        17.9
    Total.............     14.0%       16.5%       12.9%       13.6%        15.0%         14.5%       14.2%
Return on total
  assets:(g)
  Aerospace...........     12.7%       14.3%        8.3%       12.4%        22.3%         17.2%       19.0%
  Industrial..........      49.8        53.3        49.1        51.2         45.0         46.7        32.6
    Total.............     18.6%       19.5%       15.9%       18.5%        21.2%         21.1%       19.8%
Backlog:(h)
  Aerospace...........  $  475.1    $  445.7    $  538.0    $  560.7    $   734.3    $   674.2    $  804.9
  Industrial..........     124.0       148.5       119.5       117.8        142.0        132.6       163.3
  Intersegment
    elimination.......       (.5)         --         (.4)        (.2)         (.7)         (.9)         --
                        --------    --------    --------    --------    ---------    ---------    --------
    Total.............  $  598.6    $  594.2    $  657.1    $  678.3    $   875.6    $   805.9    $  968.2
                        ========    ========    ========    ========    =========    =========    ========

---------------

(a) Reflects elimination of intercompany sales between divisions in different segments.

(b) Represents corporate selling and administrative expense, including other income and expense, that is not allocable to individual industry segments.

(c) Operating income for 1993 included a special charge of $25.2 million as follows: $17.2 million in the Aerospace Segment and $8.0 million in the Industrial Segment. Excluding the special charge, operating income, operating margin and return on total assets for 1993 would have been $61.7 million, 17.3% and 17.6%, respectively, for Aerospace, and $143.6 million, 20.4% and 52.7%, respectively, for Industrial.

(d) Operating income for 1995 included a special charge of $27.0 million as follows: $23.4 million in the Aerospace Segment and $3.6 million in Corporate Unallocated. Excluding the special charge, operating income, operating margin and return on total assets for 1995 would have been $55.8 million, 14.7% and 13.4%, respectively, for Aerospace.

(e) Operating income for 1996 included a charge of $14.2 million related to the bankruptcy of a major aerospace customer (Fokker). Excluding this charge, operating income, operating margin and return on total assets for 1996 would have been $65.8 million, 15.2% and 18.1%, respectively, for Aerospace and $171.8 million, 15.9% and 22.0%, respectively, for the Company.

(f) Operating income for 1997 included a special charge of $10.0 million for the restructuring of its Industrial Segment. In 1997 the remaining $10.0 million accrual for the 1995 special charge related to the Aerospace Segment was reversed.

(g) Return on total assets is calculated for each segment by dividing annualized segment operating income by segment total assets at end of applicable period, and for total Company by dividing total Company annualized operating income by total assets at end of applicable period.

(h) Of the $875.6 million backlog at December 31, 1997, $267.2 million was scheduled to be shipped after 1998.

RESULTS OF OPERATIONS -- FIRST QUARTER 1998 COMPARED TO FIRST QUARTER 1997

  COMPANY REVIEW

     Net sales for the first quarter of 1998 increased 21.1% to $374.4 million from $309.2 million for the first quarter of 1997 primarily driven by increases in the Aerospace Segment. Gross profit increased to $114.3 million for the first quarter 1998 from $97.5 million in first quarter 1997. The gross profit margin decreased slightly to 30.5% in the first quarter 1998 from 31.5% in the first quarter 1997 as a result of slightly lower gross profit margins in the Industrial Segment. Selling and administrative expenses totaled $61.0 million, or 16.3% of sales, in first quarter 1998 compared to $52.6 million, or 17.0% of sales in first quarter 1997.

     Operating income increased to $53.3 million in first quarter 1998 from $44.9 million in the first quarter of 1997. Operating margin for first quarter 1998 was 14.2% compared to 14.5% for the first quarter 1997. The margin decrease related to a slight decrease in operating margin in the Industrial Segment.

     Interest expense increased to $15.1 million in the first quarter 1998 (interest expense in the first quarter of 1998 would have been $15.8 million after giving pro forma effect to the Offerings and use of the estimated net proceeds therefrom) from $12.4 million for the first quarter 1997. This increase was a result of increased outstanding amounts under the credit facility due to acquisitions discussed under "Liquidity and Capital Resources".

     The effective tax rate was 34% in the first quarter of 1998 and 1997.

     As a result of the foregoing, net earnings were $25.2 million in first quarter 1998, or $0.38 per share, compared to net earnings of $21.5 million, or $0.32 per share, in first quarter 1997.

  SEGMENT REVIEW -- AEROSPACE

     Sales in first quarter 1998 for the Aerospace Segment totaled $166.2 million increasing 39.5% from $119.1 million in the first quarter 1997. At Menasco, which represented approximately 50% of this increase, sales increased significantly due to rising commercial aircraft production as well as improved military sales. Menasco deliveries of main landing gear systems for the Boeing 737 increased from 33 shipsets in first quarter 1997 to 69 shipsets in first quarter 1998, while military sales benefited primarily from higher shipset deliveries for the F-15 and F-16 programs. At Walbar, a sales increase of approximately $10.0 million was primarily due to increased customer demand and expanding product lines. Aerospace Segment sales were also favorably impacted by the acquisition of AMI Industries Inc. ("AMI") in July 1997.

     Operating income for the Aerospace Segment increased to $26.1 million in first quarter 1998 from $18.3 million in first quarter of 1997. Operating margin for the first quarter 1998 was 15.7% compared to 15.4% for the first quarter 1997. At Menasco's Aerospace Division, operating margin was impacted by a favorable mix of landing gear systems for certain commercial airline programs as well as improved manufacturing efficiencies due to higher production. Walbar also yielded improved manufacturing efficiencies as a result of its higher production levels. The increased margin was also driven by higher sales volumes and improved margins for the Segment's other businesses.

  SEGMENT REVIEW -- INDUSTRIAL

     Industrial sales increased to $209.1 million in first quarter 1998 from $190.1 million in first quarter 1997. The Stemco and Quincy Compressor Divisions experienced solid sales volume increases totaling approximately $4.0 million. Sales for Garlock Sealing Technologies increased by approximately $8.0 million primarily due to the acquisition of the sheet rubber and conveyor belt business of Dana Corporation's Boston Weatherhead division. Holley sales decreased by approximately $4.0 million due to curtailed orders by two major customers. Industrial sales increased by more than $10.0 million as a result of first quarter 1998 Industrial Segment acquisitions, Tex-o-Lon, and Repro-Lon and the Sealing Division of Group Carbone Lorraine.

     Operating income for the Industrial Segment increased slightly at $37.3 million in first quarter 1998 compared to $36.3 million in first quarter 1997. Operating income increased for Garlock Sealing Technologies and Quincy Compressor Divisions due to higher sales volumes. Operating results at Holley were approximately $1.0 million lower due to decreased sales volumes and an unfavorable mix of products sold. Excluding Holley, operating income in the Industrial Segment increased 6% on a 14% sales increase. On May 15, 1998 the Company completed its previously announced sale of Holley for $100 million. See "-- Overview". Operating margins were also negatively impacted by the Industrial Segment acquisitions although the acquisitions were immediately accretive.

  LIQUIDITY AND CAPITAL RESOURCES

     The Company generated $10.1 million of operating cash flows in first quarter 1998 compared with $12.7 million for the first quarter 1997. The lower operating cash flows in 1998 were primarily due to negative cash flow generated by working capital requirements primarily from the increase in accounts receivable. The change in assets and liabilities generated negative cash flow of $28.8 million in first quarter 1998 compared to negative cash flow of $1.7 million in first quarter 1997. This negative cash flow impact was offset by increased net earnings and decreased payments related to liabilities of discontinued operations and asbestos claims.

     The current ratio of current assets to current liabilities at March 29, 1998 was 1.91, increasing from 1.78 at December 31, 1997. Cash and cash equivalents increased to $21.1 million at March 29, 1998 from $14.7 million at December 31, 1997.

     In the first quarter of 1998 the Company invested $15.0 million in capital expenditures compared to $13.6 million during the same prior year period. Debt increased by $100.6 million at March 29, 1998 compared to December 31, 1997 through additional borrowings under the Company's revolving credit facility primarily for first quarter 1998 acquisitions.

     In January 1998, the Company acquired certain M&P manufacturing facilities based in Texas for approximately $17.0 million. Combined annual sales for these facilities are expected to approximate $18.0 million. The Company also acquired Tex-o-Lon and Repro-Lon for approximately $25.0 million. These two Texas businesses have combined annual sales of $15.0 million. The acquisitions were accounted for as purchases; accordingly, the purchase prices, which were financed through available cash resources, were allocated to the acquired assets based upon their fair market values. See "-- Overview".

     In February 1998, the Company purchased the Sealing Division of Groupe Carbone Lorraine for $45.6 million. Sales for this division in 1998 are expected to approximate $38.0 million. This acquisition was accounted for as a purchase and the purchase price, also financed through available cash resources, was allocated to the acquired assets based upon their fair market values. See
"-- Overview".

RESULTS OF OPERATIONS -- 1997 COMPARED TO 1996

  COMPANY REVIEW

     Net sales for 1997 increased 12.9% to $1.31 billion from $1.16 billion in 1996 primarily driven by increases in the Aerospace Segment. Gross profit increased to $416.6 million in 1997 from $348.6 million in 1996. The gross profit margin increase in 1997 to 31.7% from 30.1% in 1996 primarily resulted from the 1996 bankruptcy of a major aerospace customer (Fokker). Selling and administrative expenses totaled $218.8 million, or 16.6%, of sales in 1997 compared to $191.0 million, or 16.5%, of sales (15.9% excluding the Fokker impact) in 1996. The increase resulted from costs associated with expanding Coltec's businesses, both domestically and internationally.

     Operating income amounted to $197.8 million in 1997 compared to $157.6 million for 1996. The 1996 amount includes the effect of the $14.2 million charge related to the bankruptcy of Fokker. Operating margin for 1997 was 15.0% and was 13.6% (14.8% excluding the effect of the charge related to Fokker) for 1996.

     Interest expense decreased 27.8% from $74.9 million in 1996 to $54.0 million in 1997 (interest expense in 1997 would have been $54.7 million after giving pro forma effect to the Offerings and the use of the estimated net proceeds therefrom), a result of lower interest rates primarily from refinancing high-cost, fixed-rate debt with lower-cost, variable-rate bank debt, and a full year impact of applying a substantial portion of the proceeds from the 1996 second quarter sale of Coltec's automotive original equipment ("OE") components operations to debt reduction.

     The effective tax rate was 34.0% in 1997 and 1996.

     The 1996 results of discontinued operations reflect the aforementioned 1996 second quarter sale of the automotive OE components operations as well as the 1996 fourth quarter sale of Farnam Sealing Systems. Note 2 to the Company's audited consolidated financial statements describes these transactions.

     The 1996 extraordinary charge of $30.6 million relates to the refinancing of high-cost, fixed-rate debt with lower-cost, variable-rate bank debt. In January and December 1996, Coltec redeemed $605.8 million of such high-cost debt.

     Net earnings and earnings from continuing operations were $94.9 million, or $1.42 per share, in 1997 while 1996 net earnings amounted to $81.1 million, or $1.17 per share, with earnings from continuing operations for 1996 of $54.6 million, or $0.79 per share. The 1996 charge related to Fokker impacted earnings by $0.13 per share. The reduction in interest expense increased earnings by $0.20 per share in 1997.

  SEGMENT REVIEW -- AEROSPACE

     Sales in 1997 for the Aerospace Segment aggregated $558.3 million, a 28.8% increase over 1996 sales of $433.5 million. At Menasco, which represented approximately 50% of this increase, sales increased due to rising commercial aircraft production as well as improved military sales. Menasco deliveries of main landing gear systems for the Boeing 737 increased to 196 shipsets in 1997 from 72 shipsets in 1996, while military sales benefited primarily from higher shipset deliveries for the F-15 and F-16 programs (151 shipsets in 1997 versus 83 shipsets in 1996). At Chandler Evans, higher sales were primarily due to increased sales of spare parts while original equipment sales also improved. Aerospace Segment sales were favorably impacted by the acquisition of AMI in July 1997 (see note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus). Sales in 1997 for the other aerospace businesses increased due to increased sales volumes resulting from the continued strengthening of the commercial aircraft market and regional airlines.

     Operating income for the Aerospace Segment increased 48.5% to $97.7 million in 1997, before the reversal of $10.0 million of the 1995 special charge which primarily related to the closing of the Walbar compressor blade facility in Canada. In 1995, the special charge included amounts for contractual obligations with customers which the Company could not fulfill upon the closing of the facility, and related legal fees. These amounts were reversed during 1997 because the customers did not enforce the contracts. Operating income was $65.8 million in 1996, excluding the 1996 charge for the Fokker bankruptcy. The Segment's operating margin for 1997 was 17.3% (15.7% excluding the special charge reversal) versus 15.2% in 1996 excluding the Fokker bankruptcy charge. At the Menasco Aerospace division, operating margin was impacted by improved manufacturing efficiencies due to higher production. Chandler Evans realized higher margins due to higher after-market sales and selling price increases for certain products. The increase was also driven by higher sales volumes and improved margins for the other engine components businesses.

  SEGMENT REVIEW -- INDUSTRIAL

     Industrial Segment sales increased to $757.6 million in 1997 from $726.9 million in 1996. During 1997, Quincy Compressor and Fairbanks Morse Engine ("FM Engine") divisions had significant sales volume increases. The FM Engine increase was due to increased orders and the recovery from a ten-week strike in 1996. Garlock Sealing Technologies ("Garlock") also experienced sales increases in part as a result of Coltec's acquisition of the sheet rubber and conveyor belt business from Dana Corporation's Boston Weatherhead division (see note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus). The above increases, totaling approximately $35.0 million, were partially offset by lower sales volumes of $8.6 million at Holley.

     Operating income for the Industrial Segment was $139.8 million ($149.8 million excluding the special charge of $10.0 million for restructuring costs in the Industrial Segment; see note 4 to the Company's audited consolidated financial statements included elsewhere in this Prospectus) in 1997 compared to $147.1 million in 1996. The Segment's operating margin for 1997 was 18.5% (19.8% before the $10.0 million special charge) compared to 20.2% in 1996. Operating income increased for Quincy Compressor and FM Engine by approximately $10.0 million due to the higher sales volumes as mentioned above while Garlock's income was impacted by approximately $2.0 million of increased costs related to international initiatives. Holley's operating income was $4.7 million lower primarily as a result of decreased sales volumes.

RESULTS OF OPERATIONS -- 1996 COMPARED TO 1995

  COMPANY REVIEW

     Net sales for 1996 increased 5.5% to $1.16 billion from $1.10 billion in 1995 primarily due to increases in the Aerospace Segment. Gross profit decreased to $348.6 million in 1996 from $355.4 million in 1995. The gross profit decline in 1996 to 30.1% from 32.3% in 1995 stemmed from the impact of the bankruptcy of a major aerospace customer (Fokker), increased spending related to asbestos (see note 16 to the Company's consolidated financial statements included elsewhere in this Prospectus) and higher other manufacturing costs. Selling and administrative expenses totaled $191.0 million, or 16.5% of sales (15.9% excluding the Fokker impact), in 1996 compared to $186.4 million, or 17.0% of sales, in 1995.

     Operating income amounted to $157.6 million in 1996 compared to $142.0 million for 1995. These amounts include the effect of the $14.2 million charge in 1996 related to the bankruptcy of Fokker and the 1995 special charge of $27.0 million. Operating margin for 1996 was 13.6% (14.8% excluding the effect of the charge related to Fokker) and 1995 was 12.9% (15.4% excluding the special charge). The operating margin decrease to 14.8% from 15.4% related to the same reasons as those explaining the decrease in overall gross profit margin (excluding Fokker).

     Interest expense decreased 16.7% from $89.9 million in 1995 to $74.9 million in 1996, a direct result of applying a substantial portion of the proceeds from the second quarter sale of the Company's automotive OE components operations to debt reduction. The Company also benefited from the January 1996 redemption of $46.4 million of 11 1/4% debentures which was funded with lower-cost, variable-rate bank debt.

     The effective tax rate was 34.0% in 1996 and 33.8% in 1995.

     The results of discontinued operations reflect the aforementioned second quarter sale of the automotive OE components operations as well as the fourth quarter sale of Farnam Sealing Systems. Note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus describes these transactions.

     The 1996 extraordinary charge of $30.6 million relates to the refinancing of high-cost, fixed-rate debt with lower-cost, variable-rate bank debt. In January and December 1996, the Company redeemed $605.8 million of such high-cost debt.

     As a result of the foregoing, net earnings were $81.1 million, or $1.17 per share, in 1996 while 1995 net earnings amounted to $70.9 million, or $1.02 per share. Earnings from continuing operations in 1996 were $54.6 million, or $0.79 per share, compared to 1995 earnings from continuing operations of $34.5 million, or $0.49 per share. The 1996 charge related to Fokker impacted earnings by $0.13 per share while the 1995 special charge affected earnings by $0.25 per share. The aforementioned reduction in interest expense increased earnings by $0.14 per share in 1996.

  SEGMENT REVIEW -- AEROSPACE

     Sales in 1996 for the Aerospace Segment aggregated $433.5 million, a 14.6% increase over 1995 sales of $378.3 million. At Menasco, deliveries doubled in 1996 (41 versus 20) for shipsets of landing gear systems for the Boeing 777 while shipset deliveries for the McDonnell Douglas MD-80 increased more than 50%. These increases more than offset the lost business for the F-70 and F-100 programs due to the bankruptcy of Fokker, resulting in a net increase in Menasco sales of approximately $12.0 million. Sales for Walbar increased by greater than $30.0 million due to a change in the billing practices for consigned inventory at its Arizona facility although profitability levels were not affected. Sales in 1996 for the other aerospace businesses increased due to higher sales volumes resulting from the continued strength of the commercial and regional airline markets, as well as higher selling prices for certain products and new product sales.

     Operating income for the Aerospace Segment increased 18.0% to $65.8 million in 1996 from $55.8 million in 1995, excluding the 1996 charge for the Fokker bankruptcy and the 1995 special charge. Excluding such charges, the Segment's operating margin for 1996 was 15.2% versus 14.7% in 1995. Contributing to this increase were the significant improvement in 1996 operating results of Walbar's Canadian operations due to the closing of the compressor blade facility, as well as higher margins which were achieved at its turbine blade business, yielding an increase in operating income at Walbar of $7.7 million. The increase was also driven by higher sales volumes and improved margins for the other engine components businesses. At Menasco, operating results were flat compared to 1995 with the improvement from the Boeing 777 and MD-80 programs offsetting the loss of the Fokker business. Menasco was also impacted by a less favorable mix of landing gear systems for certain commercial airline programs.

  SEGMENT REVIEW -- INDUSTRIAL

     Industrial Segment sales increased slightly to $726.9 million in 1996 from $722.6 million in 1995. During 1996, Garlock realized the full year benefit of its December 1995 acquisition of certain assets of Furon Company's metallic gasket business. Garlock's sales were also favorably impacted by continued volume increases for KLOZURE oil seals, cut gaskets and GYLON gasketing products for a total increase of $18.0 million. Moderate sales increases were registered by the Holley and France Compressor Products ("France Compressor") divisions. FM Engine sales were unfavorably affected by approximately $12.0 million from lower shipments of commercial, government and Alco engines due to the effects of a ten week strike. The Stemco division also experienced a downturn in sales due to lower trailer production levels.

     Operating income for the Industrial Segment was essentially unchanged at $147.1 million in 1996 compared to $146.6 million in 1995. The Segment's operating margin for 1996 was 20.2% compared to 20.3% in 1995. Operating income increased by a total of $6.3 million for Garlock, Holley and France Compressor primarily due to higher sales volumes. The negative impact of the strike at FM Engine of approximately $6.0 million was offset by the gain on the sale of Stemco's truck exhaust business (see note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus).

LIQUIDITY AND CAPITAL RESOURCES

  CASH FLOWS

     The Company generated cash from operations of $61.4 million in 1997 compared to $49.5 million in 1996. The increase in operating cash flows stemmed from the increase in net earnings. The increase in inventory in response to the ramp-up for certain aircraft was offset by the increase in accounts payable. Working capital at December 31, 1997 of $187.9 million was $27.7 million lower than year-end 1996 as a result of the sale of $82.5 million of trade accounts receivable (see note 6 to the Company's audited consolidated financial statements included elsewhere in this Prospectus) partially offset by a $12.5 million increase of accounts receivable prior to sale and a $52.5 million increase of inventories. The 1997 ratio of current assets to current liabilities was 1.78 compared to 1.95 in 1996. Cash and cash equivalents decreased to $14.7 million in 1997 from $15.0 million in 1996.

     Net cash used in investing activities in 1997 included $81.2 million of capital expenditures and $60.7 million for business acquisitions (see note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus). Net cash provided by investing activities of $284.6 million in 1996 consisted of proceeds from divestitures amounting to $329.1 million (see note 2 to the Company's audited consolidated financial statements included elsewhere in this Prospectus) with capital expenditures totaling $44.6 million in 1996.

     Financing activities in 1997 generated $80.2 million primarily from the $82.5 million proceeds from sale of accounts receivable (see note 6 to the Company's audited consolidated financial statements included elsewhere in this Prospectus). The purchase of $42.7 million of treasury stock was offset by a $39.5 million net increase in the Company's revolving facility. Financing activities in 1996 used cash of $323.0 million. A substantial portion of the proceeds from the 1996 second quarter sale of the Company's automotive OE components operations was applied to debt reduction. During 1996, Coltec refinanced $617.0 million of high-cost, fixed-rate debt with lower-cost, variable-rate bank debt. Coltec also purchased treasury stock with a cost of $46.4 million in 1996.

  CAPITAL EXPENDITURES

     Capital expenditures increased to $81.2 million in 1997 from $44.6 million in 1996 and $42.5 million in 1995, as Coltec continued to invest in capital improvements to increase efficiency, reduce costs, pursue new opportunities, expand production capacity and improve facilities. The level of capital expenditures has and will vary from year to year, affected by the timing of capital spending for production equipment for new products, periodic plant and facility expansion, and cost reduction and labor efficiency programs. Capital expenditures during 1997 included amounts for the construction of and equipment purchases for significant production expansions at Menasco's original equipment facilities. Coltec estimates capital expenditures for 1998 to approximate $60.0 million, including amounts for equipment purchases related to capacity expansions and upgrades.

  ENVIRONMENTAL MATTERS

     Coltec's policy is to accrue environmental remediation costs when it is both probable that a liability was incurred and the amount can be reasonably estimated. Coltec currently estimates its future non-capital expenditures related to environmental matters to range between $27.0 million and $50.0 million. Investigations have been completed for approximately 17 sites and continuing investigations are being done at approximately 11 sites. Accruals are provided for all sites based on the factors discussed above. As remediation plans are written and implemented, estimated costs become more fact-based and less judgment-based. In connection with these environmental expenditures, Coltec had accrued $31.7 million at December 31, 1997 representing management's best estimate of probable non-capital expenditures. These non-capital expenditures are estimated to be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5.0 million may be required during the next two years related to environmental matters. Although Coltec is pursuing insurance recovery in connection with certain of these matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matter. During 1997, costs associated with environmental remediation and ongoing assessment were not significant. See "Risk
Factors -- Potential Exposure to Environmental Liabilities" and
"Business -- Environmental Matters".

  ASBESTOS LITIGATION

     The Company and certain of its subsidiaries are defendants in various lawsuits involving asbestos-containing products. See "Risk Factors -- Potential Exposure to Environmental Liabilities", "Business -- Legal
Proceedings -- Asbestos Litigation" and note 16 to the audited consolidated financial statements and note 4 to the unaudited interim consolidated financial statements of the Company included elsewhere in this Prospectus. Based on the factors discussed in such sections and notes as well as the experience of the Company's subsidiaries and other defendants in asbestos litigation, the likely sharing of judgments among multiple responsible defendants, and the substantial amount of insurance coverage that the Company expects to be available from its solvent carriers, the Company believes that pending and reasonably anticipated future actions are not likely to have a material effect on the Company's results of operations and financial condition.

  OTHER COMMITMENTS

     Liabilities of discontinued operations at December 31, 1997 of $159.9 million relate to contingent contractual obligations, reserves for postretirement benefits and other future estimated costs for various discontinued operations. The Company expects future cash payments will extend at least over the next five to ten years.

     Consistent with industry practice, the Company uses the program method of accounting for long-term commercial jet aircraft programs. The program method of accounting involves the use of various estimates related to total program revenues and costs. These estimates involve various assumptions and projections relative to the outcome of future events, including the quantity and timing of shipset deliveries. Also included are assumptions relative to future labor performances and rates, and projections relative to material and overhead costs. These assumptions involve various levels of expected performance improvements. The Company reevaluates its estimates periodically and reflects changes in estimates in current operations.

     As is the case with most other companies, the Company recognizes the need to ensure its operations will not be adversely impacted by the Year 2000 date transition and is faced with the task of addressing related issues. The Company is evaluating whether the effect of the Year 2000 transition issues resulting from relationships with customers, suppliers and other constituents will have an impact on the Company's results of operations or financial condition. At December 31, 1997, the Company estimates that expenditures over the next two years for the cost of modifying its existing software for the Year 2000 date transition will have an immaterial impact on consolidated operating results.

  FINANCIAL RESOURCES

     At December 31, 1997, total debt was $759.4 million compared with $720.3 million at year-end 1996. In December 1996, the Company amended the Amended Credit Agreement increasing the total commitment to $850.0 million from $465.0 million and extending the maturity date to December 15, 2001. The additional commitment was used to redeem substantially all of the Company's outstanding high-cost, fixed-rate debt. The Amended Credit Agreement also provides for a maximum issuance of $125.0 million for letters of credit and reductions in the total commitment of $75.0 million and $100 million at December 15, 1999 and 2000, respectively. In December 1997, the Company amended the Amended Credit Agreement to establish an $80.0 million sublimit for Canadian borrowings under the existing facility. At December 31, 1997, $697.5 million of borrowings and $40.1 million of letters of credit were outstanding under the Amended Credit Agreement, leaving availability of $112.4 million. In February 1998, the Company amended the Amended Credit Agreement to increase the commitment thereunder from $850 million to $900 million.

     Concurrently with the TIDES Offering, Coltec issued and sold (the "Senior Notes Offering", and together with the TIDES Offering, the "Offerings") $300 million principal amount of senior notes due 2008 (the "Senior Notes"). The Senior Notes are senior obligations of Coltec ranking pari passu in right of payment with all existing and future Senior Debt (as defined in the indenture relating to the Senior Notes) of Coltec and senior to the Convertible Junior Subordinated Debentures and the Guarantee. The Senior Notes are guaranteed and secured equally and ratably with loans by the lenders under the Company's amended and restated credit agreement, as amended as of April 16, 1998 (the "Amended Credit Agreement"). The indenture under which the Senior Notes were issued contains covenants that restrict the Company's ability to incur certain liens, engage in certain sale-leaseback transactions and merge, consolidate or sell its assets as, or substantially as, an entirety.

     In connection with the Offerings, the Amended Credit Agreement was further amended, among other things, to permit the TIDES Offering and the Senior Notes Offering, to provide that the Senior Notes would be secured equally and ratably with the lenders under the Amended Credit Agreement and to provide that the total commitment thereunder would be reduced by two-thirds of the gross proceeds to the Company from the Offerings in lieu of the $75.0 million and $100.0 million reduction described above. On a pro forma basis after giving effect to such amendment and the completion of the Offerings, as of March 29, 1998 and December 31, 1997, the Company would have had $372.5 million and $262.0 million, respectively, of borrowings and $30.9 million and $40.1 million, respectively, of letters of credit outstanding and $196.6 million and $297.9 million, respectively, available for borrowing under the Amended Credit Agreement. The Company believes that internally generated funds and borrowings available under the Amended Credit will be sufficient to meet its foreseeable working capital, capital expenditure and debt service requirements.

     During 1997, Coltec entered into interest rate swaps to reduce (hedge) the impact of interest rate changes for variable rate borrowings under its credit facility. The agreements include an aggregate notional amount of $405.0 million, fixed interest rates ranging from 5.78% to 6.40% and maturity dates ranging from April 1998 to October 2002. The Company's hedging activities had an immaterial impact on consolidated operating results for the year ended December 31, 1997.

                                    BUSINESS

     Coltec and its consolidated subsidiaries manufacture and sell a diversified range of highly engineered aerospace and industrial products primarily in the United States, Canada and Europe. Coltec's operations are conducted through its two principal segments -- Aerospace and Industrial. Through its Aerospace segment, which in 1997 accounted for approximately 42% of total Company sales and approximately 37% of total Company operating profit, Coltec is a leading manufacturer of landing gear systems, engine fuel controls, flight attendant and cockpit seats, turbine blades, fuel injectors, nozzles and related components for commercial and military aircraft. Through its Industrial segment, which in 1997 accounted for approximately 58% of total Company sales and approximately 63% of total Company operating profit, Coltec is a leading manufacturer of industrial seals, gaskets, packing products, self-lubricating bearings and oil seals and hubodometers for trucks and trailers and is a producer of technologically advanced spray nozzles for agricultural, home heating and industrial applications. Coltec also produces high-horsepower diesel engines for naval ships and diesel, gas and dual-fuel engines for electric power plants and produces air compressors and tooling for industrial applications.

     The Company derived approximately 50% of sales in 1997 from its aftermarket, or parts and services, business. Aftermarket sales tend to generate significantly higher margins and tend to be less affected by general economic cycles than the Company's sales of products to OEMs. In addition, management believes the Company is benefiting from several other industry trends which will help the Company achieve its growth and operating goals. These trends include strong growth in world airline fleets, preference by OEMs to source complex integrated systems rather than component parts, an increased preference to consolidate purchasing of consumable products from a single full line supplier and customer demand for integrated sales and service providers.

     In 1997, Coltec had sales and EBITDA (as defined herein) of $1,314.9 million and $236.2 million, an increase of 13.4% and 22.0%, respectively, from 1996. Year end 1997 backlog increased 29.1% to $875.6 million from $678.3 million at year end 1996. For the quarter ended March 29, 1998, Coltec had sales and EBITDA of $374.4 million and $65.7 million, respectively, an increase of 21.1% and 23.0%, respectively, from the first quarter of 1997. Backlog at the end of the first quarter of 1998 increased 10.6% to $968.2 million from $875.6 million at year-end 1997. Coltec's common stock is listed on the NYSE, and based on the closing price of $20 1/4 per share on July 14, 1998, the Company had a total equity market capitalization of approximately $1,338.5 million.

     Coltec is a Pennsylvania corporation with its principal executive offices located at 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina 28217. The telephone number of Coltec is (704) 423-7000.

BUSINESS STRATEGY

     The Company's strategy is to develop and maintain market leading positions and attractive margins for its products through technological innovation, cost efficiencies, product differentiation and superior quality and service. The Company emphasizes targeted development of highly engineered, value-added products designed to meet specific customer requirements. This emphasis enables the Company to maintain close, interactive relationships with major aircraft manufacturers as well as the Company's principal industrial customers and to develop new products in response to customer needs. Coltec views its superior customer responsiveness as one of its key competitive strengths. Successful introduction of new products, cost reductions, productivity improvements and selected divestitures have helped the Company maintain operating margins averaging more than 12.5% over the last five years.

     Through "Coltec 2000", the Company's three-year growth and operating plan, the Company has set specific growth and operating targets focused on achieving annual revenues of $2 billion by the year 2000 while maintaining the quality of earnings. The plan calls for substantial growth internally, complemented by strategic acquisitions which extend product offerings of the Company's existing businesses and leverage the Company's existing distribution network. The key elements of the plan are as follows:

     - Focus on Aftermarket -- For the year ended December 31, 1997, approximately 50% of the Company's sales were derived from the aftermarket. The Company's products sold in the aftermarket include industrial seals, hub systems and a variety of aftermarket parts used in the maintenance of engines, compressors, pumps and gas turbines. A broad and fragmented buyer base coupled with the critical nature of replacement parts generates sales with generally higher margins than sales to original equipment manufacturers. In addition, because the products are consumable in nature and are replaced over time, the aftermarket provides a stable source of income.

     - Develop New Products -- The Company believes that responsiveness to customer demands is a critical success factor in both its Aerospace and Industrial markets. As a result, the Company has undertaken a number of initiatives to reduce the time and cost of bringing new products to market and has established a long term objective of generating 50% of sales from products introduced within the prior five years. Recent new product and application introductions have included (i) landing gear systems for the Boeing 777, (ii) Power$ync II computerized controls for compressors, (iii) QuickSet(TM) 9001 packing systems and Tandem Seal(TM) industrial sealing products, (iv) the Raindrop Ultra agricultural spray nozzle, (v) new versions of FADEC electronic fuel controls for aircraft,
       (vi) fuel injectors for the Rolls-Royce RB211 which allowed the Company to enter the large jet engine market and (vii) the Company's Chandler Evans Control Systems Division's agreement to develop and utilize its advanced Variable Displacement Vane Pump technology in aircraft engine applications.

     - Focus on Globalization -- For the year ended December 31, 1997, approximately 10% of the Company's revenues were generated from outside of the United States and Canada. As part of its Coltec 2000 strategy, the Company seeks to grow its international operations, through a mix of internal growth and acquisitions. Given the global nature of many of the markets in which the Company competes, management believes that an increased global presence will lead to substantial operating efficiencies, as fixed development and operating costs can be amortized over a greater sales base. In terms of internal growth, the Company will emphasize the development and expansion of its international customer base, through the sale of products such as the fuel injectors to Rolls-Royce for the RB211 and the BMW aircraft engines. The Company has established sales and distribution capabilities in Asian and South American countries and will pursue international growth through complementary acquisitions such as its recent acquisition of Groupe Carbone Lorraine's sealing products business.

     - Total Systems Sourcing -- Management believes that many of the Company's largest customers, including Boeing, are placing increased emphasis on suppliers which are capable of providing integrated systems rather than component parts. The Company believes that its design and engineering competencies and cellular manufacturing processes provide a competitive advantage in the design and manufacture of integrated systems and are areas in which the Company will continue to invest. For example, in 1995 the Company supplied Boeing with non-integrated landing gear systems. However, in 1996 with the Boeing 737 and 757, Coltec began providing fully integrated landing gear which includes the installation of wheels, tires, brakes, hydraulics, electrical harnesses, lights and sensing systems on the base landing gear. In 1997, the Company began providing fully integrated landing gear for the Boeing 777 aircraft thereby increasing revenue by more than 20% per unit. The Company will begin providing fully integrated landing gear for the Boeing 767 in 1998.

     - Productivity Initiatives -- A number of productivity initiatives have been implemented which have been designed to reduce lead times, curtail scrap and enhance throughput, which are expected among other things, to improve inventory turns. Such initiatives have included the consolidation of multiple product lines into common production facilities and the relocation of the Company's Delavan Spray Technologies Division to new state-of-the-art facilities near major transportation hubs. Cycle time reductions have reduced required inventory levels while improving customer responsiveness. For example, during 1997, Walbar Arizona reduced cycle times on damper seal production by approximately 70%, while the Company's Menasco Division reduced production time for Boeing 737 landing gear main cylinders from 20 weeks to 12. The Company intends to continue to enhance its production processes through optimization of workflow, investment in upgraded manufacturing technologies and robotics, and related initiatives. In addition, all of the Company's major divisions are in the late stages of implementing new enterprise reporting systems. The new systems are enhancing shop floor reporting, materials management, order entry and cost evaluation and control. Management believes that these programs are leading to productivity and efficiency improvements and are having a positive impact on operating performance. The new enterprise systems have the added benefit of addressing Year 2000 systems issues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

AEROSPACE

     Through its Aerospace segment, Coltec is a leading manufacturer of landing gear systems, engine fuel controls, flight attendant and cockpit seats, turbine blades, fuel injectors, nozzles and related components for commercial and military aircraft. The operating units and principal products, markets and competitors of the Aerospace segment are as follows:

    OPERATING UNITS         PRINCIPAL PRODUCTS          PRINCIPAL MARKETS        PRINCIPAL COMPETITORS
    ---------------         ------------------          -----------------        ---------------------
Menasco................  Aircraft landing gear and  Commercial and military    B.F. Goodrich,
                         flight control actuators,  aircraft manufacturers,    Messier-Dowty
                         landing gear parts,        airlines, U.S. Government
                         repairs and overhaul
Walbar.................  Aircraft and industrial    Aircraft and stationary    Chromalloy, Howmet
                         gas turbine engine and     gas turbine engine
                         services, turbocharger     manufacturers, diesel
                         rotating                   engine manufacturers
                         assemblies
Chandler Evans
  Control..............  Aircraft fuel pump and     Aircraft engine            Argotech, Hamilton
                         control systems            manufacturers, U.S.        Standard, Sund-
                                                    Government                 strand, AlliedSignal
                                                    and aftermarket            Controls and
                                                                               Accessories
Delavan Gas Turbine
  Products.............  Aircraft engine fuel       Aircraft engine            Parker-Hannifin,
                         nozzles, valves and        manufacturers,             Textron
                         afterburner spray bars     U.S. Government
                                                    and aftermarket
Lewis Engineering......  Aircraft instrumentation,  Commercial and military    Ametek, Rogerson,
                         temperature sensors, and   aircraft, engine           Rosemont, Norwich
                         level control products     manufacturers and process  Aerospace
                         and                        industries
                         electrical harnesses
AMI Industries, Inc....  Aircraft flight attendant  Commercial aircraft        IPECO, Sicma
                         and cockpit seats          manufacturers, and
                                                    airlines

     Menasco. Menasco is one of the leading suppliers of landing gear systems for medium-to-heavy commercial and military aircraft. The design, manufacture and test of aircraft landing gear and components, and related overhaul and repair, comprise 90% of Menasco's sales volume. Landing gear and precision components are highly engineered and manufactured to customer specifications and sold to aircraft manufacturers, aircraft operators and to the United States Government ("U.S. Government"), both as original equipment and as spare parts for existing aircraft. Menasco's historical concentration of landing gear sales among a limited number of companies reflects the relatively small number of medium and heavy aircraft manufacturers. Landing gear systems generally account for up to 2% of the total cost of an aircraft. Menasco also provides spare parts for landing gear and landing gear overhaul services. Aftermarket business represented 22% of Menasco's total sales in 1997. The remaining 10% of Menasco's sales are primarily flight control actuators. Menasco produces large hydraulic and mechanical actuators and has the capability to produce shock mitigation equipment for both military and commercial applications.

     Walbar. Walbar is an original equipment manufacturer and coating and repair service center for aircraft and industrial gas turbine engine components. Its product base ranges from complex precision machined turbine parts to high-technology protective coatings. Its primary machined products are turbine blades, vanes and other related turbine airfoil components. Walbar also manufactures disks, integrally bladed rotors and complex impellers, as well as complete rotating assemblies for flight and auxiliary power engines and locomotive turbochargers. Following the reduction in U.S. Government appropriation for military aircraft engines, Walbar has successfully increased its focus on non-aerospace applications, and now enjoys significant market share in the locomotive turbocharger market and the gas turbine power generation market.

     Chandler Evans. Chandler Evans Control Systems Division ("CECO") produces gas turbine engine fuel controls and pumps, and pneumatic and hydraulic components for use in aircraft and helicopter engines and aircraft systems. CECO has carved a niche market in the area of small engine fuel pumps and controls for both commercial and military applications. CECO also supplies small turbine engines with Full Authority Digital Electronic Control ("FADEC") systems. Computerized electronics in a FADEC system make aircraft safer and less expensive to operate. In 1997, a CECO FADEC was successfully operated in the first flight test of the U.S. Army's Boeing/Sikorsky Rah-66 Comanche helicopter.

     CECO continues to supply the military market with fuel pump technology. Its combination main and afterburner centrifugal fuel pump for the Boeing F/A -- 18 E/F fighter was successfully flight tested in 1997. Additionally in 1997, CECO's latest metering fuel pump, the Variable Displacement Vane Pump, was selected as a fueldraulic pump to be used for multinational advanced vectoring exhaust nozzle applications.

     During 1997, CECO's aftermarket sector contributed 49% of its revenues compared to 42% during 1996. This was due, in part, to increased Company focus on this market coupled with the recovery in the worldwide airline and general aviation market, and also an increase in U.S. Government contracts.

     Delavan Gas Turbine Products.   Delavan Gas Turbine Products Division
("Delavan") is a custom designer and manufacturer of fuel injectors, flow control valves, fuel manifolds, afterburner spray bars and other accessories for commercial and military gas turbine engines. Product applications in the aerospace industry include products for engines powering large commercial and regional airliners, business aircraft, military and commercial helicopters, military fighters and transports and auxiliary power units. In the industrial sector, Delavan fuel injectors and valves are utilized in large land-based gas turbines found in electrical power generation plants and natural gas pipeline installations.

     Lewis Engineering. Lewis Engineering designs, develops and produces electromechanical and electronic instrumentation for aircraft cockpits, landing gear electrical harnesses and temperature sensors for aircraft and engine systems. These products are used in commercial transport, general aviation and military markets.

     AMI Industries, Inc. AMI, a Colorado-based company, was acquired in the third quarter of 1997. AMI is a leading designer and manufacturer of flight attendant and cockpit seats and is recognized for supplying high comfort cabin attendant seats.

     One customer (Boeing) in the Aerospace segment represented approximately 14% of Coltec's 1997 total sales.

INDUSTRIAL

     Through its Industrial segment, Coltec is a leading manufacturer of industrial seals, gaskets, packing products, self-lubricating bearings and oil seals and hubodometers for trucks and trailers. The Industrial segment also produces spray nozzles for agricultural, home heating and industrial applications, as well as high-horsepower diesel engines for naval ships and diesel, gas and dual-fuel engines for electric power plants. Coltec also produces air compressors and automotive products. The operating units and principal products, markets and competitors of the Industrial segment are as follows:

    OPERATING UNITS       PRINCIPAL PRODUCTS       PRINCIPAL MARKETS        PRINCIPAL COMPETITORS
    ---------------       ------------------       -----------------        ---------------------
Garlock Sealing
  Technologies..........  Seals, gaskets,          Chemical, pulp and       Applied Industrial
                          packings and expansion   paper, refining,         Technologies, CR
                          joints, butterfly        utilities, industrial    Industries, A.W.
                          valves, PTFE sheet and   and electronics          Chesterton, Richard
                          film, OEM parts and                               Klinger, AMRI, Durco,
                          gaskets                                           Neotecha, Dewal, W.
                                                                            Gore, Durametallic,
                                                                            John Crane
Fairbanks Morse
  Engine................  Diesel, gas and          U.S. Navy, marine,       Caterpiller, Cooper
                          dual-fuel engines        locomotive and           Industries, General
                                                   stationary power         Motors
                                                   markets
Quincy Compressor.......  Air compressors and      Manufacturing, climate   Gardner-Denver,
                          vacuum pumps             control, oil and gas     Sullair,
                                                   industries               Ingersoll-Rand,
                                                                            Champion
Garlock Bearings........  Self-lubricated          Automotive and           Kolbenschmidt, Rexnord
                          bearings                 equipment
                                                   manufacturers
Stemco..................  Heavy duty wheel-end     Fleet truck operators,   CR Industries, Federal
                          systems, oil seals,      truck parts              Mogul, Nelson,
                          hubcaps and              distributors and         Donaldson
                          hubodometers, hubnuts    vehicle assemblers
Delavan Spray
  Technologies..........  Spray nozzles,           Home heating,            Spraying Systems,
                          accessories, pumps and   industrial and           Danfoss
                          systems                  agriculture
France Compressor
  Products..............  Compressor valves and    Compressor               Hoerbiger, C. Lee Cook
                          seals                    manufacturers and end
                                                   users
Haber Tool..............  Cold-forming dies        Fastener and             Form Flow
                                                   automotive
                                                   manufacturers
Plastomer Products......  PTFE tape                Industrial               Fluoroglas, W. Gore
                                                   manufacturers
Sterling Die............  Thread-rolling dies      Fastener manufacturers   Reed Rico
Ortman Fluid Power......  Hydraulic and            Fluid power market       Parker-Hannifin,
                          pneumatic cylinders                               Miller Fluid Power
Garlock Rubber
  Technologies..........  Sheet rubber products    Steel mills, chemical    B.F. Goodrich
                                                   processors, refineries
                                                   and paper mills

    OPERATING UNITS       PRINCIPAL PRODUCTS       PRINCIPAL MARKETS        PRINCIPAL COMPETITORS
    ---------------       ------------------       -----------------        ---------------------
Danti Tool..............  Details, jigs,           Machinery builders,      Uclid, Burdette
                          fixtures, precision      automotive parts
                          machining                manufacturers, other
                                                   production facilities
Coltec Specialty
  Products(1)...........  Engineered               Semiconductor,           Furon, EGC
                          polytetrafluoroethylene  petrochemical refining
                          (PTFE)products           plants
Cefilac(1)..............  Seals, gaskets and       Chemical, power,         John Crane, Laddy
                          packing, metal o-rings   petrochemical refining
                          and spiral wound         plants
                          gaskets
Helicoflex(1)...........  Metal o-rings; spring    Power generation,        Advanced Products
                          loaded seals             petrochemical refining
                                                   plants

---------------

(1) Purchased in early 1998.

     The more significant operating units in the Industrial segment are discussed below.

     Garlock Sealing Technologies. Garlock Sealing Technologies ("Garlock") produces and markets fluid sealing devices that prevent leakage and exclude contaminants from rotating and reciprocating machinery. Garlock also produces seal joints for high temperature and corrosive environment applications.

     The newest Garlock products are positioned to meet current emission standards for valves, pumps and flanges. To assist customers in complying with more stringent global regulations for fugitive volatile organic compound emissions, Garlock has developed a variety of products using traditional and newly developed materials. Garlock products include compression packings, gaskets and gasketing materials, hydraulic, oil and mechanical seals, elastomeric expansion joints, industrial textiles, metallic gaskets and other specialized industrial products.

     Sophisticated Garlock products protect equipment in industry applications where performance is vital to safety and environmental concerns. These applications include natural resource recovery, petroleum refining, chemicals, primary metals, food and pharmaceuticals, power generation, mining, pulp and paper, water and waste treatment, construction and transportation.

     In October 1997, Coltec acquired the assets of the sheet rubber and conveyor belt business of Dana Corporation's Boston Weatherhead Division. This division, now known as Garlock Rubber Technologies manufactures high-quality rubber sheet products used for gasketing and other applications in steel mills, chemical processing, refineries and paper production including conveyor belts.

     All of Garlock Rubber Technologies' products are consumable. Although the products are also purchased for use in original equipment, in 1997 the maintenance and replacement aftermarket accounted for approximately 80% of Garlock's total sales.

     Quincy Compressor. The Quincy Compressor Division ("Quincy") is a manufacturer of a wide range of helical screw and reciprocating air compressors and vacuum pumps. Quincy products vary in size from one-third to 350 horsepower and are used in a variety of industrial applications, including industrial base load, pneumatic temperature and instrument control, diesel and gas engine starting, paint spraying and emergency standby service. Much of Quincy's business is in the highly competitive industrial and climate control compressor markets.

     Garlock Bearings. Garlock Bearings is a leading producer of specialized self-lubricating bearings, which consist of either steel or reinforced epoxy composite backings with non-metallic bearing surfaces of polytetrafluoroethylene ("PTFE") fibers or a mixture that includes PTFE. PTFE provides maintenance-free performance and reduced friction. Garlock Bearings' products typically perform as sleeve bearings or thrust washers under conditions of no lubrication, minimal lubrication or pre-lubrication. Garlock Bearings has a major share of the self-lubricating bearing market in North America. In 1997, approximately 80% of sales were to original equipment manufacturers, with major competition coming from companies in Japan and Germany.

     Fairbanks Morse. The Fairbanks Morse Engine Division ("Fairbanks Morse") offers a broad range of heavy-duty diesel engines. Fairbanks Morse has the capacity to provide diesel engines from 640 to 29,320 horsepower. In addition, Fairbanks Morse manufactures dual-fuel, gas and diesel engines ranging in size from four to 18 cylinders. Engines are offered in both conventional "V" and in-line, four-cycle versions as well as in-line, two-cycle opposed-piston configurations. They are used for marine propulsion and marine power generation and in pump, compressor and electrical power generation applications. In September 1997, Fairbanks Morse acquired the assets related to the Alco locomotive business of General Electric Company ("GE"). The assets pertain to the manufacture and sale of Alco locomotive engines and turbochargers and Alco locomotive chassis components. Fairbanks Morse can now sell FM/ALCO locomotive products throughout the world except India, where GE has retained rights to manufacture and sell such products.

     Stemco. The Stemco Division is a developer and producer of unitized hub systems, hub oil seals, hubcaps, axle nuts and distance-measuring devices for medium and heavy-duty trucks.

     Delavan Spray Technologies. The Delavan Spray Technologies Division (formerly Delavan Commercial Products Division) is a designer and producer of atomizers for combustion and industrial applications and atomizers, pumps and accessories for agricultural, industrial and oil burner metering applications.

     Danti Tool. In September 1997, Coltec acquired DM&T, Inc., doing business as Danti Tool, which makes many of the tooling products utilized by Haber Tool's existing customer base.

SUBSEQUENT ACQUISITIONS

     In January 1998, Coltec purchased Tex-o-Lon and Repro-Lon and certain assets of Marine & Petroleum Mfg., Inc., Texas-based businesses. The acquisitions were combined into one division, Coltec Specialty Products. Coltec Specialty Products manufactures PTFE fluid sealing products for the semiconductor industry and reprocesses PTFE compounds for the chemical and semiconductor industry.

     In February 1998, Coltec purchased the Sealing Division of Groupe Carbone Lorraine which will be segregated into two divisions. Cefilac, based in Saint Etienne and Montbrison, France, produces seals, gaskets and packings, metal o-rings and spiral-wound gaskets used in the chemical, power and refining industries. Helicoflex, based in Columbia, South Carolina, produces metal o-rings and spring-loaded seals and metal c-rings. Helicoflex sealing products are specifically designed for equipment and processes exposed to high temperatures, cryogenic temperatures, high pressures, vacuum conditions, radioactive environments or corrosive applications. See note 19 to the Company's audited consolidated financial statements included elsewhere in this Prospectus.

INTERNATIONAL OPERATIONS

     Coltec's international operations, mainly in Canada and France, are conducted through foreign-based manufacturing or sales subsidiaries, or both, and include export sales of domestic divisions to unrelated foreign customers. Export sales of diesel engines are made either directly or through foreign representatives. Compressors are sold through foreign distributors. Certain products of Coltec's Industrial segment are sold in foreign countries through salesmen and sales representatives or sales agents.

     Coltec's Canadian operations include the manufacture of landing gear systems and aircraft flight controls, the provision of overhaul services for these systems and controls for Canadian and other customers and the manufacture of turbine components and turbine and compressor rotating parts primarily for aircraft gas turbine engines. The Canadian operations also manufacture and market seals, gasketing material, packings and truck products, and market parts for Fairbanks Morse diesel engines and accessories and other products for use in Canada and other countries.

     Coltec operates 18 plants in Canada, Mexico, France, the United Kingdom, Australia, Germany and Poland. In addition, Coltec occupies leased office and warehouse space in various foreign countries.

     Devaluations or fluctuations relative to the United States dollar in the exchange rates of the currency of any country where Coltec has foreign operations could adversely affect the profitability of such operations in the future.

     For financial information on operations by geographic segments, see note 17 to the Company's audited consolidated financial statements included elsewhere in this Prospectus.

     Coltec's contracts with foreign nations for delivery of military equipment, including components, are subject to deferral or cancelation by U.S. Government regulation or orders regulating sales of military equipment abroad. Any such action on the part of the U.S. Government could have an adverse effect on Coltec.

SALES BY CLASS OF PRODUCTS

     During the last three fiscal years, landing gear systems was the only class of similar products that accounted for at least 10% of total Coltec sales. In 1997, 1996 and 1995, sales of landing gear systems constituted 18%, 15% and 14%, respectively, of Coltec's total sales.

BACKLOG

     At December 31, 1997, Coltec's backlog of firm unfilled orders was $875.6 million compared with $678.3 million at December 31, 1996. Approximately $267.2 million of the 1997 year-end backlog is scheduled to be shipped after 1998.

CONTRACT RISKS

     Coltec, through its various operating units, primarily Menasco, Chandler Evans, Walbar and Delavan Gas Turbine Products, produces products for manufacturers of commercial aircraft pursuant to contracts that generally call for deliveries at predetermined prices over varying periods of time and that provide for termination payments intended to compensate for certain costs incurred in the event of cancelation. In addition, certain commercial aviation contracts contain provisions for termination for convenience similar to those contained in U.S. Government contracts described below. Longer-term agreements normally provide for price adjustments intended to compensate for deferral of delivery depending upon market conditions.

     A portion of the business of Coltec's Menasco, Chandler Evans, Walbar and Delavan Gas Turbine Products divisions has been as a subcontractor and as a prime contractor in supplying products in connection with military programs. Substantially all of Coltec's U.S. Government contracts are firm fixed-price contracts. Under firm fixed-price contracts, Coltec agrees to perform certain work for a fixed price and, accordingly, realizes all the benefit or detriment occasioned by decreased or increased costs of performing the contracts. From time to time, Coltec accepts fixed-price contracts for products that have not been previously developed. In such cases, Coltec is subject to the risk of delays and cost overruns. Under U.S. Government regulations, certain costs, including certain financing costs, portions of research and development costs, and certain marketing expenses related to the preparation of competitive bids and proposals, are not allowable. The U.S. Government also regulates the methods under which costs are allocated to U.S. Government contracts. With respect to U.S. Government contracts that are obtained pursuant to an open bid process and therefore result in a firm fixed price, the U.S. Government has no right to renegotiate any profits earned thereunder. In U.S. Government contracts where the price is negotiated at a fixed price rather than on a cost-plus basis, as long as the financial and pricing information supplied to the U.S. Government is current, accurate and complete, the U.S. Government similarly has no right to renegotiate any profits earned thereunder. If the U.S. Government later conducts an audit of the contractor and determines that such data was inaccurate or incomplete and that the contractor thereby made an excessive profit, the U.S. Government may take action to recoup the amount of such excessive profit, plus treble damages, and take other enforcement actions.

     U.S. Government contracts are, by their terms, subject to termination by the U.S. Government either for its convenience or for default of the contractor. Fixed-price type contracts provide for payment upon termination for items delivered to and accepted by the U.S. Government, and, if the termination is for convenience, for payment of the contractor's costs incurred plus the costs of settling and paying claims by terminated subcontractors, other settlement expenses, and a reasonable profit on its costs incurred. However, if a contract termination is for default by the contractor (a) the contractor is paid such amount as may be agreed upon for completed and partially-completed products and services accepted by the U.S. Government, (b) the U.S. Government is not liable for the contractor's costs with respect to unaccepted items, and is entitled to repayment of advance payments and progress payments, if any, related to the terminated portions of the contracts, and (c) the contractor may be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source.

     In addition to the right of the U.S. Government to terminate, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal-year basis even though contract performance may take many years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

     See "Risk Factors -- Cyclical Business; Government Contracts".

RESEARCH AND PATENTS

     Most divisions of Coltec maintain staffs of manufacturing and product engineers whose activities are directed at improving the products and processes of Coltec's operations. Manufactured and development products are subject to extensive tests at various divisional plants. Total research and development cost, including product development, was $46.5 million for 1997, $44.1 million for 1996 and $45.1 million for 1995.

     Coltec owns a number of United States and other patents and trademarks and has granted licenses under some of such trademarks. Management does not consider the business of Coltec as a whole to be materially dependent upon any patent, patent right or trademark.

EMPLOYEE RELATIONS

     As of December 31, 1997, Coltec had approximately 9,100 employees, of whom approximately 3,700 were salaried. Approximately 41% of the hourly employees are represented by unions for collective bargaining purposes. Union agreements relate, among other things, to wages, hours and conditions of employment, and the wages and benefits finished are generally comparable to industry and area practices.

     In 1997, three collective bargaining agreements covering approximately 350 hourly employees were renegotiated. Coltec considers the labor relations of Coltec to be satisfactory, although it has experienced work stoppages from time to time in the past. One collective bargaining agreement covering approximately 200 employees was due to expire in 1998 and has been renegotiated for a five-year term.

     Coltec is subject to extensive U.S. Government regulations with respect to many aspects of its employee relations, including increasingly important occupational health and safety and equal employment opportunity matters. Failure to comply with certain of these requirements could result in ineligibility to receive U.S. Government contracts. These conditions are common to the various industries in which Coltec participates and entail risks of financial and other exposure.

PROPERTIES

     Coltec operates 62 manufacturing plants in 22 states in the U.S. and in Canada, Mexico, France, the United Kingdom, Australia, Germany and Poland. In addition, Coltec has other facilities throughout the United States and in various foreign countries, which include sales offices, repair and service shops, light manufacturing and assembly facilities, administrative offices and warehouses.

     Certain information with respect to Coltec's significant manufacturing plants that are owned in fee, all of which (other than the Palmyra, New York and Ontario Facilities) are encumbered pursuant to a certain credit agreement between Coltec and certain banks and related security documents, is set forth below:

                                                                         APPROXIMATE NUMBER   APPROXIMATE
            SEGMENT                             LOCATION                   OF SQUARE FEET       ACREAGE
            -------                             --------                 ------------------   -----------
Aerospace......................  West Hartford, Connecticut(a)                538,000              71
                                 Euless, Texas                                442,000              42
                                 Oakville, Ontario                            280,000              14
                                 Mississauga, Ontario                         141,000               7
Industrial.....................  Palmyra, New York                            677,000             137
                                 Beloit, Wisconsin                            856,000              73
                                 Longview, Texas                              265,000              52

---------------

(a) Approximately 239,000 square feet are utilized by the Aerospace Segment with the balance leased to third parties.

     In addition to the owned facilities, certain manufacturing activities of some industry segments are conducted within leased premises, the largest of which is in the Industrial segment, located in Quincy, Illinois, and covers approximately 173,000 square feet. Some of these leases provide for options to purchase or to renew the lease with respect to the leased premises.

     Coltec's total manufacturing facilities presently being utilized aggregate approximately 4,902,000 square feet of floor area of which approximately 4,230,000 square feet of area are owned in fee and the balance is leased from third parties.

     Coltec leases approximately 35,000 square feet at 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina, for its executive offices, and has renewal options under such lease through 2011.

     In the opinion of management, Coltec's principal properties, whether owned or leased, are suitable and adequate for the purposes for which they are used and are suitably maintained for such purposes.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to extensive Environmental Laws. The Company takes a proactive approach in addressing the applicability of all Environmental Laws as they relate to its manufacturing operations and in proposing and implementing any remedial plans that may be necessary. The Company believes it is either in material compliance with all currently applicable regulations or is operating in accordance with the appropriate variances and compliance schedules or similar arrangements. The Company has identified certain situations that will require future capital and non-capital expenditures to maintain or improve compliance with current Environmental Laws. The majority of the identified situations relate to remediation projects at former operating sites which have been sold or closed and primarily deal with soil and groundwater remediation.

     The Company has been notified that it is among the potentially responsible parties under Environmental Laws, for the costs of investigating and, in some cases, remediating contamination by hazardous materials at approximately 28 sites. Such laws can impose joint and several liability for the costs of investigating and remediating properties contaminated by hazardous materials. Liability for these costs can be imposed on present and former owners or operators of the properties or on parties who generated the wastes that contributed to the contamination. The Company's policy is to accrue environmental remediation costs when both it is probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. Investigations have been completed for approximately 17 sites and continuing investigations are being done at approximately 11 sites. Accruals are provided for all sites based on the factors discussed above. As remediation plans are written and implemented, estimated costs become more fact-based and less judgment-based. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical and legal information.

     The Company currently estimates that its future non-capital expenditures related to environmental matters will range between $27.0 million and $50.0 million, representing management's best estimate of probable non-capital expenditures. At December 31, 1997, Coltec had accrued $31.7 million for expenditures which will be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5.0 million related to environmental matters, may be required during the next two years. Although the Company is pursuing insurance recovery in connection with certain of the underlying matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matter. During 1997, costs associated with environmental remediation and ongoing assessment were not significant.

     Actual costs to be incurred for identified situations in future periods may vary from estimates given inherent uncertainties in evaluating environmental exposures due to unknown conditions, changing government regulations and legal standards regarding liability and evolving technologies. Subject to the imprecision in estimating future environmental costs, the Company believes that compliance with current Environmental Laws will not require significant capital expenditures or have a material adverse effect on its consolidated results of operations or financial position.

     See "Risk Factors -- Potential Exposure to Environmental Liabilities".

LEGAL PROCEEDINGS

  ASBESTOS LITIGATION

     As of December 31, 1997 and 1996, two subsidiaries of Coltec were among a number of defendants (typically 15 to 40) in approximately 110,000 and 94,700 actions, respectively (including approximately 2,400 and 5,100 actions, respectively, in advanced stages of processing), filed in various states by plaintiffs alleging injury or death as a result of exposure to asbestos fibers. During 1997, 1996 and 1995, these two subsidiaries of Coltec were named defendants in approximately 38,200, 39,900 and 44,000 new actions, respectively. Through December 31, 1997, approximately 199,000 of the approximately 309,000 total actions brought have been settled or otherwise disposed of.

     The damages claimed for personal injury or death vary from case to case and in many cases plaintiffs seek $1 million or more in compensatory damages and $2 million or more in punitive damages from an extensive list of defendants. Although the law in each state differs to some extent, it appears, based on advice of counsel, that liability for compensatory damages would be shared among all responsible defendants, thus limiting the potential monetary impact of such judgments on any individual defendant.

     Following a decision of the Pennsylvania Supreme Court, in a case in which neither Coltec nor any of its subsidiaries were parties, that held insurance carriers are obligated to cover asbestos-related bodily injury actions if any injury or disease process, from first exposure through manifestation, occurred during a covered policy period (the "continuous trigger theory of coverage"), Coltec settled litigation with its primary and most of its first-level excess insurance carriers, substantially on the basis of the Pennsylvania Supreme Court's ruling. Coltec has negotiated a final agreement with most of its excess carriers that are in the layers of coverage immediately above its first layer. Coltec is currently receiving payments pursuant to this agreement. Coltec believes that, with respect to the remaining carriers, a final agreement can be achieved without litigation and on substantially the same basis that it has resolved the issues with its other carriers.

     Payments were made by the Company with respect to asbestos liability and related costs aggregating $59.2 million in 1997, $71.3 million in 1996 and $56.7 million in 1995, substantially all of which were covered by insurance. Settlements are generally made on a group basis with payments made to individual claimants over periods of one to four years. Related to payments not covered by insurance, Coltec recorded charges to operations amounting to $8.0 million in 1997, $8.0 million in 1996 and $5.0 million in 1995. The average cost to the Company for unreimbursed expenses and liability per case disposed was approximately $253 in 1997, $404 in 1996 and $318 in 1995.

     In accordance with Coltec's internal procedures for the processing of asbestos product liability actions and due to the proximity to trial or settlement, certain outstanding actions have progressed to a stage where Coltec can reasonably estimate the cost to dispose of these actions. As of December 31, 1997, Coltec estimates that the aggregate remaining cost of the disposition of the settled actions for which payments remain to be made and actions in advanced stages of processing, including associated legal costs, is approximately $47.3 million and Coltec expects that this cost will be substantially covered by insurance.

     With respect to the 107,600 outstanding actions as of December 31, 1997 which are in preliminary procedural stages, Coltec lacks sufficient information upon which judgments can be made as to the validity or ultimate disposition of such actions, thereby making it difficult to estimate with reasonable certainty the potential liability or costs to Coltec. The lawsuits are disposed of over a period of time ranging from one year to more than five years, with the majority being disposed of by the third year after filing. When asbestos actions are received they are typically forwarded to local counsel to ensure that the appropriate preliminary procedural response is taken. The complaints typically do not contain sufficient information to permit a reasonable evaluation as to their merits at the time of receipt, and in jurisdictions encompassing a majority of the outstanding actions, the practice has been that little or no discovery or other action is taken until several months prior to the date set for trial. Accordingly, Coltec generally does not have the information necessary to analyze the actions in sufficient detail to estimate the ultimate liability or costs to Coltec, if any, until the actions appear on a trial calendar. A determination to seek dismissal, to attempt to settle or to proceed to trial is typically not made prior to the receipt of such information.

     The Company believes that it will continue to receive some number of asbestos lawsuits into the foreseeable future. It is difficult, however, to predict the number of asbestos lawsuits that Coltec's subsidiaries will receive or the timeframe in which they will be received. Coltec has noted that, with respect to recently settled actions or actions in advanced stages of processing, the mix of the injuries alleged and the mix of the occupations of the plaintiffs have been changing from those traditionally associated with Coltec's asbestos-related actions. Coltec is not able to determine with reasonable certainty whether this trend will continue. Based upon the foregoing, and due to the unique factors inherent in each of the actions, including the nature of the disease, the occupation of the plaintiff, the presence or absence of other possible causes of a plaintiff's illness, the availability of legal defenses, such as the statute of limitations or state of the art, the jurisdiction in which a lawsuit is filed, the pendency of tort reform and whether the lawsuit is an individual one or part of a group, management is unable to estimate with reasonable certainty the cost of disposing of outstanding actions in preliminary procedural stages or of actions that may be filed in the future. However, Coltec believes that its subsidiaries are in a favorable position compared to many other defendants because, among other things, the asbestos fibers in its asbestos-containing products were encapsulated. Subsidiaries of Coltec continue to distribute encapsulated asbestos-bearing product in the United States with annual sales of less than $1.5 million. All sales are accompanied by appropriate warnings. The end users of such product are sophisticated users, who utilize the product for critical applications where no known substitutes exist or have been approved.

     Insurance coverage of a small nonoperating subsidiary formerly distributing asbestos-bearing products is nearly depleted. Considering the foregoing, as well as the experience of Coltec's subsidiaries and other defendants, and given the substantial amount of other insurance coverage that Coltec expects to be available from its solvent carriers to cover the majority of its exposure, Coltec believes that pending and reasonably anticipated future actions are not likely to have a materially adverse effect on Coltec's results of operations and financial condition. Although the insurance coverage which Coltec has is substantial, it should be noted that insurance coverage for asbestos claims is not available to cover exposures initially occurring on and after July 1, 1984. Coltec's subsidiaries continue to be named as defendants in new cases, some of which allege initial exposure after July 1, 1984.

     In addition to claims for personal injury, Coltec's subsidiaries have been involved in an insignificant number of property damage claims based upon asbestos-containing materials found in schools, public facilities and private commercial buildings. Based upon the proceedings to date, the overwhelming majority of these claims have been resolved without a material adverse impact on Coltec. Likewise, the insignificant number of claims to be resolved are not expected to have a materially adverse effect on Coltec's results of operations and financial condition.

     Coltec has recorded an accrual for its liabilities for asbestos-related matters that are deemed probable and can be reasonably estimated (settled actions and actions in advanced states of processing), and has separately recorded an asset equal to the amount of such liabilities that is expected to be recovered by insurance. In addition, Coltec has recorded a receivable for that portion of payments previously made for asbestos product liability actions and related litigation costs that is recoverable from its insurance carriers. Liabilities for asbestos-related matters and the receivable from insurance carriers included in the consolidated balance sheets of Coltec were as follows at December 31, 1997 and 1996 (in thousands):

                                                                 1997       1996
                                                                -------    -------
Accounts and notes receivable...............................    $56,039    $67,012
Other assets................................................     16,249     18,728
Accrued expenses............................................     50,688     60,659
Other liabilities...........................................      2,682     10,879

     See "Risk Factors -- Asbestos Litigation".

  OTHER LITIGATION

     In September 1983, the local employees' union at Menasco Canada Ltee. (now Coltec Aerospace Canada Ltd.) ("Menasco Canada"), a federation of trade unions and several member-employees filed a complaint in the Province of Quebec Superior Court against Menasco Canada, alleging, among other things, an illegal lock-out, failure to negotiate in good faith, interference with the affairs of the union and various violations of local law. The plaintiffs are collectively seeking approximately Cdn. $14.0 million in damages, and Menasco Canada has filed a cross-claim for Cdn. $21.0 million and has closed its operations in Quebec Province. Coltec does not believe that this action will have a material effect on Coltec's consolidated results of operations and financial condition.

     On September 24, 1986, approximately 150 former salaried employees of Crucible Inc (a former subsidiary of Coltec) commenced an action claiming benefits under a corporate employment policy that had been established in 1962 and was terminated in 1972 by the corporation's Board of Directors. (George W. Henglein, et al. v. Colt Industries Operating Corporation Informal Plan for Plant Shutdown Benefits for Salaried Employees, et al., U.S. District Court for the Western District of Pennsylvania, 86-cv-2021). Plaintiffs alleged that the policy continued after the Board of Directors' action by reason of the Company's failure to notify them of elimination of the employment policy. As a result of that failure to notify, the policy was converted into a welfare or pension benefit plan upon the passage of the Employee Retirement Income Security Act in 1974. Based upon the occurrence of this conversion, the plaintiffs were entitled to benefits in 1982 when Crucible Inc's Midland operations closed. Following a non-jury trial in the U.S. District Court for the Western District of Pennsylvania, defendant's motion to dismiss was granted and the plaintiffs appealed. The Court of Appeals for the Third Circuit remanded the case to the District Court directing it to make specific findings of fact and conclusions of law and also found for the defendant on the jurisdiction of the District Court. The defendant again moved for dismissal and again defendant's motion to dismiss was granted by the District Court. This second decision of the District Court was appealed to the Court of Appeals for the Third Circuit and the case was again remanded to the District Court for additional findings as to the application of the law. On February 10, 1994, the District Court for the third time dismissed the plaintiffs' complaint and the plaintiffs appealed to the Third Circuit Court of Appeals. On September 26, 1994, the Third Circuit Court of Appeals for the third time remanded the case to the District Court. The Circuit Court held the record established by plaintiffs in the District Court was insufficient to allow the Court the ability to apply the appropriate legal standard. On November 4, 1994 the Court of Appeals for the Third Circuit denied the defendant's request for a rehearing. The defendant petitioned the U.S. Supreme Court for a writ of Certiorari; its petition was denied in 1995. The defendant again moved for dismissal before the District Court based upon the holding of the Circuit Court that plaintiffs had failed to establish their case at trial. The District Court denied the motion and sua sponte ordered a new trial de novo. A trial was held during July 1996 with both parties introducing evidence. A decision was rendered in 1997 finding the existence of an informal plan. The District Court remanded to the administrator of Coltec's employee benefit plans the duties of calculating the benefits due to those plaintiffs entitled.

     The District Court held that all but six of the named plaintiffs' claims were time barred. Both the defendants and plaintiffs filed timely notices of appeal. Notwithstanding its filing of a notice of appeal, defendant has claimed and so notified the Circuit Court that it was of the opinion that the District Court's order was not final and thus not now appealable. As of December 1997, plaintiffs have concurred in defendant's position. Coltec does not believe that this action will have a material effect on Coltec's consolidated results of operations and financial condition.

     In addition to the litigation described above, there are various pending legal proceedings involving Coltec which are routine in nature and incidental to the business of Coltec. Coltec does not believe that these proceedings will have a material effect on Coltec's consolidated results of operations and financial condition.

     The U.S. Government conducts investigations into procurement of defense contracts as a part of a continuing process. Under current federal law, if such investigations establish the existence of improper activities, among other matters, debarment or suspension of a company from participating in the procurement of defense contracts could result. These conditions are common to the aerospace and government industries in which Coltec participates and entail the risk of financial and other exposure. See "-- Contract Risks" above. Coltec is not aware of any such investigation, nor is Coltec aware of any facts which, if known to investigators, might prompt any investigation.

PRODUCT LIABILITY INSURANCE

     Coltec has product liability insurance coverage for liabilities arising from aircraft products which management believes to be adequate. In addition, with respect to other products (exclusive of liability for exposure to asbestos products), Coltec has product liability insurance in amounts exceeding $2.5 million per occurrence, which management believes to be adequate.

     Coltec is self-insured (for claims arising after July 1984) with respect to liability for exposure to asbestos products since third party insurance became unavailable in July 1984.

EFFECTS OF INFLATION AND FOREIGN CURRENCY FLUCTUATIONS

     Inflation and foreign currency fluctuations have not had a material impact on the operating results and financial position of Coltec during the past three years. Coltec generally has been able to offset the effects of inflation with price increases, cost-reduction programs and operating efficiencies. Coltec's foreign operations, which are primarily located in Canada and France, do not operate in hyper-inflationary economies, except for Mexico, which Coltec does not believe will have a material effect on Coltec's consolidated results of operations and financial condition.

                                   MANAGEMENT

     The directors and executive officers of Coltec are set forth below.

                        NAME                            AGE                   POSITION
                        ----                            ---                   --------
John W. Guffey, Jr...................................   60    Chairman, Chief Executive Officer and
                                                                Director.
Nishan Teshoian......................................   56    President, Chief Operating Officer and
                                                                Director.
David D. Harrison....................................   51    Executive Vice President, Chief
                                                              Financial Officer and Director.
Laurence H. Polsky...................................   54    Executive Vice President,
                                                              Administration.
Robert J. Tubbs......................................   51    Executive Vice President, General
                                                              Counsel and Secretary.
Michael J. Burdulis..................................   52    Senior Vice President, Group Operations.
Richard L. Dashnaw...................................   61    Senior Vice President, Group Operations
                                                              and President of the Fairbanks Morse
                                                                Engine Division.
Paul R. Kuhn.........................................   56    Senior Vice President, Group Operations.
Joseph F. Andolino...................................   45    Group President and Vice President,
                                                              Taxes.
John N. Maier........................................   46    Vice President and Controller.
Joseph R. Coppola....................................   67    Director.
William H. Grigg.....................................   65    Director.
David I. Margolis....................................   68    Director.
Joel Moses...........................................   56    Director.
Richard A. Stuckey...................................   66    Director.

     Mr. Guffey has been Chairman of the Board and Chief Executive Officer of Coltec since January 1998. Chairman of the Board, Chief Executive Officer and President of Coltec from February 1995 to December 1997. Member of the Executive Committee and member of the Nominating Committee of Coltec. President and Chief Operating Officer of Coltec from prior to 1993 to January 1995. Director of Gleason Corp., a manufacturer of machine tools.

     Mr. Teshoian, President and Chief Operating Officer since January 1998. Chairman of the Board and Chief Executive Officer of Keystone from August 1995 to December 1997. Executive Vice President of Operations of the Tools and Hardware Division of Cooper Industries from June 1993 to July 1995. President of the Belden Division of Cooper Industries from prior to 1993 to August 1993.

     Mr. Harrison, Executive Vice President and Chief Financial Officer of Coltec since January 1997. Executive Vice President, Chief Financial Officer and Treasurer of Coltec from October 1996 to January 1997. Executive Vice President and Chief Financial Officer of Pentair Inc., a diversified manufacturing company, from February 1994 to August 1996. From prior to 1993 to February 1994 Vice President, Finance of General Electric Appliances Canada, a manufacturing company, from February 1994 to August 1996. From prior to 1992 to February 1994 Vice President, Finance of General Electric Appliances Canada (CAMCO).

     Mr. Polsky, Executive Vice President, Administration since January 1994. Senior Vice President, Administration from April 1992 to December 1993.

     Mr. Tubbs, Executive Vice President, General Counsel and Secretary since January 1997. Senior Vice President, General Counsel and Secretary from November 1995 to January 1997. Senior Vice President and General Counsel from March 1995 to November 1995. General Counsel-Operations of Olin Corporation ("Olin"), a chemical and metals manufacturing company, from May 1993 to February 1995. Deputy General Counsel of Olin from prior to 1993 to May 1993.

     Mr. Burdulis, Senior Vice President, Group Operations since June 1996. Group President from January 1995 to May 1996. President of the Garlock Sealing Technologies Division from February 1994 to December 1994. President of the Central Moloney Transformer Division from prior to 1993 to January 1994.

     Mr. Dashnaw, Senior Vice President, Group Operations and President of the Fairbanks Morse Engine Division since January 1994. Group President and President of the Fairbanks Morse Engine Division from prior to 1993 to December 1993.

     Mr. Kuhn, Senior Vice President, Group Operations since January 1998, Group President and President of Chandler Evans Control Systems Division from January 1993 to December 1997.

     Mr. Andolino, Group President and Vice President, Taxes since July 1997. Vice President, Taxes from March 1997 to June 1997. Staff Vice President, Taxes from June 1995 to March 1997. Senior Tax Counsel of AlliedSignal Inc., a diversified manufacturing company, from prior to 1993 to May 1995.

     Mr. Maier, Vice President and Controller since March 1997. Staff Vice President and Controller from March 1995 to March 1997. Vice President and Controller of Lukens, Inc., a speciality steel and industrial products company, from prior to 1993 to February 1995.

     Mr. Coppola, Member of the Audit Committee, member of the Stock Option and Compensation Committee (the "Compensation Committee") and Chairman of the Nominating and Corporate Governance Committee (the "Nominating Committee") of Coltec. Chairman, Chief Executive Officer and President of Giddings & Lewis, Inc. ("Giddings & Lewis"), a machine tool manufacturing company from July 1993 to retirement from Giddings & Lewis in July 1997. From prior to 1993 to July 1993 he was Senior Vice President, Manufacturing Services of Cooper Industries, Inc. ("Cooper Industries"), a diversified manufacturing company. Director of Belden Inc., a manufacturer of electrical wire and cable.

     Mr. Grigg, Chairman of the Audit Committee and member of the Nominating Committee of Coltec. Chairman and Chief Executive Officer of Duke Power Company, now Duke Energy Corporation, ("Duke"), a public utility company, from April 1994 to June 1997. Mr. Grigg retired from Duke in December 1997. Vice Chairman of Duke from prior to 1993 to April 1994. Director of Duke and the following mutual funds: Hatteras Income Securities Inc., Nations Fund Inc., Nations Fund Trust, Nations Fund Portfolios Inc., Nations LifeGoal Portfolios Inc., Nations Institutional Reserves Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and Nations Balanced Target Maturity Inc. Director of Shaw Group, Inc. a designer, manufacturer and service provider of complex piping systems.

     Mr. Margolis, Chairman of the Executive Committee of Coltec since October 1994. Chairman of the Board and Chief Executive Officer of Coltec from prior to 1993 to retirement from Coltec in January 1995. Director of Burlington Industries, Inc., a manufacturer of textiles.

     Mr. Moses, Chairman of the Compensation Committee and member of the Executive Committee of Coltec. Provost, Massachusetts Institute of Technology ("MIT"), since June 1995. D.C. Jackson Professor of Computer Science and Engineering, MIT since June 1995. Dean, School of Engineering, MIT, from prior to 1993 to June 1995. Director of Analog Devices, Inc., a manufacturer of integrated circuits.

     Mr. Stuckey, member of the Audit Committee and member of the Compensation Committee of Coltec. Chief Economist, E.I. du Pont de Nemours and Company, Inc., a diversified chemical manufacturing company, from prior to 1993 to retirement from du Pont in December 1994. Economic consultant since January 1995.

     Certain of the Company's officers are participants in or parties to certain employee benefit and compensation plans and agreements which provide for accelerated or increased benefits upon a change of control of the Company. Such plans and agreements are described in more detail in the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders, the relevant part of which is incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 1997. See "Available Information".

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

     Pursuant to the terms of the Declaration, the Trust issued the Convertible Preferred Securities and the Common Securities in fully registered form without interest coupons. The Convertible Preferred Securities represent preferred undivided beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities". The Declaration will not be qualified under the Trust Indenture Act, will incorporate certain provisions of the Trust Indenture Act and will be subject to and governed by the Trust Indenture Act. This summary of the material provisions of the Convertible Preferred Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms.

GENERAL

     The Convertible Preferred Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities". Legal title to the Convertible Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Convertible Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Trust Securities provides for the Guarantee on a subordinated basis, but does not guarantee payment of Distributions or amounts payable on redemption of the Trust Securities or liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee".

     Holders of the Convertible Preferred Securities have no preemptive or other similar rights.

DISTRIBUTIONS

     Distributions will accrue on the Convertible Preferred Securities from the date of their original issuance at the annual rate of 5 1/4% of the stated liquidation amount of $50 per Convertible Preferred Security, and be payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (each a "Distribution Date"), commencing July 15, 1998, to the person in whose name each Convertible Preferred Security is registered, subject to certain exceptions, at the close of business on the next preceding January 1, April 1, July 1 and October 1. The amount of Distributions payable for any period will be computed on the number of days elapsed in a 360 day year of twelve 30-day months. In the event that any Distribution Date is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the applicable Distribution Date. Accrued Distributions that are not paid on the applicable Distribution Date will accrue additional Distributions on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Distribution Date. "Distribution" as used herein shall include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date, Special Interest and Additional Sums, as applicable. See "Description of Convertible Junior Subordinated
Debentures -- Additional Sums" and "Registration Rights". A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided, that no Deferral Period may extend beyond the stated maturity date of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Period". As a consequence of any such election, Distributions on the Convertible

Preferred Securities by the Trust will be deferred during any such Deferral Period. Deferred Distributions to which holders of the Convertible Preferred Securities are entitled will accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions during any such Deferral Period to the date of payment. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period, provided that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond the stated maturity date of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest or other amounts shall be due and payable during a Deferral Period, except at the end thereof. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "United States Taxation -- Potential Extension of Interest Payment Period and Original Issue Discount".

     The Company has no current intention of exercising its right to defer payments of interest on the Convertible Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the Convertible Preferred Securities will be limited to payments under the Convertible Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of the Convertible Junior Subordinated Debentures -- General". If the Company does not make interest payments on the Convertible Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Convertible Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee".

CONVERSION RIGHTS

  GENERAL

     Convertible Preferred Securities are convertible at any time prior to 5:00 p.m., New York City time, on April 15, 2028 (except that Convertible Preferred Securities called for redemption by the Company will be convertible at any time prior to 5:00 p.m., New York City time, on any Optional Redemption Date), at the option of the holder thereof and in the manner described below, into shares of Common Stock. Each Convertible Preferred Security is convertible, at the option of the holder, into 1.7058 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price (the "Initial Conversion Price") of $29 5/16 per share of Common Stock). The conversion price and the equivalent conversion ratio will be subject to adjustment as described under "-- Conversion Price Adjustments" below, and the conversion price and equivalent conversion ratio in effect at any time after giving effect to all such adjustments are hereinafter referred to as the "Applicable Conversion Price" and the "Applicable Conversion Ratio", respectively. The Issuer has covenanted in the Declaration not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the conversion agent, which initially will be the Property Trustee (in the capacity as such conversion agent, the "Conversion Agent"), by a holder of Convertible Preferred Securities. A holder of a Convertible Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Convertible Preferred Security is in certificated form with such certificated security, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Security for a Like Amount of Convertible Junior Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Holders of Convertible Preferred Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Convertible Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Convertible Preferred Securities following such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid Distributions, whether or not in arrears, on converted Convertible Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Issuer.

     No fractional shares of Common Stock will be issued as a result of conversion but in lieu thereof such fractional interest will be paid by the Company in cash based on the current market value of the Common Stock.

  CONVERSION PRICE ADJUSTMENTS -- GENERAL

     The Applicable Conversion Ratio and Applicable Conversion Price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in Common Stock on the Common Stock; (ii) the issuance to all holders of Common Stock of rights or warrants; (iii) subdivisions and combinations of Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Common Stock consisting of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding (a) cash dividends that do not exceed the per share amount of the smallest of the immediately four preceding quarterly cash dividends (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence) and (b) cash dividends if the per share amount of which, together with the aggregate per share amount of any other cash dividends paid within 12 months preceding the date of payment of such cash dividends, does not exceed 12% of the current market price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Common Stock at a price in excess of 110% of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     The Company may, at its option, make such reductions in the Applicable Conversion Ratio and Applicable Conversion Price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Convertible Preferred Securities resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Taxation -- Adjustment of Applicable Conversion Price".

     No adjustment of the Applicable Conversion Ratio and Applicable Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities were first issued. There shall also be no adjustment of the Applicable Conversion Ratio and Applicable Conversion Price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above. If any action would require adjustment of the Applicable Conversion Ratio and Applicable Conversion Price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Preferred Securities. No adjustment in the Applicable Conversion Ratio and Applicable Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Ratio and Applicable Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

  CONVERSION PRICE ADJUSTMENTS -- MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY

     In the event that the Company is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Company Transaction")), in each case, as a result of which shares of Common Stock shall be converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such Company Transaction whereby the holder of each Convertible Preferred Security then outstanding shall have the right thereafter to convert such Convertible Preferred Security into the kind and amount of securities, cash and other property receivable upon the consummation of such Company Transaction by a holder of that number of shares of Common Stock into which a Convertible Preferred Security was convertible immediately prior to such Company Transaction. A Company Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if the Company were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors. The holders of Convertible Preferred Securities will have no voting rights with respect to any Company Transaction.

MANDATORY REDEMPTION

     Upon the repayment in full of the Convertible Junior Subordinated Debentures at their stated maturity date or a redemption in whole or in part of the Convertible Junior Subordinated Debentures (other than following any distribution of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem, on a pro rata basis, a Like Amount of Trust Securities, on the Redemption Date, in an amount per Trust Security equal to the applicable Redemption Price, which Redemption Price will be equal to (i) in the case of the repayment of the Convertible Junior Subordinated Debentures at their stated maturity date (the "Stated Maturity Price"), or in the case of the redemption of the Convertible Junior Subordinated Debentures in certain limited circumstances upon the occurrence of a Tax Event, the liquidation amount of the Convertible Preferred Security plus any accrued and unpaid Distributions thereon or (ii) in the case of an Optional Redemption on or after April 20, 2001, the Optional Redemption Price (as defined under "Description of the Convertible Junior Subordinated Debentures -- Redemption -- Optional Redemption"), plus accrued and unpaid Distributions thereon.

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Convertible Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also
"-- Subordination of Common Securities".

     If the Trust gives a notice of redemption in respect of the Convertible Preferred Securities, then, by 12:00 noon, New York City time, on the date fixed for redemption (the "Redemption Date"), with respect to the Convertible Preferred Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds, to the extent funds are available, sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Convertible Preferred Securities. See "-- Form, Book-Entry Procedures and Transfer". With respect to the Convertible Preferred Securities held in certificated form, the Property Trustee will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds, to the extent funds are available, sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Convertible Preferred Securities. See "-- Payment and Paying Agency". Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Convertible Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Convertible Preferred Securities will cease, except the right of the holders of the Convertible Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Convertible Preferred Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on Convertible Preferred Securities will continue to accrue from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Notice of an Optional Redemption or a Tax Event Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Convertible Preferred Securities. Notice of repayment at the stated maturity date is not required.

TAX EVENT REDEMPTION OR DISTRIBUTION; INVESTMENT COMPANY EVENT DISTRIBUTION

     If a Tax Event shall occur and be continuing, the Company shall cause the Issuer Trustees to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Issuer Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such liquidation and distribution of Convertible Junior Subordinated Debentures, and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Junior Subordinated Debentures for United States Federal income tax purposes, even after the Convertible Junior Subordinated Debentures were distributed to the holders of the Convertible Preferred

Securities upon liquidation of the Issuer as described above, or (ii) the Issuer Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the Tax Event, to redeem the Convertible Junior Subordinated Debentures, in whole, but not in part, for cash, for the principal amount thereof plus accrued and unpaid interest thereon and, following such redemption, all the Convertible Preferred Securities will be redeemed by the Issuer at the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon; provided, however, that, if at the time there is available to the Company or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost, the Issuer or the Company will pursue such measure in lieu of redemption. See "-- Mandatory Redemption". In lieu of the foregoing options, the Company will also have the option of causing the Convertible Preferred Securities to remain outstanding and pay Additional Sums on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures -- Additional Sums".

     "Tax Event" means the receipt by the Property Trustee of an opinion of a nationally recognized independent tax counsel to the Company experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to or change (including any announced prospective change (which shall not include a proposed change), provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of the date of original issuance of the Convertible Junior Subordinated Debentures or the issue date of the Convertible Preferred Securities issued by the Trust, there is more than an insubstantial risk that (a) if the Convertible Junior Subordinated Debentures are held by the Property Trustee, (x) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to interest accrued or received on the Convertible Junior Subordinated Debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or
(y) interest payable by the Company to the Trust on the Convertible Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States Federal income tax purposes or (b) with respect to Convertible Junior Subordinated Debentures which are no longer held by the Property Trustee, interest payable by the Company on the Convertible Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States Federal income tax purposes.

     If an Investment Company Event shall occur and be continuing, the Company shall cause the Issuer Trustees to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Offering Circular.

     The distribution by the Company of the Convertible Junior Subordinated Debentures will effectively result in the cancelation of the Convertible Preferred Securities. See "-- Liquidation of the Trust".

LIQUIDATION OF THE TRUST

     The Company, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or Investment Company Event) to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause a Like Amount of the Convertible Junior Subordinated Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust; provided that, following such distribution of the Convertible Junior Subordinated Debentures, the Company agrees to use its reasonable best efforts to maintain any ratings of such Convertible Junior Subordinated Debentures by any nationally recognized rating agency for so long as any such Convertible Junior Subordinated Debentures are outstanding.

     Upon liquidation of the Trust, the Convertible Junior Subordinated Debentures may be distributed to holders of the Convertible Preferred Securities in exchange therefor. Under current United States Federal income tax law, a distribution of Convertible Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Convertible Preferred Securities. If, however, the Trust is characterized for United States Federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Convertible Junior Subordinated Debentures may constitute a taxable event to holders of Convertible Preferred Securities. Moreover, upon the occurrence of a Tax Event or Investment Company Event, a dissolution of the Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Taxation -- Receipt of Convertible Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer".

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the Company, as Depositor, has given written direction to the Property Trustee to dissolve the Trust; (iii) redemption of all the Trust Securities as described under "-- Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Convertible Junior Subordinated Debentures, unless such distribution would not be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Convertible Preferred Securities, the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Convertible Preferred Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such a Debenture Event of Default) has occurred and is continuing, the Convertible Preferred Securities shall have a priority over the Common Securities with respect to any such distributions. See "-- Subordination of Common Securities".

     "Like Amount" means (i) with respect to a redemption of Convertible Preferred Securities, having an aggregate liquidation amount equal to that portion of the principal amount of Convertible Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Convertible Preferred Securities based upon the relative liquidation amounts of such classes and the proceeds of which will be used to pay the applicable Redemption Price of the Convertible Preferred Securities and (ii) with respect to a distribution of Convertible Junior Subordinated Debentures to holders of Convertible Preferred Securities in connection with a dissolution or liquidation of the Trust, Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities of the holder to whom such Convertible Junior Subordinated Debentures are distributed.

     If the Company does not redeem the Convertible Junior Subordinated Debentures prior to maturity and the Trust is not liquidated and the Convertible Junior Subordinated Debentures are not distributed to holders of the Trust Securities, the Convertible Preferred Securities will remain outstanding until the repayment of the Convertible Junior Subordinated Debentures at their stated maturity and the distribution of the Liquidation Distribution to the holders of the Convertible Preferred Securities.

     On and after the liquidation date fixed for any distribution of Convertible Junior Subordinated Debentures to holders of the Trust Securities, (i) the Convertible Preferred Securities will no longer be deemed to be outstanding,
(ii) DTC or its nominee, as the record holder of the Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution with respect to Convertible Preferred Securities held by DTC or its nominee and (iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Convertible Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Convertible Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancelation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Convertible Junior Subordinated Debentures.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Convertible Preferred Securities and Common Securities, as applicable, shall be made pro rata to the holders of Convertible Preferred Securities and Common Securities based on the liquidation amount of the Trust Securities, provided that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become a Debenture Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Convertible Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Convertible Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the applicable Redemption Price of, the Convertible Preferred Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Convertible Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period); or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Convertible Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within three Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Convertible Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that with notice or the passage of time, would become a Debenture Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust" and "-- Subordination of Common Securities".

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Convertible Preferred Securities. In no event will the holders of the Convertible Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Company, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Convertible Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Convertible Preferred Securities or (b) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Convertible Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the Convertible Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the Trust or the successor entity would be classified as other than a grantor trust) for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

     In addition to the rights of the holders of Convertible Preferred Securities with respect to the enforcement of payment to the Issuer of principal of or interest on the Convertible Junior Subordinated Debentures as provided under "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default", if (i) a Debenture Event of Default occurs and is continuing or (ii) the Company defaults under the Guarantee (each an "Appointment Event"), then the holders of the Convertible Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Trustee. Any holder of Convertible Preferred Securities (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the Issuer Trustees shall convene a meeting of the holders of Convertible Preferred Securities for the purpose of appointing a Special Trustee. If the Issuer Trustee fails to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Convertible Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, the Company shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date." If such an extension occurs, there will be no Debenture Event of Default and, consequently, no Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.

     The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clauses (i) and (ii), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Convertible Junior Subordinated Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Convertible Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Convertible Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Convertible Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Convertible Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Convertible Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Convertible Preferred Securities of any notice of default with respect to the Convertible Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Convertible Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Convertible Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Convertible Preferred Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel the Convertible Preferred Securities in accordance with the Declaration.

     Notwithstanding that holders of the Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the liquidation amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Convertible Preferred Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Convertible Preferred Securities were issued in the form of one or more fully registered Global Convertible Preferred Securities Certificates (the "Global Convertible Preferred Securities"). The Global Convertible Preferred Securities were deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Convertible Preferred Securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Convertible Preferred Securities may not be exchanged for Convertible Preferred Securities in certificated form except in the limited circumstances described below. See "-- Certificated Convertible Preferred Securities".

     Transfer of beneficial interests in the Global Convertible Preferred Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

  DEPOSITARY PROCEDURES

     DTC has advised the Trust and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, ownership of interests in the Global Convertible Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Convertible Preferred Securities).

     Investors in the Global Convertible Preferred Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Convertible Preferred Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the Convertible Preferred Securities, that they own. Consequently, the ability to transfer beneficial interests in a Global Convertible Preferred Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Convertible Preferred Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Convertible Preferred Securities, see "-- Certificated Convertible Preferred Securities".

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CONVERTIBLE PREFERRED SECURITIES WILL NOT BE ENTITLED TO HAVE CONVERTIBLE PREFERRED SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CONVERTIBLE PREFERRED SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

     Payments in respect of the Global Convertible Preferred Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each Distribution Date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Convertible Preferred Securities, including the Global Convertible Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Convertible Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Convertible Preferred Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Convertible Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the Global Convertible Preferred Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Convertible Preferred Securities represented by Global Convertible Preferred Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Convertible Preferred Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Convertible Preferred Securities are credited and only in respect of such portion of the aggregate liquidation amount of the Convertible Preferred Securities represented by the Global Convertible Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Convertible Preferred Securities for legended Convertible Preferred Securities in certificated form and to distribute such Convertible Preferred Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Convertible Preferred Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Preferred Securities represented by the Global Convertible Preferred Security for all purposes under the Declaration.

     Neither DTC nor its nominee will consent or vote with respect to the Convertible Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Convertible Preferred Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  CERTIFICATED CONVERTIBLE PREFERRED SECURITIES

     The Convertible Preferred Securities represented by the Global Convertible Preferred Securities are exchangeable for Certificated Convertible Preferred Securities in definitive form of like tenor as such Convertible Preferred Securities ("Certificated Convertible Preferred Securities") in denominations of $50 and integral multiples thereof if (i) DTC notifies the Company or the Issuer that it is unwilling or unable to continue as depositary for the Global Convertible Preferred Securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (ii) the Company or the Issuer in its discretion at any time determines not to have of the Convertible Preferred Securities evidenced by the Global Convertible Preferred Securities or (iii) a default entitling the holders of the Convertible Preferred Securities to accelerate the maturity thereof has occurred and is continuing. Any of the Convertible Preferred Securities that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated Convertible Preferred Securities issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the Global Convertible Preferred Securities are not exchangeable, except for Global Convertible Preferred Securities of the same aggregate denomination to be registered in the name of DTC or its nominee.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Convertible Preferred Securities held in global form shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates. With respect to the Convertible Preferred Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar, conversion agent and transfer agent for the Convertible Preferred Securities.

     Registration of transfers of the Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer or exchange of the Convertible Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Convertible Preferred Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes (or in a way that would substantially increase the risk that the Trust would be classified as other than a grantor trust for United States Federal income tax purposes), and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

         DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Convertible Junior Subordinated Debentures were issued under a Junior Subordinated Indenture (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act, will incorporate certain provisions of the Trust Indenture Act and will be subject to and governed by the Trust Indenture Act. This summary of the material terms and provisions of the Convertible Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in Convertible Junior Subordinated Debentures issued by the Company. Interest will accrue on the Convertible Junior Subordinated Debentures from the date of their original issuance at the annual rate of 5 1/4% of the principal amount thereof and will be payable quarterly in arrears on January 15, April 15, July 15 and October 30 (each an "Interest Payment Date"), commencing July 15, 1998, to the person in whose name each Convertible Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the next preceding January 1, April 1, July 1 and October 1. It is anticipated that, until the liquidation of the Trust, each Convertible Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the applicable Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, Special Interest and Additional Sums, as applicable. See "-- Additional Sums" and "Registration Rights".

     Unless previously redeemed or repurchased in accordance with the Indenture, the Convertible Junior Subordinated Debentures will mature on April 15, 2028. See "-- Redemption -- Repayment at Maturity; Redemption of Convertible Preferred Securities".

     The Convertible Junior Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Debt. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt. See "Risk Factors -- Ranking of Obligations Under the Guarantee and the Convertible Preferred Securities Debentures" and "-- Subordination".

OPTION TO EXTEND INTEREST PAYMENT DATE

     As long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided, that no Deferral Period may extend beyond the stated maturity date of the Convertible Junior Subordinated Debentures. At the end of a Deferral Period, the Company must pay all interest then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest accrued thereon compounded quarterly from the relevant Interest Payment Date to the date of payment, to the extent permitted by applicable law). During a Deferral Period and for so long as the Convertible Junior Subordinated Debentures remain outstanding, interest will continue to accrue and holders of Convertible Junior Subordinated Debentures (and holders of the Convertible Junior Subordinated Debentures while Convertible Preferred Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States Federal income tax purposes. See "United States Taxation -- Potential Extension of Interest Payment and Original Issue Discount".

     During any Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all interest then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest accrued thereon, compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any Deferral Period the Company may further extend such Deferral Period, provided, however, that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond the stated maturity date of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Deferral Period (or an extension thereof) at least three Business Days (or if the Property Trustee is not the sole holder of the Convertible Junior Subordinated Debentures, ten Business Days) prior to the earlier of (i) the date the Distributions on the Convertible Preferred Securities would have been payable except for the election to begin or extend such Deferral Period or (ii) the date the Administrative Trustees are required to give notice to any national securities exchange or automated quotation system or to holders of Convertible Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date (or if the Property Trustee is not the sole holder of the Convertible Junior Subordinated Debentures, ten Business Days). The Debenture Trustee shall give notice of the Company's election to begin or extend a new Deferral Period to the holders of the Convertible Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period.

REDEMPTION

  REPAYMENT AT MATURITY; REDEMPTION OF CONVERTIBLE PREFERRED SECURITIES

     The Convertible Junior Subordinated Debentures must be repaid at the stated maturity on April 15, 2028 unless earlier redeemed. The circumstances in which the Company may redeem the Convertible Junior Subordinated Debentures prior to their stated maturity date are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the Convertible Junior Subordinated Debentures (other than following the distribution of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, a Like Amount of Trust Securities, upon the terms and conditions described under "Description of the Convertible Preferred Securities -- Mandatory Redemption".

  OPTIONAL REDEMPTION

     The Company may redeem the Convertible Junior Subordinated Debentures (an "Optional Redemption"), in whole or in part, at any time after April 20, 2001, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Optional Redemption Price") equal to the following prices per $50 principal amount of Convertible Junior Subordinated Debentures, plus accrued and unpaid interest thereon, if redeemed during the 12-month period ending April 20:

                                           PRICE PER
YEAR                                  $50 PRINCIPAL AMOUNT
----                                  --------------------
2002                                         $51.31
2003                                         $50.88
2004                                         $50.44

and thereafter at $50 per $50 principal amount of Convertible Junior Subordinated Debentures plus, in each case, accrued and unpaid interest, including Additional Sums, if any, to the redemption date.

     In the event of any redemption in part, the Company shall not be required
(i) to issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures to be so redeemed and (ii) to register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part.

  TAX EVENT REDEMPTION

     The Company may also, under certain limited circumstances within 90 days of the occurrence and continuation of a Tax Event, redeem (a "Tax Event Redemption") the Convertible Junior Subordinated Debentures in whole, but not in part, at the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"). See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution or Investment Company Event Distribution".

     If the Company is permitted to consummate a Tax Event Redemption and it desires to do so, it must mail a notice to each holder of Convertible Preferred Securities at least 30 days but not more than 60 days before the Redemption Date.

ADDITIONAL SUMS

     If (i) the Property Trustee is the sole holder of all the Convertible Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a Tax Event ("Additional Sums"), the Company may elect, in its sole and absolute discretion, to pay as additional amounts on the Convertible Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such additional taxes, duties, assessments or other governmental charges instead of directly paying such additional taxes, duties, assessments or other governmental charges as required under the Indenture.

RESTRICTIONS ON CERTAIN PAYMENTS

     If (i) there shall have occurred a Debenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of a Deferral Period as provided in the Indenture and shall not have rescinded such notice, or such Deferral Period, or any extension thereof, shall be continuing, the Company will covenant that it will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (b) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Junior Subordinated Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures (other than (1) dividends or distributions in Common Stock of the Company, (2) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (3) payments under the Guarantee, (4) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior in interest to the Convertible Junior Subordinated Debentures), (5) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (6) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Convertible Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Convertible Junior Subordinated Debentures or the holders of the Convertible Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act and making other changes that do not materially adversely affect the interests of the holders of Convertible Junior Subordinated Debentures or the holders of the Convertible Preferred Securities so long as they remain outstanding. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Convertible Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Convertible Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture so affected, change the stated maturity date, or reduce the principal amount of the Convertible Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Convertible Junior Subordinated Debentures the holders of which are required to consent to any modification of the Indenture, or have certain other effects as set forth in the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Convertible Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Convertible Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of a Deferral Period); or

          (ii) failure to pay any principal or premium, if any, on the Convertible Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) default in the performance, or breach, in any material respect, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (i) or (ii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the holders of at least 25% in aggregate principal amount of the outstanding Convertible Junior Subordinated Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

          (iv) failure by the Company to issue and deliver shares of Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (vi) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Convertible Junior Subordinated Debentures to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Convertible Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Convertible Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Convertible Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Convertible Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Convertible Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture. Should the holders of such Convertible Junior Subordinated Debentures fail to waive such past default, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Convertible Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Convertible Preferred Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Convertible Preferred Securities. If the right to bring a Direct Action is removed following the effectiveness of a shelf registration statement in respect of the Convertible Junior Subordinated Debentures, the Trust may become subject to the reporting obligations under the Exchange Act. In connection with a Direct Action, the Company shall have a right of set-off to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Convertible Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Convertible Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other person or sell or lease its assets as, or substantially as, an entirety to any person, unless (i) the successor person is organized under the laws of the United States or any State of the United States or the District of Columbia, and such successor person (if other than the Company) expressly assumes the Company's obligations on the Convertible Junior Subordinated Debentures issued under the Indenture and shall have provided for conversion rights in accordance with Article XIII of the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Convertible Preferred Securities are outstanding, such transaction is permitted under the Declaration and does not give rise to any Event of Default under the Declaration; and (iv) certain other conditions as prescribed in the Indenture are met.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Convertible Junior Subordinated Debentures issued thereunder shall be subordinate and junior in right of payment to all Obligations relating to Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full in cash of all principal of (and premium, if any) and interest, if any, on, and all other Obligations relating to, such Senior Debt before the holders of Convertible Junior Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the Convertible Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full in cash of all amounts due thereon (including any amounts due upon acceleration and all Obligations relating thereto) before the holders of the Convertible Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on, or any other Obligations relating to, the Convertible Junior Subordinated Debentures.

     In the event that the Company shall default in the payment of any principal of (or premium, if any), or interest, if any, on, or any other Obligations relating to, any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt and all Obligations relating thereto shall have been paid in full in cash, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal or interest, if any, on or any other Obligations relating to, the Convertible Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Convertible Junior Subordinated Debentures.

     In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon the occurrence of receipt by the Debenture Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their representative, no such payment may be made by the Company upon or in respect of the Convertible Junior Subordinated Debentures or any Obligations relating thereto for a period (each a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Debenture Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Indebtedness or their representative who delivered such notice). Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Convertible Junior Subordinated Debentures during any period of 360 consecutive days.

     "Senior Debt" means any Debt of the Company, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such Debt that is expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the Convertible Junior Subordinated Debentures (or any guarantee thereof): provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Company, (b) trade accounts payable and accrued liabilities arising in the ordinary course of business, (c) any Debt of the Company to any of its subsidiaries or (d) any Debt to any employee of the Company.

     "Debt" means (i) the principal of, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the relevant contracted rate specified in the documentation for the relevant Debt whether or not such claim for post-petition interest is allowed in such proceeding) on, and all other Obligation relating to, indebtedness for money borrowed (including any guarantee relating to the foregoing obligations), (ii) purchase money and similar obligations, (iii) obligations under capital lease, letters of credit and reimbursement obligations relating thereto, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refundings of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings (at the relevant contractual rate specified in the documentation therefor, whether or not such claim for post-petition interest is allowed in such proceeding), (vii) all obligations to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts and (c) similar financial instruments and (viii) any deferrals, renewals or extensions of any such Debt.

     "Designated Senior Indebtedness" means (x) all Senior Debt of the Company under, or as a result of its guarantee of, Debt pursuant to the Credit Agreement and (y) at any time when no Debt described in the preceding clause (x) is outstanding, any issue of Senior Debt with an aggregate principal amount in excess of $15.0 million that is designated as "Designated Senior Indebtedness" by written notice from the Company to the Debenture Trustee. As used herein, "Credit Agreement" shall mean the Credit Agreement dated as of March 24, 1992, and amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, and as further amended, among the Company, Bank of America Illinois, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, and Bankers Trust Company, as Administrative Agent, and the various lenders from time to time party thereto, together with the related documents thereto (including, without limitation, the loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified, in whole or in part, and without limitation as to the amount, terms, conditions, covenants and other provisions from time to time in effect, and any agreement (and related documents) governing Debt incurred to refund or refinance, in whole, the borrowings and commitments then outstanding under such Credit Agreement or any successor Credit Agreement, whether by the same or any other lender or group of lenders.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, or with respect to, the documentation governing any Debt.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. At December 31, 1997, the aggregate outstanding Senior Debt of the Company was approximately $759.4 million (or $623.9 million of Senior Debt after giving pro forma effect to the Offerings and the use of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement). The Indenture also places no limitation on the Debt of the Company's subsidiaries, which rank senior in right of payment to the Convertible Junior Subordinated Debentures.

REGISTRATION AND TRANSFER

     The Convertible Junior Subordinated Debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Convertible Junior Subordinated Debentures will be registered in the name of and held by the Property Trustee. Should the Convertible Junior Subordinated Debentures be distributed to holders of the Trust Securities, beneficial interests in the Convertible Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Convertible Preferred Securities -- Form, Book-Entry Procedures and Transfer". If the Convertible Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, book-entry and transfer procedures with respect to the Convertible Preferred Securities as described under "Description of the Convertible Preferred Securities -- Form, Book-Entry Procedures and Transfer," shall apply to the Convertible Junior Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of the principal of and interest on the Convertible Junior Subordinated Debentures will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (except in the case of Convertible Junior Subordinated Debentures that are Global Convertible Junior Subordinated Debentures) by check mailed to each registered holder. Payment of any interest on any Convertible Junior Subordinated Debenture will be made to the person in whose name such Convertible Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

GOVERNING LAW

     The Indenture and the Convertible Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF THE GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Convertible Preferred Securities for the benefit of the holders from time to time of such Convertible Preferred Securities. The Bank of New York will act as trustee (the "Guarantee Trustee") under the definitive agreement relating to the Guarantee (the "Guarantee Agreement"). The Guarantee Agreement will be qualified under the Trust Indenture Act, will incorporate certain provisions of the Trust Indenture Act and will be subject to and governed by the Trust Indenture Act. This summary of the material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

     Pursuant to the Guarantee, the Company has irrevocably agreed to pay in full on a subordinated basis the Guarantee Payments (as defined herein) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of the Trust Securities or the redemption of all of the Trust Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Convertible Preferred Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Convertible Preferred Securities Debentures held by the Trust, the Trust will not be able to pay Distributions on the Convertible Preferred Securities and will not have funds legally available therefor.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Convertible Junior Subordinated Debentures. See "-- Status of the Guarantee". The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt.

     Taken together, the Company's obligations under the Guarantee, the Declaration, the Convertible Junior Subordinated Debentures and the Indenture, including the Company's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Convertible Preferred Securities. See "Relationship Among the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures and the Guarantee".

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Convertible Junior Subordinated Debentures.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Securities of the Convertible Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Convertible Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Convertible Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Convertible Preferred Securities -- Voting Rights; Amendment of the Declaration". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Guarantee provides that the Company shall not consolidate with or merge with or into any other person or sell or lease its assets as, or substantially as, an entirety to any person, unless (i) the successor person is organized under the laws of the United States or any state or the District of Columbia and such successor person (if other than the Company) expressly assumes the Company's obligations under the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Guarantee Agreement are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Convertible Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Convertible Junior Subordinated Debentures to the holders of the Convertible Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Convertible Preferred Securities must restore payment of any sums paid under the Convertible Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

            RELATIONSHIP AMONG THE CONVERTIBLE PREFERRED SECURITIES,
        THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Convertible Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as set forth under "Description of the Guarantee". Taken together, the Company's obligations under the Convertible Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Securities. If and to the extent that the Company does not make payments on the Convertible Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Convertible Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to institute a Direct Action.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Convertible Preferred Securities, primarily because (i) the aggregate principal amount or applicable Redemption Price of the Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate liquidation amount or applicable Redemption Price, as applicable, of the Trust Securities, (ii) the interest rate payable on the Convertible Junior Subordinated Debentures and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Convertible Preferred Securities, (iii) the Company shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, any payment under Guarantee to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

     A holder of any Trust Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. In the event of defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Convertible Junior Subordinated Debentures for a certain designated period or until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Convertible Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Convertible Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Convertible Preferred Securities and Common Securities and investing the proceeds of the Trust Securities in Convertible Junior Subordinated Debentures and engaging in other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Convertible Preferred Security and a holder of a Convertible Junior Subordinated Debenture is that a holder of a Convertible Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on such Convertible Junior Subordinated Debentures, while a holder of Convertible Preferred Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary dissolution, winding -- up or liquidation of the Trust involving the liquidation of the Convertible Junior Subordinated Debentures, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Convertible Preferred Securities -- Liquidation of the Trust". Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Convertible Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Convertible Preferred Securities and a holder of Convertible Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following summaries of certain indebtedness of the Company do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements governing such indebtedness, copies of which are available upon request to the Company.

THE AMENDED CREDIT AGREEMENT

  GENERAL

     The Company and Coltec Aerospace Canada Limited, a Canadian subsidiary of the Company (the "Canadian Borrower"), are parties to the Amended Credit Agreement with various lenders (collectively, the "Lenders"), Bankers Trust Company, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of Montreal, as Canadian Paying Agent. Capitalized terms used but not defined in this summary have the meanings assigned thereto in the Amended Credit Agreement.

     The Amended Credit Agreement provides for revolving borrowings by the Company and the Canadian Borrower of up to $900 million, which will be reduced by 66 2/3% of the gross proceeds to the Company from the TIDES(SM) Offering and the Senior Notes Offering (the "Total Commitment") and which expires on December 15, 2001. The Canadian Borrower may borrow up to $80 million under the Amended Credit Agreement with the remainder of the Total Commitment available only to the Company.

     The Amended Credit Agreement also provides for the issuance of certain standby letters of credit and trade letters of credit (collectively, the "Letters of Credit") for the account of the Company; provided that the outstanding amount of all Letters of Credit does not exceed, (x) when added to the outstanding amount of letters of credit not issued under the Amended Credit Agreement, $125 million or (y) when added to all loans outstanding under the Amended Credit Agreement, the Total Commitment.

  GUARANTEES

     The obligations of the Company under the Amended Credit Agreement are guaranteed by each existing domestic subsidiary of the Company and will be guaranteed by each subsequently acquired domestic subsidiary (excluding the Trust and certain other subsidiaries) of the Company (the "Credit Agreement Subsidiary Guarantees"). The obligations of the Canadian Borrower under the Amended Credit Agreement are guaranteed by the Company and by each existing Canadian subsidiary of the Canadian Borrower and will be guaranteed by each subsequently acquired subsidiary of the Canadian Borrower.

  COLLATERAL

     Pledged Securities. Pursuant to a pledge agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company to Bankers Trust Company, as Collateral Agent (the "Company Pledge Agreement"), the obligations of the Company under the Amended Credit Agreement and the Senior Notes are secured by pledges of all the capital stock of the

Company's direct domestic subsidiaries and 66% of the capital stock of the Company's direct foreign subsidiaries and any promissory notes held by the Company.

     Pursuant to a pledge agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company's subsidiaries to Bankers Trust Company, as Collateral Agent (the "Subsidiaries Pledge Agreement"), the obligations of each domestic subsidiary of the Company under the Subsidiaries Guarantee and the Subsidiaries Guarantees of the Senior Notes are secured by pledges of all the capital stock of such subsidiary's direct domestic subsidiaries and 66% of all the capital stock of such subsidiary's direct foreign subsidiaries and any promissory notes held by such subsidiary. The securities pledged pursuant to the Company Pledge Agreement and the Subsidiaries Pledge Agreement are referred to herein as the "Pledged Securities".

     Other Security. Pursuant to a security agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company to Bankers Trust Company, as Collateral Agent (the "Company Security Agreement"), the obligations of the Company and loans to the Canadian Borrower under the Amended Credit Agreement and the Senior Notes are secured by a security interest in substantially all inventory, accounts receivable, a cash collateral account, intellectual property rights, computer programs, contracts, goods, general intangibles, chattel paper, documents and instruments of the Company and all proceeds of the foregoing.

     Pursuant to a security agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company's subsidiaries to Bankers Trust Company, as Collateral Agent (the "Subsidiaries Security Agreement"), the obligations of each domestic subsidiary of the Company under the Subsidiaries Guarantee and the Subsidiary Guarantees of the Senior Notes are secured by a security interest in substantially all inventory, accounts receivable, a cash collateral account, intellectual property rights, computer programs, contracts, goods, general intangibles, chattel paper, documents and instruments of such subsidiary and all proceeds of the foregoing.

     Real Property. The obligations of the Company under the Amended Credit Agreement and the Senior Notes are secured by first mortgages or deeds of trust on certain of the manufacturing plants owned by the Company and its subsidiaries, including the plants in West Hartford, Connecticut, Euless, Texas, Beloit, Wisconsin and Longview, Texas (collectively, the "Mortgages"). See "Business -- Properties".

     The Company Pledge Agreement, the Subsidiaries Pledge Agreement, the Company Security Agreement, the Subsidiaries Security Agreement and the Mortgages are hereinafter referred to as the "Amended Collateral Documents".

     The following is a summary of the material provisions of the Amended Collateral Documents pertaining to the Collateral.

     Collateral Agent. Bankers Trust Company will be the Collateral Agent under each of the Amended Collateral Documents. Bankers Trust Company is also the Administrative Agent under the Amended Credit Agreement. The Collateral Agent is not a fiduciary to any of the secured creditors, including, without limitation, the holders of the Senior Notes. However, any enforcement of the provisions of the Amended Collateral Documents by the Collateral Agent will be made for the benefit of all the secured creditors under the Amended Collateral Documents, including for the benefit of the holders of the Senior Notes.

     Obligations Secured by the Collateral. The obligations which are secured by the Collateral include (i) payments of principal of and interest on the loans under the Amended Credit Agreement, all reimbursement obligations and unpaid drawings with respect to letters of credit under the Amended Credit Agreement and all other obligations owing to the lenders in connection with the Amended Credit Agreement and related documents, (ii) all liabilities in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement and (iii) payments of principal of and interest on the Senior Notes and the Exchange Notes and all other obligations of the Company under the Indenture and the Senior Notes and the Exchange Notes (items (i), (ii) and (iii) above, together with certain expenses of, and amounts paid by, the Collateral Agent or any secured creditor, are hereinafter referred to as the "Obligations").

     Enforcement of Collateral Provisions. The Amended Collateral Documents may be enforced only by the Collateral Agent, in each case acting upon instructions from the "Required Secured Creditors", which is defined to mean the "Required Banks", which, in turn, is defined to mean the lenders holding a majority of the obligations (or of all the obligations in certain cases) under the Amended Credit Agreement. Because the holders of the Senior Notes are not included in the definition of "Required Secured Creditors", neither the holders of the Senior Notes nor the Trustee under the Indenture relating to the Senior Notes will have the ability to enforce the provisions of any of the Amended Collateral Documents.

     Generally, upon an acceleration of the obligations under the Amended Credit Agreement, an acceleration of indebtedness under third-party debt agreements in excess of $10 million, a voluntary, involuntary or court-declared bankruptcy or certain other events, in each case as set forth in the Amended Credit Agreement, or upon an Event of Default under the Indenture, the Required Secured Creditors may direct the Collateral Agent to enforce the provisions of the Amended Collateral Documents. In such an event, the Collateral Agent may exercise any of its rights as a secured creditor under the Uniform Commercial Code and the Amended Collateral Documents (such as foreclosing upon and selling portions of the Collateral and voting the Pledged Securities).

     The occurrence of an Event of Default under the Indenture will not give the holders of the Senior Notes or the Trustee under the Indenture relating to the Senior Notes the right at any time to direct the Collateral Agent to exercise any of its rights or to enforce any provisions under the Amended Collateral Documents.

     Notwithstanding the foregoing, in the event that (i) the principal of any secured Obligations has been accelerated or the final maturity thereof has occurred and there exists a payment Event of Default where the aggregate principal amount of such Obligations is at least $100 million and where such payment Event of Default has continued for 90 days and (ii) the Required Secured Creditors have not directed the Collateral Agent to enforce the provisions of any of the Amended Collateral Documents, then a majority of the "Secured Creditors" (defined to mean a majority of all the secured Obligations, including the Senior Notes) may cause the Collateral Agent to enforce such provisions. The Required Secured Creditors, however, would continue to have the right to direct the manner and method of such enforcement.

     Upon the occurrence of an event of default under the Amended Credit Agreement, the Administrative Agent may notify the Company and the Canadian Borrower of its election to terminate the Amended Credit Agreement and, upon such notice, the obligations of the Company and the Canadian Borrower will be accelerated and be immediately due and payable except that, upon the occurrence of certain bankruptcy-related events of default, such termination and acceleration will be deemed to occur immediately without notice. Upon such acceleration, in addition to such other rights as are permitted by the Amended Credit Agreement or by law, the Collateral Agent has the right to enforce all of the liens and security interests created pursuant to the Amended Credit Agreement and the Amended Collateral Documents.

     Application of Proceeds. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral shall be applied as follows:

     (i) first, to the payment of all amounts owing to the Collateral Agent;

     (ii) second, to the payment of the "Primary Obligations," which is defined to include all of (i) the obligations under the Amended Credit Agreement,
     (ii) the Senior Notes and (iii) the obligations in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement;

     (iii) third, to the payment of the "Secondary Obligations," which is defined to mean all Obligations other than the Primary Obligations; and

     (iv) fourth, to the Company or its subsidiaries, as the case may be.

     All actions required or permitted to be taken by the Senior Noteholders will be taken only by the Trustee as directed by the Senior Noteholders and all payments required to be made with respect to the Senior Notes will be paid to the Trustee on behalf of the Senior Noteholders.

     Amendments and Waivers. The Amended Collateral Documents may be amended or waived by the Required Banks; provided that any change, waiver or modification materially adversely affecting the rights and benefits of a single "Class" of secured creditors (and not all secured creditors in a like or similar manner) will require the written consent of the "Requisite Class Creditors" of such Class, which is defined to mean a majority of such affected Class; provided further that any Class will not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for such Class and such other Class. Each of the lenders under the Amended Credit Agreement, the interest rate protection creditors and the holders of the Senior Notes will constitute a separate Class.

     Notwithstanding the foregoing, the Required Banks may at any time agree to amendments to the Amended Collateral Documents in order to, among other things,
(i) secure additional extensions of credit or (ii) add additional Secured Creditors to a specified Class, in each case, without the consent of the other Secured Creditors.

     Release of Collateral. Pursuant to the terms of the Amended Collateral Documents, any Collateral representing less than all or substantially all of the Collateral may be released upon the direction of the Required Banks, which in this context means Lenders representing holders of a majority of the Obligations under the Amended Credit Agreement. The approval of all the lenders under the Amended Credit Agreement is required for releases of all or substantially all of the Collateral, except as set forth in the preceding paragraph. Upon such direction by the applicable Required Banks, the applicable Collateral will be released whether or not the Senior Notes remain outstanding and without regard to the ratings of the Company's Rated Indebtedness. Notwithstanding the foregoing, in the event the Trustee notifies the Collateral Agent in writing that the Senior Notes have been accelerated, the Collateral Agent will not release any Collateral or terminate any Amended Collateral Documents, except with the prior written consent of the holders of the Senior Notes holding a majority of the then-outstanding Senior Notes.

     In addition, all Collateral under the Amended Collateral Documents shall be automatically released and all such Amended Collateral Documents shall be terminated and of no further force or effect at such time as (x) no default or event of default under the Amended Credit Agreement is in existence and (y) the Company has then outstanding Rated Indebtedness which is at such time rated at least BBB- by Standard & Poor's and Baa3 by Moody's; provided that the Rated Indebtedness described above shall be required to be unsecured or, if secured, both Standard & Poor's and Moody's shall have stated to the Company and the Administrative Agent in writing that, assuming that neither the Amended Credit Agreement nor the Senior Notes were secured, the long-term unsecured Debt pursuant to the Amended Credit Agreement and the Senior Notes would be rated at least BBB-by Standard & Poor's and Baa3 by Moody's at such time; provided further that such release shall not be effected until the tenth Business Day after the Company delivers to the Administrative Agent written notice of the attainment of such rating and, if required, a copy of the written statements specified above. Notwithstanding anything to the contrary contained in the immediately preceding sentence or the proviso thereto, if the Company at any time requests in writing that the Administrative Agent cause the release of all Collateral under all the Amended Collateral Documents and establishes to the satisfaction of the Administrative Agent that (x) no default or event of default under the Amended Credit Agreement is in existence (and no default or event of default shall be in existence after the release described below) and (y) at the time of the release of all Collateral under all the Amended Collateral Documents (and after giving effect thereto), the Company's Rated Indebtedness (which shall be unsecured Debt after the release of Collateral contemplated by this paragraph, and shall include the Debt under the Amended Credit Agreement and the Senior Notes, to the extent then outstanding) shall be rated at least BBB-by Standard & Poor's and Baa3 by Moody's (and the Company shall have furnished to the Administrative Agent a written statement from each of Standard & Poor's and Moody's to the effect that, if neither the Amended Credit Agreement nor the Senior Notes were secured, the long term unsecured Debt pursuant to the Amended Credit Agreement and the Senior Notes would be rated at least BBB- by Standard & Poor's and Baa3 by Moody's at such time), then all Collateral under all the Amended Collateral Documents shall be released and all such Amended Collateral Documents shall be terminated and of no further force or effect.

     Upon the disposition of Holley, Holley was released as a guarantor under the Amended Credit Agreement and the indenture relating to the Senior Notes and its assets and its capital stock was released under the Amended Collateral Documents as security for borrowings under the Amended Credit Agreement and the Senior Notes.

     Termination. Each of the Amended Collateral Documents will terminate on the date on which all Obligations under the Amended Credit Agreement have been paid. In addition, the Amended Collateral Documents may be terminated upon the direction of the Required Banks, which in this context means Lenders representing all the Obligations under the Amended Credit Agreement. Upon such termination of the Amended Collateral Documents, the Collateral will be released whether or not the Senior Notes remain outstanding.

  COVENANTS

     The Amended Credit Agreement includes certain financial covenants that require the Company to maintain (i) a ratio of Consolidated Current Assets to Consolidated Current Liabilities at all times of greater than 1.25 to 1.0, (ii) an Interest Coverage Ratio for any period of four consecutive fiscal quarters of greater than 3.0 to 1.0, (iii) a Leverage Ratio at all times prior to and including June 30, 1998 of less than 4.25 to 1.0, from July 1, 1998 to and including December 31, 1999 of less than 3.75 to 1.0, and thereafter of less than 3.25 to 1.0. The Company has also agreed that the Company and its subsidiaries will not make capital expenditures which in the aggregate exceed $90 million for the fiscal year ending December 31, 1997, $75 million for the fiscal year ending December 31, 1998, $65 million for each of the fiscal years ending December 31, 1999 and December 31, 2000, and $70 million for the fiscal year ending December 31, 2001.

     The Amended Credit Agreement also includes covenants that prohibit the Company and its subsidiaries from, among other things and subject to certain exceptions, (i) incurring certain liens on the property and assets of the Company and its subsidiaries, (ii) winding up, liquidating or dissolving its affairs or entering into any transaction of merger or consolidation, or conveying, selling, leasing or otherwise disposing of property or assets, (iii) authorizing, declaring or paying any dividends (other than, among other things, distributions on the Common Stock or Convertible Preferred Securities) or repurchasing Common Stock or Convertible Preferred Securities, except, in any fiscal year, subject to certain limitations, the Company may pay dividends or repurchase Common Stock or Convertible Preferred Securities in an amount equal to the greater of $7.5 million or 30% of Consolidated Net Income for the preceding fiscal year, (iv) incurring Debt, other than Debt outstanding under the Amended Credit Agreement and certain other existing Debt, accrued expenses, the Senior Notes, the Convertible Subordinated Debentures, Debt incurred to pay all or a portion of the purchase price of equipment or machinery secured by liens placed upon equipment or machinery used in the ordinary course of the business of the Company, Debt incurred with respect to certain lease obligations, Debt under interest rate protection agreements, certain permitted acquired Debt, Debt of foreign subsidiaries of the Company not to exceed $100 million, and other Debt not otherwise permitted under the Amended Credit Agreement up to the aggregate amount of $100 million, (v) lending money or extending credit or making advances to any person or purchasing or acquiring any stock, obligations or securities of any person, (vi) entering into transactions with affiliates, except in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such subsidiary as would be obtainable in a comparable arm's-length transaction with an unaffiliated entity, (vii) prepaying or redeeming the Senior Notes in an amount greater than $100 million, (viii) restricting the ability of its subsidiaries to pay dividends or other distributions on its capital stock, make loans or advances to the Company or other subsidiaries or transfer assets to the Company, (ix) making certain issuances of capital stock or securities convertible into or exercisable for capital stock and (x) certain other restrictions.

  CERTAIN DEFINITIONS

     "Backstopped Letters of Credit" means certain existing Letters of Credit described in the Amended Credit Agreement with respect to which standby Letters of Credit serve as support for the reimbursement obligations of the Company and its subsidiaries to the issuers of such Backstopped Letters of Credit.

     "Capitalized Lease Obligations" of any person means all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Consolidated Current Assets" means the consolidated current assets of the Company and its subsidiaries plus the Total Unutilized Commitment less the aggregate amount of Non-Facility Letter of Credit Outstandings at such time.

     "Consolidated Current Liabilities" means the consolidated current liabilities of the Company and its subsidiaries, but excluding the current portion of any long-term Debt which would otherwise be included therein.

     "Consolidated EBITDA" means for any period Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

     "Consolidated EBIT" means for any period the consolidated net income of the Company and its subsidiaries before interest income, consolidated interest expense and provision for taxes and without giving effect to any extraordinary gains or gains from sales of assets other than inventory sold in the ordinary course of business (determined after taking into account losses from sales of such assets).

     "Credit Documents" means the Amended Credit Agreement, and all documents executed in connection therewith, including each of the promissory notes required to be executed by the Company, any subsidiary of the Company or the Canadian Borrower under the Amended Credit Agreement, the Credit Guarantees and each Security Document.

     "Debt" means, as to any person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit (excluding Backstopped Letters of Credit so long as (x) fully supported by one or more Letters of Credit issued under the Amended Credit Agreement and (y) no unreimbursed drawing has been made under the respective Backstopped Letter of Credit) issued for the account of such person and with respect to which such person has a reimbursement obligation and all unpaid drawings in respect of such letters of credit, (iii) all Debt of the types described in clause (i) (other than certain trade payables), (ii), (iv), (v), (vi) or (vii) secured by liens on property of such person, (iv) all Capitalized Lease Obligations of such person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all contingent obligations of such persons and (vii) all obligations under any interest rate protection or other hedging agreement or under any similar type of agreement entered into with a person not a Lender; provided that the aggregate outstanding amount of any Debt described in clause
(iii) above shall equal the lesser of (x) the aggregate outstanding amount of all Debt secured by such lien and (y) the fair market value of all property subject to such lien; provided further that on and after the date on which any other Debt for borrowed money (the "Defeased Debt") shall have been permanently defeased or otherwise satisfied and discharged in the manner provided in the documentation governing such Defeased Debt, and so long as the Company and its subsidiaries are permanently relieved as a result thereof of all monetary obligations, and obligations to comply with covenants, with respect thereto (which defeasances, satisfactions and discharges are subject to the limitations set forth in the Amended Credit Agreement), such Defeased Debt shall not be considered outstanding Debt for purposes of this Amended Credit Agreement.

     "Interest Coverage Ratio" means for any period the ratio of Consolidated EBITDA for such period to consolidated interest expense for such period.

     "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregated stated amount of all then outstanding Letters of Credit and (ii) the aggregate amount of all unpaid drawings at such time.

     "Leverage Ratio" means, at any date of determination, the ratio of (i) consolidated indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive quarters most recently ended on or prior to such date, in each case taken as one accounting period.

     "Moody's" means Moody's Investors Service, Inc.

     "Non-Facility Letters of Credit" means each letter of credit (other than any Letter of Credit issued pursuant to the Amended Credit Agreement) issued for the account of the Company and its subsidiaries.

     "Rated Indebtedness" means long-term unsecured Debt of the Company which is rated by both Standard & Poor's and Moody's, or if no such Debt of the Company shall be rated, Debt under the Amended Credit Agreement or Debt of the Company which is equally and ratably secured with Debt under the Amended Credit Agreement, to the extent such Debt shall be rated by either Standard & Poor's or Moody's.

     "Security Documents" means each pledge agreement, each security agreement, each mortgage and each additional security document.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Total Unutilized Commitment" means, at any time, an amount equal to the remainder of (x) the then Total Commitment, less (y) the sum of (I) the aggregate principal amount of revolving borrowings then outstanding plus (II) the then aggregate amount of Letter of Credit Outstandings.

OTHER INDEBTEDNESS

     As of December 31, 1997, the Company had outstanding $7.5 million of 9 3/4% senior notes due 1999, $7.4 million of 9 3/4% senior notes due 2000 and $48.8 million of other indebtedness due between 1998 and 2010. In 1996, the Company conducted a tender offer and consent solicitation for the 9 3/4% senior notes due 1999 and 9 3/4% senior notes due 2000, pursuant to which all restrictive covenants were removed and all notes other than the amounts set forth in the preceding sentence were repurchased.

                      DESCRIPTION OF COLTEC CAPITAL STOCK

     Coltec's authorized capital stock consists of 100 million shares of Common Stock, par value $.01 per share, and 2.5 million shares of preferred stock, par value $.01 per share ("Preferred Stock"). The following summary description of the capital stock of Coltec does not purport to be complete and is qualified in its entirety by reference to Coltec's Amended and Restated Articles of Incorporation and By-laws, copies of which were filed by reference as an exhibit to Coltec's Annual Report on Form 10-K for the year ended December 31, 1997. See "Available Information".

COMMON STOCK

     Subject to the prior rights of any series of preferred stock that may from time to time be authorized and outstanding, holders of common stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors and to receive pro rata the net assets of Coltec legally available for distribution upon liquidation or dissolution. Holders of common stock are entitled to one vote for each share of common stock held on each matter submitted to a vote of shareholders, including the election of directors. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the voting powers, preferences and relative participating, optional or other special rights, without any further vote or action by the shareholders. The ability of the Board of Directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Coltec.

CERTAIN PROVISIONS OF THE RESTATED ARTICLES OF INCORPORATION AND BY-LAWS

     The Restated Articles of Incorporation provide that any action required or permitted to be taken by the shareholders of Coltec may be effected only at an annual or special meeting of shareholders, and prohibits shareholders' action by written consent in lieu of a meeting. Coltec's By-laws provide that special meetings of shareholders may be called only by the chairman or by a majority of the members of the Board of Directors. Shareholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of shareholders.

     Coltec's By-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors as well as for other shareholder proposals to be considered at shareholders' meetings. Notice of shareholder proposals and director nominations must be timely given in writing to the Secretary of Coltec prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain certain information specified in Coltec's By-laws.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     The Restated Articles of Incorporation provide for indemnification of officers and directors of Coltec to the extent permitted by Pennsylvania law, which generally permits indemnification for actions taken by officers or directors as representatives of Coltec in good faith and in a manner reasonably believed to be in or not opposed to Coltec's best interests, subject to certain limitations.

     In accordance with Pennsylvania law, the Restated Articles of Incorporation and Coltec's By-laws contain provisions eliminating the personal liability of directors to Coltec and its shareholders for monetary damages for breaches of their fiduciary duties, except for breach of a director's duty to act with statutorily defined due care and for a breach which constitutes self-dealing, willful misconduct or recklessness. The applicable provisions of Pennsylvania law pertain only to breaches of duty by directors as directors and not in any other corporate capacity, including as officers. As a result of the inclusion of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

STATUTORY PROVISIONS

     The Pennsylvania Business Corporation Law (the "BCL") contains various provisions that could have an anti-takeover effect. Set forth below is a summary of significant anti-takeover provisions of the BCL. Such provisions may delay, defer or prevent a takeover attempt that a shareholder might consider to be in its best interest. As indicated, and as permitted by the BCL, Coltec has elected not to be governed by certain anti-takeover provisions.

STATUTORY PROVISIONS APPLICABLE TO COLTEC

  BUSINESS COMBINATIONS (SUBCHAPTER 25-F)

     A public corporation may not engage in any business combination with a 20% shareholder for five years following the 20% acquisition unless: (a) the combination or the purchase of the control shares was approved by the board of directors before the date that the shareholder became an interested shareholder or (b)(i) the combination is approved by the holders of a majority of the shares not controlled by the interested shareholder at a special meeting held not less than three months after the shareholder acquired an 80% voting stake, and the aggregate amount of the offer meets certain fair price criteria or (ii) by unanimous vote. If the combination was not previously approved, the 20% shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the shares not owned by the acquiror or the aggregate amount of the offer meets certain fair price criteria.

  FIDUCIARY OBLIGATIONS OF DIRECTORS (SECTIONS 1715 ET AL.)

     In discharging their duties, directors may, in considering the best interests of the corporation, consider (a) the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the corporation, and communities in which the corporation is located, (b) the short-term and long-term interests of the corporation, including the possibility that these interests may be best served by the corporation's continued independence, (c) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control and (d) all other pertinent factors. Directors need not treat any corporate interest or interests of any particular group affected by such action (e.g., shareholders) as the dominant or controlling interest or factor.

STATUTORY PROVISIONS INAPPLICABLE TO COLTEC

  CONTROL TRANSACTIONS (SUBCHAPTER 25-E)

     Any person who acquires the direct or indirect power to control the vote of at least 20% of the outstanding voting interests in a public corporation is required to pay any other shareholder who exercises his rights under the BCL an amount equal to the fair value of the voting shares held by such shareholder as of the date of the transaction pursuant to which control of at least 20% voting interest was obtained.

  CONTROL SHARE ACQUISITION (SUBCHAPTER 25-G)

     Subject to safe harbors for certain acquiring persons, shareholder approval is required before a person who acquires (or seeks to acquire) ownership or voting power over "control shares" of a public corporation may vote the control shares. Control shares are defined in terms of crossing any one of three specified thresholds of percentage ownership of voting power (20%, 33 1/3% or 50%). The public corporation has the right to redeem the control shares (at their market price at the time of redemption) if the acquiror fails to obtain the approval of the remaining shareholders or fails to complete the control transaction.

  DISGORGEMENT OF PROFITS (SUBCHAPTER 25-H)

     Subject to safe harbors for certain acquiring persons, disgorgement to the public corporation is mandated for profits realized by a person or group that
(a) acquires stock from the public corporation itself or from the shareholders within two years before or 18 months after the person or group attempts to acquire 20% or more of a public corporation's voting power, or publicly discloses that it is seeking to acquire control of the public corporation and
(b) then sells that stock within 18 months after such an attempt or disclosure.

  SEVERANCE PAY (SUBCHAPTER 25-I)

     Severance payments must be made to employees of public corporations who are terminated within 24 months after a control share acquisition approved by shareholders.

  LABOR CONTRACTS (SUBCHAPTER 25-J)

     Labor contracts are preserved after a control share acquisition approved by shareholders.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Coltec. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Coltec entitled "Company-obligated mandatorily redeemable convertible preferred securities of Coltec Capital Trust", and appropriate disclosures about the Convertible Preferred Securities, the Guarantee and the Convertible Junior Subordinated Debentures will be included in the notes to Coltec's consolidated financial statements. For financial reporting purposes, Coltec will record distributions payable on the Convertible Preferred Securities as a financing charge to earnings in Coltec's consolidated statement of operations.

                             UNITED STATES TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of Convertible Preferred Securities and the ownership and disposition of the Common Stock that would be received upon a conversion of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance at their original issue price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Convertible Junior Subordinated Debentures, Cravath, Swaine & Moore, special counsel to Coltec and the Trust ("Tax Counsel"), has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Convertible Junior Subordinated Debenture Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Convertible Junior Subordinated Debentures held by the Trust will more likely than not be classified for United States federal income tax purposes as indebtedness of Coltec. Because there is no direct legal authority regarding the United States federal income tax treatment of securities with characteristics like those of the Convertible Junior Subordinated Debentures, it is possible that the Internal Revenue Service would contend that the Convertible Junior Subordinated Debentures should be treated not as indebtedness of Coltec but as equity interests in Coltec. Any such recharacterization might result in adverse consequences to United States Alien Holders (as defined below). See "-- United States Alien Holders". In addition, if the Convertible Junior Subordinated Debentures are characterized as equity rather than indebtedness of Coltec, interest payable by Coltec to the Trust will not be deductible by Coltec for United States federal income tax purposes. Except as otherwise disclosed herein, the remainder of this summary assumes that the Convertible Junior Subordinated Debentures will be classified as indebtedness of Coltec for such purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Convertible Preferred Securities, Tax Counsel, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner (each a "holder") of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Junior Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of those Convertible Junior Subordinated Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

     Unless the OID rules apply to the Convertible Junior Subordinated Debentures, as discussed below, stated interest on the Convertible Preferred Securities will generally be taxable to a holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. While an issuer's option to defer the payment of interest on debt instruments generally results in the application of the OID rules, debt instruments like the Convertible Junior Subordinated Debentures are not considered issued with OID if there is only a "remote" likelihood of deferral by the Company.

     The Company intends to take the position, based upon the advice of Tax Counsel, that, as of the date of this Offering Circular, the likelihood of deferring payments of interest under the terms of the Convertible Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury Regulations. Therefore, the Convertible Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. However, it is possible that the IRS could take the position that the Convertible Junior Subordinated Debentures are issued with OID. In such case, OID would accrue over the entire term of the Convertible Junior Subordinated Debentures in the manner described in the following paragraph.

     In the event the Company exercises its option to defer payments of interest, the Convertible Junior Subordinated Debentures would be treated as subject to the OID rules for their entire remaining term. Under these rules, OID would accrue on an economic accrual basis and would be includible in income on the accrual method, including during any interest deferral period, regardless of the holder's method of accounting. Actual distributions of interest on the Convertible Junior Subordinated Debentures generally would not be separately taxable. A holder that disposes of its Convertible Preferred Securities prior to the record date for payment of distributions on the Convertible Junior Subordinated Debentures will be subject to tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to such OID.

     Corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

     If (i) a Tax Event occurs, (ii) the Trust is still considered to be a pass-through entity for United States federal income tax purposes and (iii) the Company elects to pay Additional Sums on the Convertible Junior Subordinated Debentures, each holder will be required to recognize additional gross income equal to the amount of such Additional Sums. Each Certificate holder that is a United States person generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of the taxes, duties, assessments or other governmental charges that gave rise to the payment of such Additional Sums under Section 162 or 212 of the Code. If a holder that is a United States person is an individual, estate or trust, the deduction or such holder's share of such taxes, duties, assessments or other governmental charges will be allowed only to the extent that all of such holder's miscellaneous itemized deduction, including such holder's share of such taxes, duties, assessments or other governmental charges, exceed 2% of such holder's adjusted gross income. In addition, such itemized deductions may be subject to additional limitations under the Code.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Convertible Preferred Securities other than a holder who purchased the Convertible Preferred Securities upon original issuance at their original issue price may be considered to have acquired their undivided interests in the Convertible Junior Subordinated Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER

     Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities-Tax Event or Investment Company Event Redemption or Distribution", Convertible Junior Subordinated Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to the Trust and to each holder, and each holder would receive an aggregate tax basis in the Convertible Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the Trust and to holders of the Convertible Preferred Securities.

     Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "-- Disposition of Convertible Preferred Securities".

DISPOSITION OF CONVERTIBLE PREFERRED SECURITIES

     A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID, if any, previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities to the date of disposition. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale.

     The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Junior Subordinated Debentures. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include accrued, unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

EXCHANGE OF CONVERTIBLE PREFERRED SECURITIES FOR THE COMPANY'S COMMON STOCK

     A Convertible Preferred Securityholder will not recognize gain or loss upon the exchange, through the Conversion Agent, of Convertible Preferred Securities for a proportionate share of the Convertible Junior Subordinated Debentures held by the Issuer.

     A Convertible Preferred Securityholder will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Junior Subordinated Debentures into Common Stock . A Convertible Preferred Securityholder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the Convertible Preferred Securityholder's tax basis in such fractional share. A Preferred Securityholder's tax basis in the Common Stock received upon exchange and conversion should generally be equal to the Convertible Preferred Securityholder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and a Convertible Preferred Securityholder's holding period in the Common Stock received upon exchange and conversion should generally begin on the date the Convertible Preferred Securityholder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF APPLICABLE CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from Coltec in the event the conversion ratio of the Convertible Junior Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Junior Subordinated Debentures are convertible or exchangeable) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of Coltec were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Coltec. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

OWNERSHIP OF COMMON STOCK

     Distributions received by holders of Common Stock ("Stockholders") in respect of such Common Stock (other than certain distributions of additional shares of Common Stock or rights to acquire additional shares of Common Stock) will be treated as ordinary dividend income ("Dividends") to such Stockholders to the extent such distributions are considered to be paid by Coltec out of its current or accumulated earnings and profits ("E&P"), as determined under United States federal income tax principles. Corporate Stockholders may be entitled to a "dividends-received deduction" with respect to such Dividends.

     To the extent that any such distribution exceeds Coltec's earnings and profit for a taxable year, such distribution will be treated, first, as a tax-free return of capital to a Stockholder to the extent of such Stockholder's adjusted tax basis in the Common Stock and, thereafter, as capital gain.

     Distributions of additional shares of Common Stock, or rights to acquire additional shares of Common Stock, that are received as part of a pro rata distribution of such shares, or rights to acquire such shares, to all Stockholders of the Company generally should not be subject to United States federal income tax. The tax basis of such new shares or rights generally will be determined by allocating the Stockholder's adjusted tax basis in the "old" shares of Common Stock between such "old" shares and the new shares or rights received by such Stockholder, based upon their relative fair market value on the date of the distribution.

     A Stockholder generally will recognize gain or loss on a sale or other taxable disposition of Common Stock equal to the difference between the amount realized by the Stockholder on such sale or disposition and the Stockholder's adjusted tax basis in such Common Stock. Such gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the Stockholder had held such Common Stock for more than one year immediately prior to such sale or disposition. In the case of a noncorporate Stockholder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such Stockholder's holding period for such Common Stock exceeds one year and will be further reduced if such Common Stock was held for more than 18 months.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any beneficial owner of a Convertible Preferred Security that is a corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law, payments by the Trust or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder will not be subject to withholding of United States federal income tax provided that (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Junior Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of Coltec entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to Coltec through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

     If a United States Alien Holder is engaged in a trade or business in the United States and interest paid with respect to the Convertible Preferred Securities (or on the Convertible Junior Subordinated Debentures) is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

     Any gain realized by a United States Alien Holder on the sale or other taxable disposition of Convertible Preferred Securities, Convertible Junior Subordinated Debentures or Common Stock generally will not be subject to United States federal income or withholding tax unless (i) such gain is effectively connected with a trade or business carried on within the United States by such United States Alien Holder, or (ii) in the case of a United States Alien Holder who is an individual, such individual is present in the United States for 183 days or more during the taxable year in which such sale or disposition occurs and certain other conditions are met.

     If a United States Alien Holder receives a Dividend distribution with respect to their Common Stock, or is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible

Junior Subordinated Debentures as described above under "-- Adjustment of Applicable Conversion Price", the gross amount of such Dividend or deemed dividend, will be subject to United States federal withholding tax at a 30% (or lower treaty) rate. In addition, Distributions paid to United States Alien Holders in respect of their Convertible Preferred Securities (or Convertible Junior Subordinated Debentures) also will be subject to United States federal withholding tax at a 30% (or lower treaty) rate, if, contrary to the opinion of Tax Counsel, the Convertible Junior Subordinated Debentures are classified as equity interests in, rather than indebtedness of, Coltec for United States federal income tax purposes, in which case the interest paid thereon will be treated as Dividends to the extent it is deemed to be paid out of Coltec's E&P.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Annual information reporting will apply to interest income on the Convertible Preferred Securities, and payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Convertible Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Convertible Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Convertible Preferred Securities at the completion of the initial offering or otherwise. All of the Common Securities will be purchased and held by the Company.

     Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Convertible Preferred Securities were acquired with "plan assets" of such Plan and assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if Coltec is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between Coltec and the Issuer (as represented by the Convertible Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Convertible Preferred Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by qualified professional asset managers).

     Because the Convertible Preferred Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of Code, the Convertible Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in an entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Convertible Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. See "Transfer Restrictions" herein.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Convertible Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                SELLING HOLDERS

     The Convertible Preferred Securities were originally issued by the Trust and sold by Credit Suisse First Boston Corporation, Lehman Brothers Inc. and CIBC Oppenheimer Corp. (the "Initial Purchasers"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Junior Subordinated Debentures and Common Stock issued upon conversion of the Convertible Preferred Securities.

     The following table sets forth information with respect to the record holders of the Convertible Preferred Securities as of May 18, 1998. Such information has been obtained from the Selling Holders and the Property Trustee. The term Selling Holder includes the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

                                                                   NUMBER OF
                                                                  CONVERTIBLE
                       SELLING HOLDER                         PREFERRED SECURITIES
                       --------------                         --------------------
Credit Suisse First Boston Corporation......................         616,050
Lipper Convertibles, L.P.,..................................         291,500
Lord Abbett Bond Debenture Fund, Inc. ......................         150,000
Oppenheimer Convertible Securities Fund.....................         120,000
J.P. Morgan & Co. Inc. .....................................         120,000
Chrysler Corp. Master Retirement Trust......................         120,000
Bear, Stearns & Co. Inc.....................................         100,500
Deutsche Bank A.G. London...................................         100,000
Lehman Brothers, Inc. ......................................          82,000
The Northwestern Mutual Life Insurance Company..............          80,000
Van Kampen American Capital Harbor Fund.....................          76,900
Highbridge Capital Corporation..............................          70,000
Mainstay Convertible Fund...................................          60,600
IBM Retirement Fund.........................................          60,000
Shriner's Hospitals for Children............................          60,000
OCM Convertible Trust.......................................          53,200
State of Connecticut Combined Investment Funds..............          52,200
President & Fellows of Harvard College......................          50,000
Teachers Insurance and Annuity Association of America.......          50,000
Smith Barney Convertible Fund ..............................          50,000
Chrysler Corporation Master Retirement Trust................          42,100
BT Holdings (New York) Inc..................................          40,000
MFS Series Trust V-MFS Total Return Fund....................          39,900
Vanguard Convertible Securities Fund, Inc. .................          36,800
New York Life Separate Account #7...........................          30,000
State of Oregon/SAIF Corporation............................          30,000
PRIM Board..................................................          29,000
The Concordia Retirement Plan of the Lutheran
  Church-Missouri Synod.....................................          28,000
Aftra Health Fund...........................................          26,000
The Class IC Company, Ltd. .................................          22,500

                                                                   NUMBER OF
                                                                  CONVERTIBLE
                       SELLING HOLDER                         PREFERRED SECURITIES
                       --------------                         --------------------
Arkansas PERS...............................................          22,250
Castle Convertible Fund, Inc. ..............................          22,000
Raytheon Company Master Pension Trust.......................          21,100
Security Insurance Company of Hartford......................          20,000
Hatchbeam & Co. ............................................          18,500
Delta Air Lines Master Trust................................          17,900
Carrigaholt Capital (Bermuda) L.P. .........................          17,500
State of Delaware PERS......................................          15,500
Oxford Fund.................................................          15,000
State Employees' Retirement Fund of the State of Delaware...          14,700
Combined Insurance Company of America.......................          12,000
The Gabelli Convertible Securities Fund, Inc................          11,000
Capitol American Life Insurance Co. -- Convertible..........          10,500
American Travellers Life Insurance Co. -- Convertible.......          10,500
Great American Reserve Insurance Co. -- Convertible.........          10,000
The Northern Trust Company..................................          10,000
Van Kampen American Capital Convertible Securities Fund.....           8,100
Cova Bond Debenture.........................................           7,000
ICI American Holdings Trust.................................           6,750
Zeneca Holdings Trust.......................................           6,750
Mainstay Strategic Value Fund Series........................           6,000
Beneficial Standard Life Insurance Co. -- Convertible.......           6,000
Third Avenue High Yield Fund................................           5,000
ELF Aquitaine...............................................           3,000
The Connecticut Hospice, Inc. ..............................           2,000
National Pen & Associates Profit Sharing Plan...............           2,000
Echlin Inc. Convertible.....................................           2,000
Eagle Asset Management......................................           1,500
D.S.U. Charitable Trust.....................................           1,400
Forest Alternative Strategies Fund II LP Series A-5I........           1,200
Children's Surgical Associates Inc Pen......................           1,000
Children's Surgical Associates PSP..........................           1,000
LLT Limited.................................................             900
Forest Alternative Strategies Fund II LP Series A-5M........             600
Ursuline Provincialate Eastern Province.....................             400
Marian Residence Fund.......................................             200
MFS Series Trust I -- MFS Convertible Securities Fund.......             100
All other holders...........................................           1,200
                                                                   ---------
          Total.............................................       3,000,000
                                                                   =========

     No Selling Holder has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. After the Selling Holders have sold the amount of Securities being offered pursuant to this Prospectus, the Selling Holders will not hold any Securities.

     The Registration Statement of which the Prospectus is a part has been filed pursuant to Rule 415 under the Securities Act to afford the holders of the Convertible Preferred Securities (including shares of Common Stock issuable upon conversion of the Convertible Preferred Securities) the opportunity to sell their Securities in public transactions rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act. In order to avail itself of that opportunity, a Selling Holder not listed in the table above must notify the Company of its intention to sell Securities and provide such other information concerning the Selling Holder and the Securities to be sold as may then be required by the Securities Act and the rules and regulations thereunder, as applicable. No offer or sale pursuant to this Prospectus may be made by any such Selling Holder until such a request has been made and until any supplement to this Prospectus has been filed or an amendment to the Registration Statement of which this Prospectus is a part has become effective. The Company will from time to time supplement or amend the Prospectus or the Registration Statement, as applicable, to add additional information concerning Selling Holders. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Securities and any Common Stock issued upon conversion of the Convertible Preferred Securities. The supplements to this Prospectus will also disclose whether any Selling Holder selling in connection with such supplement has held any position or office with, been employed by or otherwise has had a material relationship with, the Company or any of its affiliates during the three years prior to the date of such supplement if such information has not been disclosed herein.

                              PLAN OF DISTRIBUTION

     The Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, all expenses of the registration of the Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the Convertible Junior Subordinated Debentures, the Guarantee and the Common Stock issuable upon conversion of the Convertible Junior Subordinated Debentures was passed upon for the Company and the Issuer by Robert J. Tubbs, Executive Vice President, General Counsel and Secretary of the Company. Certain matters of Delaware law relating to the Issuer and the validity of the Convertible Preferred Securities were passed upon for the Issuer by Richards, Layton & Finger, P.A. special Delaware counsel to the Issuer and the Company. Certain matters relating to United States Federal income tax considerations were passed upon for the Company by Cravath, Swaine & Moore, special tax counsel to the Company and the Issuer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Consolidated Statements of Earnings for the Three Months
Ended March 29, 1998 and March 30, 1997 (unaudited).........  F-2
Consolidated Balance Sheets at March 29, 1998 and December
  31, 1997 (unaudited)......................................  F-3
Consolidated Statements of Cash Flows for the Three Months
  Ended March 29, 1998 and March 30, 1997 (unaudited).......  F-4
Consolidated Statements of Comprehensive Income for the
  Three Months Ended March 29, 1998 and March 30, 1997
  (unaudited)...............................................  F-5
Notes to Consolidated Financial Statements (unaudited)......  F-6
Report of Independent Public Accountants....................  F-14
Consolidated Statements of Earnings for Years Ended December
  31, 1997, 1996 and 1995...................................  F-15
Consolidated Balance Sheets at December 31, 1997 and 1996...  F-16
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-17
Consolidated Statements of Shareholders' Equity for the
  Years Ended December 31, 1997, 1996 and 1995..............  F-18
Consolidated Statements of Comprehensive Income for the
  Years Ended December 31, 1997, 1996 and 1995..............  F-19
Notes to Consolidated Financial Statements..................  F-20

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                              --------------------------
                                                               MARCH 29,      MARCH 30,
                                                                 1998           1997
                                                              -----------    -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
Net sales...................................................    $374,441       $309,172
Cost of sales...............................................     260,148        211,675
                                                                --------       --------
Gross profit................................................     114,293         97,497
Selling and administrative..................................      60,999         52,569
                                                                --------       --------
Operating income............................................      53,294         44,928
Interest expense and other, net.............................      15,080         12,364
                                                                --------       --------
Earnings before income taxes................................      38,214         32,564
Income taxes................................................      12,993         11,072
                                                                --------       --------
Net earnings................................................    $ 25,221       $ 21,492
                                                                ========       ========
Basic earnings per common share.............................    $    .38       $    .32
                                                                ========       ========
Basic weighted-average common shares........................      65,881         66,786
                                                                ========       ========
Diluted earnings per common share...........................    $    .38       $    .32
                                                                ========       ========
Diluted weighted-average common and common equivalent
  shares....................................................      67,137         67,731
                                                                ========       ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                MARCH 29,     DEC. 31,
                                                                   1998         1997
                                                                ----------    ---------
                                                                    (IN THOUSANDS)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................................    $   21,075    $  14,693
Accounts and notes receivable, net of allowance of $4,319 in
  1998 and $2,894 in 1997...................................       151,935      120,311
Inventories
Finished goods..............................................        49,506       53,748
Work in process and finished parts..........................       179,678      158,937
Raw materials and supplies..................................        43,978       44,051
                                                                ----------    ---------
                                                                   273,162      256,736
Deferred income taxes.......................................        17,171       15,195
Other current assets........................................        17,412       20,508
                                                                ----------    ---------
     Total current assets...................................       480,755      427,443
Property, plant and equipment, net..........................       304,271      287,619
Costs in excess of net assets acquired, net.................       210,528      157,751
Other assets................................................        80,527       60,221
                                                                ----------    ---------
                                                                $1,076,081    $ 933,034
                                                                ==========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt...........................    $    4,184    $   1,811
Accounts payable............................................        99,124       93,799
Accrued expenses............................................       144,012      138,969
Current portion of liabilities of discontinued operations...         4,999        4,999
                                                                ----------    ---------
     Total current liabilities..............................       252,317      239,578
Long-term debt..............................................       855,854      757,578
Deferred income taxes.......................................        87,221       79,229
Other liabilities...........................................        64,260       60,892
Liabilities of discontinued operations......................       151,657      154,918
Commitments and contingencies...............................            --           --
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,500,000 shares
  authorized, shares outstanding -- none....................            --           --
Common stock, $.01 par value, 100,000,000 shares authorized,
  70,517,363 and 70,501,948 shares issued at March 29, 1998
  and December 31, 1997, respectively (excluding 25,000,000
  shares held by a wholly owned subsidiary).................           705          705
Capital surplus.............................................       641,815      642,828
Retained deficit............................................      (886,808)    (912,029)
Unearned compensation.......................................        (2,699)      (2,721)
Minimum pension liability...................................        (1,646)      (1,646)
Foreign currency translation adjustments....................        (9,150)      (6,745)
                                                                ----------    ---------
                                                                  (257,783)    (279,608)
Less cost of 4,542,709 and 4,666,406 shares of common stock
  in treasury at March 29, 1998 and December 31, 1997,
  respectively..............................................       (77,445)     (79,553)
                                                                ----------    ---------
                                                                  (335,228)    (359,161)
                                                                ----------    ---------
                                                                $1,076,081    $ 933,034
                                                                ==========    =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                              ----------------------
                                                              MARCH 29,    MARCH 30,
                                                                1998         1997
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings................................................  $ 25,221     $ 21,492
Adjustments to reconcile net earnings to cash provided by
  operating activities:
  Depreciation and amortization.............................    12,416        8,511
  Deferred income taxes.....................................     6,016        5,536
  Payments of liabilities of discontinued operations........    (3,261)     (10,750)
  Other operating items.....................................    (1,525)     (10,321)
  Changes in assets and liabilities:
     Accounts and notes receivable..........................   (18,969)      (5,040)
     Inventories............................................    (9,184)      (6,339)
     Other current assets...................................     3,748       (3,700)
     Accounts payable.......................................       178       12,995
     Accrued expenses.......................................      (176)          56
     Accrued pension liability..............................    (4,359)         288
                                                              --------     --------
  Cash provided by operating activities.....................    10,105       12,728
                                                              --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................   (15,005)     (13,554)
Acquisition of businesses...................................   (81,312)          --
                                                              --------     --------
  Cash used in investing activities.........................   (96,317)     (13,554)
                                                              --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in revolving facility, net.........................   110,500       14,000
Purchase of treasury stock..................................        --      (17,419)
Repayment of long-term debt.................................   (14,035)      (2,971)
Payments for unclaimed stock................................    (3,871)          --
                                                              --------     --------
  Cash provided by (used in) financing activities...........    92,594       (6,390)
                                                              --------     --------
Increase (decrease) in cash and cash equivalents............     6,382       (7,216)
Cash and cash equivalents -- beginning of period............    14,693       15,029
                                                              --------     --------
Cash and cash equivalents -- end of period..................  $ 21,075     $  7,813
                                                              ========     ========
Supplemental cash flow data:
  Cash paid for interest....................................  $ 12,409     $ 11,024
  Cash paid (refunded) for income taxes.....................     4,990      (11,140)

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                              ----------------------
                                                              MARCH 29,    MARCH 30,
                                                                1998         1997
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
Net earnings................................................   $25,221      $21,492
                                                               -------      -------
Other comprehensive income/(loss), net of tax:
  Foreign currency translation adjustments..................    (2,405)      (1,100)
  Unearned compensation.....................................        22         (692)
                                                               -------      -------
     Other comprehensive income/(loss), net of tax..........    (2,383)      (1,792)
                                                               -------      -------
Comprehensive income........................................   $22,838      $19,700
                                                               =======      =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

1.   SUMMARY OF ACCOUNTING POLICIES

  Financial Information:
     The unaudited consolidated financial statements included herein reflect in the opinion of management of Coltec Industries Inc (the Company) all normal recurring adjustments necessary to present fairly the consolidated financial position and results of operations for the periods indicated. The unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The Consolidated Balance Sheet as of December 31, 1997 has been extracted from the audited consolidated financial statements as of that date. For further information, refer to the audited consolidated financial statements and footnotes of the Company included elsewhere herein.

2.   ACQUISITIONS

     On January 30, 1998, the Company acquired certain Marine and Petroleum Mfg. Inc.'s manufacturing facilities based in Texas for approximately $17,000. The plants acquired produce flexible graphite and polytetrafluoroethylene (PTFE) fluid sealing products used in the petrochemical industry. Combined annual sales for these facilities are expected to approximate $18,000. The Company also acquired Tex-o-Lon and Repro-Lon for approximately $25,000. These two Texas businesses have combined annual sales of $15,000. Tex-o-Lon manufactures, machines and distributes PTFE products, primarily for the semiconductor industry. Repro-Lon reprocesses PTFE compounds for the chemical and semiconductor industries. The acquisitions were accounted for as purchases; accordingly, the purchase price, which was financed through available cash resources, was allocated to the acquired assets based upon their fair market values.

     On February 2, 1998, the Company purchased the Sealing Division of Groupe Carbone Lorraine for $45,600. This division, with facilities in France and South Carolina, produces high-technology metallic gaskets used in the nuclear, petroleum and chemical industries. Sales are expected to approximate $38,000. This acquisition was accounted for as a purchase and the purchase price, also financed through available cash resources, was allocated to the acquired assets based upon their fair market values.

3.   EARNINGS PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, Earnings per Share, effective December 15, 1997. The Company's reported earnings per common share for the three months ended March 30, 1997 equaled diluted earnings per share as set forth in SFAS No. 128. As a result, the Company's reported earnings per share for three months ended March 30, 1997 were not restated.

     Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year.

     Diluted earnings per common share is computed by using the treasury stock method to determine shares related to stock options and restricted stock.

                                                           THREE MONTHS ENDED
                                                         ----------------------
                                                         MARCH 29,    MARCH 30,
                                                           1998         1997
                                                         ---------    ---------
                                                             (IN THOUSANDS)
Weighted-average common shares.........................   65,881       66,786
Stock options and restricted stock issued..............    1,256          945
                                                          ------       ------
Diluted weighted-average common and common equivalent
  shares...............................................   67,137       67,731
                                                          ======       ======

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

4.   COMMITMENTS AND CONTINGENCIES

     The Company and certain of its subsidiaries are defendants in various lawsuits, including actions involving asbestos-containing products and certain environmental proceedings.

     With respect to asbestos product liability and related litigation costs, as of March 29, 1998 two subsidiaries of the Company were among a number of defendants (typically 15 to 40) in approximately 106,000 actions (including approximately 2,400 actions in advanced stages of processing) filed in various states by plaintiffs alleging injury or death as a result of exposure to asbestos fibers. During the first three months of 1998, two subsidiaries of the Company received approximately 11,000 new actions compared to approximately 7,300 new actions received during the first three months of 1997. Through March 29, 1998, approximately 214,000 of the approximately 320,000 total actions brought have been settled or otherwise disposed of.

     The damages claimed for personal injury or death vary from case to case, and in many cases plaintiffs seek $1,000 or more in compensatory damages and $2,000 or more in punitive damages. Although the law in each state differs to some extent, it appears, based on advice of counsel, that liability for compensatory damages would be shared among all responsible defendants, thus limiting the potential monetary impact of such judgments on any individual defendant.

     Following a decision of the Pennsylvania Supreme Court, in a case in which neither the Company or any or its subsidiaries were parties, that held insurance carriers are obligated to cover asbestos-related bodily injury actions if any injury or disease process, from first exposure through manifestation, occurred during a covered policy period (the "continuous trigger theory of coverage"), the Company settled litigation with its primary and most of its first-level excess insurance carriers, substantially on the basis of the Court's ruling. The Company has negotiated a final agreement with most of its excess carriers that are in the layers of coverage immediately above its first layer. The Company is currently receiving payments pursuant to this agreement. The Company believes that, with respect to the remaining carriers, a final agreement can be achieved without litigation and on substantially the same basis that it has resolved the issues with its other carriers. Settlements are generally made on a group basis with payments made to individual claimants over periods of one to four years. Payments were made with respect to asbestos liability and related costs aggregating $14,901 and $20,191 for the first three months of 1998 and 1997, respectively, substantially all of which were covered by insurance. Related to payments not covered by insurance, the Company recorded charges to operations amounting to $2,000 for the first three months of 1998 and 1997.

     In accordance with the Company's internal procedures for the processing of asbestos product liability actions and due to the proximity to trial or settlement, certain outstanding actions have progressed to a stage where the Company can reasonably estimate the cost to dispose of these actions. As of March 29, 1998, the Company estimates that the aggregate remaining cost of the disposition of the settled actions for which payments remain to be made and actions in advanced stages of processing, including associated legal costs, is approximately $70,636 and the Company expects that this cost will be substantially covered by insurance.

     With respect to the 103,600 outstanding actions as of March 29, 1998, which are in preliminary procedural stages, the Company lacks sufficient information upon which judgments can be made as to the validity or ultimate disposition of such actions, thereby making it difficult to estimate with reasonable certainty the potential liability or costs to the Company. When asbestos actions are received, they are typically forwarded to local counsel to ensure that the appropriate preliminary procedural response is taken. The complaints typically do not contain sufficient information to permit a reasonable evaluation as to their merits at the time or receipt, and in jurisdictions encompassing a majority of the outstanding actions, the practice has been that little or no discovery or other action is taken until several months prior to the date set for trial. Accordingly, the Company generally does not have the information necessary to analyze the actions in sufficient detail to estimate the ultimate liability

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

or costs to the Company, if any, until the actions appear on a trial calendar. A determination to seek dismissal, to attempt to settle or proceed to trial is typically not made prior to the receipt of such information.

     It is also difficult to predict the number of asbestos lawsuits that the Company's subsidiaries will receive in the future. The Company has noted that, with respect to recently settled actions in advanced stages of processing, the mix of the injuries alleged and the mix of the occupations of the plaintiffs have been changing from those traditionally associated with the Company's asbestos-related actions. The Company is not able to determine with reasonable certainty whether this trend will continue. Based upon the foregoing, and due to the unique factors inherent in each of the actions, including the nature of the disease, the occupation of the plaintiff, the presence or absence of other possible causes of a plaintiff's illness, the availability of legal defenses, such as the statute of limitations or state of the art, and whether the lawsuit is an individual one or part of a group, management is unable to estimate with reasonable certainty the cost of disposing of outstanding actions in preliminary procedural stages or of actions that may be filed in the future. However, the Company believes that its subsidiaries are in a favorable position compared to many other defendants because, among other things, the asbestos fibers in its asbestos-containing products were encapsulated.

     Insurance coverage of a small non-operating subsidiary formerly distributing asbestos-bearing products is nearly depleted. Considering the foregoing, as well as the experience of the Company's subsidiaries and other defendants in asbestos litigation, the likely sharing of judgments among multiple responsible defendants, and the substantial amount of insurance coverage that the Company expects to be available from its solvent carriers, the Company believes that pending and reasonably anticipated future actions are not likely to have a material effect on the Company's consolidated results of operations and financial condition. Although the insurance coverage which the Company has is substantial, it should be noted that insurance coverage for asbestos claims is not available to cover exposures initially occurring on and after July 1, 1984. The Company's subsidiaries continue to be named as defendants in new cases, some of which allege initial exposure after July 1, 1984.

     In addition to claims for personal injury, the Company's subsidiaries have been involved in an insignificant number of property damage claims based upon asbestos-containing materials found in schools, public facilities and private commercial buildings. Based upon proceedings to date, the overwhelming majority of these claims have been resolved without a material adverse impact on the Company. Likewise, the insignificant number of claims remaining to be resolved are not expected to have a material effect on the Company's consolidated results of operations and financial condition.

     The Company has recorded an accrual for its liabilities for asbestos-related matters that are deemed probable and can be reasonably estimated (settled actions and actions in advanced stages of processing), and has separately recorded an asset equal to the amount of such liabilities that is expected to be recovered by insurance. In addition, the Company has recorded a receivable for that portion of payments previously made for asbestos product liability actions and related litigation costs that is recoverable from its insurance carriers. Liabilities for asbestos-related matters and the receivable from insurance carriers included in the Consolidated Balance Sheets are as follows:

                                                          MARCH 29,    DEC. 31,
                                                            1998         1997
                                                          ---------    --------
Accounts and notes receivable...........................   $62,403     $56,039
Other assets............................................    25,812      16,249
Accrued expenses........................................    59,173      50,688
Other liabilities.......................................    11,463       2,682

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     With respect to environmental proceedings, the Company has been notified that it is among the Potentially Responsible Parties under federal environmental laws, or similar state laws, relative to the costs of investigating and in some cases remediating contamination by hazardous materials at several sites. Such laws impose joint and several liability for the costs of investigating and remediating properties contaminated by hazardous materials. Liability for these costs can be imposed on present and former owners or operators of the properties or on parties who generated the wastes that contributed to the contamination. The Company's policy is to accrue environmental remediation costs when it is both probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. Investigations have been completed for approximately 17 sites and continuing investigations are being done at approximately 11 sites. Accruals are provided for all sites based on the factors discussed above. As remediation plans are written and implemented, estimated costs become more fact-based and less judgment-based. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical and legal information. While it is often difficult to reasonably quantify future environmental-related expenditures, the Company currently estimates its future non-capital expenditures related to environmental matters to range between $26,000 and $48,000. In connection with these expenditures, the Company has accrued $31,400 at March 29, 1998, representing management's best estimate of probable non-capital environmental expenditures. These non-capital expenditures are estimated to be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5,000 may be required during the next two years related to environmental matters. Although the Company is pursuing insurance recovery in connection with certain of these matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matters.

     As in the case with most other companies, the Company recognizes the need to ensure its operations will not be adversely impacted by the Year 2000 date transition and is faced with the task of addressing related issues. The Company is evaluating whether the effect of the Year 2000 transition issues resulting from relationships with customers, suppliers and other constituents will have an impact on the Company's results of operations or financial condition. At March 29, 1998, the Company estimates that expenditures over the next two years for the cost of modifying its existing software for the Year 2000 date transition will have an immaterial impact on consolidated operating results.

5.  SUBSEQUENT EVENTS

     In April 1998, the Company privately placed $300,000 principal amount
7 1/2% Senior Notes due 2008 (Senior Notes) and $150,000 liquidation value of 5 1/4% Trust Convertible Preferred Securities. Net proceeds of approximately $436,000 from both offerings were used to reduce indebtedness under Coltec's credit agreement.

     On May 15 1998, Coltec completed the previously-announced sale of the capital stock of its Holley Performance Products subsidiary to Kohlberg & Co., L.L.C., a private merchant banking firm located in Mount Kisco, New York, for $100 million in cash. The proceeds of the transaction were applied toward reducing debt.

6.  SUPPLEMENTAL GUARANTOR INFORMATION

     Substantially all the Company's subsidiaries incorporated in the United States (the "Subsidiary Guarantors") have fully and unconditionally guaranteed on a joint and several basis, the Company's obligations to pay principal and interest with respect to the Senior Notes. Each Subsidiary Guarantor is wholly owned and management has determined that separate financial statements for the Subsidiary Guarantors are not material to investors. The subsidiaries of the Company that are not Subsidiary Guarantors are referred to in this note as the "Non-Guarantor Subsidiaries".

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     The following supplemental consolidating condensed financial statements present balance sheets as of March 29, 1998 and December 31, 1997 and statements of earnings and of cash flows for the three months ended March 29, 1998 and March 30, 1997. In the consolidating financial statements, Coltec Industries Inc ("Parent") accounts for its investments in wholly-owned subsidiaries using the equity method and the Subsidiary Guarantors account for their investments in Non-Subsidiary Guarantors using the equity method. Interest expense related to the indebtedness under the Company's credit agreement and its three series of senior notes is allocated to United States subsidiaries based on net sales.

                             COLTEC INDUSTRIES INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED MARCH 29, 1998
                               -------------------------------------------------------------------------
                                            GUARANTOR      NON-GUARANTOR
                                PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                               --------    ------------    -------------    ------------    ------------
Net sales....................  $115,099      $168,430        $102,468         $(11,556)       $374,441
Cost of sales................    80,531       115,127          76,046          (11,556)        260,148
                               --------      --------        --------         --------        --------
Gross profit.................    34,568        53,303          26,422               --         114,293
Selling and administrative...    18,502        24,472          18,025               --          60,999
                               --------      --------        --------         --------        --------
Operating Income.............    16,066        28,831           8,397               --          53,294
Equity earnings of
  affiliates.................    20,681         7,014              --          (27,695)             --
Interest expense and other,
  net........................    (8,339)      (17,530)         11,310             (521)        (15,080)
                               --------      --------        --------         --------        --------
Earnings before income
  taxes......................    28,408        18,315          19,707          (28,216)         38,214
Income taxes.................     3,187         2,422           7,384               --          12,993
                               --------      --------        --------         --------        --------
Net earnings.................  $ 25,221      $ 15,893        $ 12,323         $(28,216)       $ 25,221
                               ========      ========        ========         ========        ========

                                                  THREE MONTHS ENDED MARCH 30, 1997
                              --------------------------------------------------------------------------
                                           GUARANTOR       NON-GUARANTOR
                               PARENT     SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                              --------    ------------     -------------    ------------    ------------
Net sales...................  $104,543      $134,791          $78,624         $ (8,786)       $309,172
Cost of sales...............    73,195        89,602           57,664           (8,786)        211,675
                              --------      --------          -------         --------        --------
Gross profit................    31,348        45,189           20,960               --          97,497
Selling and
  administrative............    15,111        29,924            7,534               --          52,569
                              --------      --------          -------         --------        --------
Operating Income............    16,237        15,265           13,426               --          44,928
Equity earnings of
  affiliates................    18,414         3,019               --          (21,433)             --
Interest expense and other,
  net.......................   (12,212)          (51)            (101)              --         (12,364)
                              --------      --------          -------         --------        --------
Earnings before income
  taxes.....................    22,439        18,233           13,325          (21,433)         32,564
Income taxes................       947         5,735            4,390               --          11,072
                              --------      --------          -------         --------        --------
Net earnings................  $ 21,492      $ 12,498          $ 8,935         $(21,433)       $ 21,492
                              ========      ========          =======         ========        ========

                             COLTEC INDUSTRIES INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     CONSOLIDATING CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                  MARCH 29, 1998
                                      ----------------------------------------------------------------------
                                                   GUARANTOR     NON-GUARANTOR
                                       PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                      ---------   ------------   -------------   ------------   ------------
Cash and cash equivalents...........  $   7,187    $   2,555      $   11,333                     $   21,075
Accounts and notes receivable,
net.................................         --       77,502          74,433                        151,935
Inventory, net......................    102,426       71,724          99,012                        273,162
Deferred income taxes...............      9,023        8,065              83                         17,171
Other current assets................      4,113        8,539           4,760                         17,412
                                      ---------    ---------      ----------     -----------     ----------
     Total current assets...........    122,749      168,385         189,621              --        480,755
Intercompany, net...................   (611,880)    (312,134)        924,014                             --
Investments in affiliates...........    996,828      595,095             867     $(1,592,790)            --
Property, plant and equipment.......     94,948      120,312          89,011                        304,271
Cost in excess of net assets
  acquired, net.....................     25,782      137,856          46,890                        210,528
Other assets........................     42,234        3,574          34,719                         80,527
                                      ---------    ---------      ----------     -----------     ----------
     Total assets...................  $ 670,661    $ 713,088      $1,285,122     $(1,592,790)    $1,076,081
                                      =========    =========      ==========     ===========     ==========
Total current liabilities...........  $  90,380    $  42,586      $  119,351                     $  252,317
Long term debt......................    760,417        3,139          92,298                        855,854
Deferred income taxes...............    (30,499)     103,690          14,030                         87,221
Other liabilities...................     33,934       12,909          17,480     $       (63)        64,260
Liabilities of discontinued
  operations........................    151,657           --              --                        151,657
Shareholders' equity................   (335,228)     550,764       1,041,963      (1,592,727)      (335,228)
                                      ---------    ---------      ----------     -----------     ----------
     Total liabilities and
       shareholders' equity.........  $ 670,661    $ 713,088      $1,285,122     $(1,592,790)    $1,076,081
                                      =========    =========      ==========     ===========     ==========
                                                                DECEMBER 31, 1997
                                      ----------------------------------------------------------------------
                                                   GUARANTOR     NON-GUARANTOR
                                       PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                      ---------   ------------   -------------   ------------   ------------
Cash and cash equivalents...........  $   9,912    $     722      $    4,059                     $   14,693
Accounts and notes receivable,
  net...............................         --       60,881          59,430                        120,311
Inventory, net......................     99,100       71,958          85,678                        256,736
Deferred income taxes...............      4,535       10,689             (29)                        15,195
Other current assets................      4,540       10,406           5,562                         20,508
                                      ---------    ---------      ----------     -----------     ----------
     Total current assets...........    118,087      154,656         154,700              --        427,443
Intercompany, net...................   (741,897)      10,933         730,964                             --
Investments in affiliates...........  1,057,890      355,399           2,688     $(1,415,977)            --
Property, plant and equipment.......     89,488      118,405          79,726                        287,619
Cost in excess of net assets
  acquired, net.....................     21,820      133,441           2,490                        157,751
Other assets........................     40,266        3,490          16,465                         60,221
                                      ---------    ---------      ----------     -----------     ----------
     Total assets...................  $ 585,654    $ 776,324      $  987,033     $(1,415,977)    $  933,034
                                      =========    =========      ==========     ===========     ==========
Total current liabilities...........  $  93,669    $  49,494      $   96,415                     $  239,578
Long term debt......................    689,302        1,611          66,665                        757,578
Deferred income taxes...............    (32,780)     101,871          10,138                         79,229
Other liabilities...................     39,706       12,844          10,544     $   ( 2,202)        60,892
Liabilities of discontinued
  operations........................    154,918           --              --                        154,918
Shareholders' equity................   (359,161)     610,504         803,271      (1,413,775)      (359,161)
                                      ---------    ---------      ----------     -----------     ----------
     Total liabilities and
       shareholders' equity.........  $ 585,654    $ 776,324      $  987,033     $(1,415,977)    $  933,034
                                      =========    =========      ==========     ===========     ==========

                             COLTEC INDUSTRIES INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                     THREE MONTHS ENDED MARCH 29, 1998
                                     ------------------------------------------------------------------
                                                            NON-GUARANTOR
                                      PARENT    GUARANTOR   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     --------   ---------   -------------   ------------   ------------
Cash provided by operating
  activities                         $    998   $  1,833      $  7,274              --       $ 10,105
                                     --------   --------      --------        --------       --------
Cash flows from investing
activities:
  Capital expenditures.............    (7,699)    (5,120)       (2,186)                       (15,005)
  Acquisition of business..........   (25,000)   (17,000)      (39,312)                       (81,312)
  Cash from (to) Parent............   (63,618)    22,120        41,498                             --
                                     --------   --------      --------        --------       --------
     Cash used in investing
       activities..................   (96,317)        --            --              --        (96,317)
                                     --------   --------      --------        --------       --------
Cash flows from financing
  activities:
  Repayment of long-term debt......       (85)       (83)      (13,867)                       (14,035)
  Increase (decrease) in revolving
     facility, net.................    70,500                   40,000                        110,500
  Purchase of treasury stock.......    (3,871)                                                 (3,871)
  Cash from (to) Parent............    26,050         83       (26,133)                            --
                                     --------   --------      --------        --------       --------
     Cash provided by financing
       activities..................    92,594         --            --              --         92,594
                                     --------   --------      --------        --------       --------
Cash and cash equivalents:
  Increase in cash and cash
     equivalents...................    (2,725)     1,833         7,274                          6,382
  Cash and cash equivalents --
     beginning of period...........     9,912        722         4,059                         14,693
                                     --------   --------      --------        --------       --------
  Cash and cash equivalents -- end
     of period.....................  $  7,187   $  2,555      $ 11,333              --       $ 21,075
                                     ========   ========      ========        ========       ========
                                                     THREE MONTHS ENDED MARCH 30, 1997
                                     ------------------------------------------------------------------
                                                            NON-GUARANTOR
                                      PARENT    GUARANTOR   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     --------   ---------   -------------   ------------   ------------
Cash provided by operating
activities.........................  $ 17,982   $    116      $ (5,370)             --       $ 12,728
                                     --------   --------      --------        --------       --------
Cash flows from investing
  activities:
  Capital expenditures.............    (5,853)    (2,234)       (5,467)                       (13,554)
  Cash from (to) Parent............    (7,701)     2,234         5,467                             --
                                     --------   --------      --------        --------       --------
     Cash used in investing
       activities..................   (13,554)        --            --              --        (13,554)
                                     --------   --------      --------        --------       --------
Cash flows from financing
  activities:
  Repayment of long-term debt......    (1,733)                  (1,238)                        (2,971)
  Increase (decrease) in revolving
     facility, net.................    14,000                                                  14,000
  Purchase of treasury stock.......   (17,419)                                                (17,419)
  Cash from (to) Parent............    (1,238)                   1,238
                                     --------   --------      --------        --------       --------
     Cash provided by financing
       activities..................    (6,390)        --            --              --         (6,390)
                                     --------   --------      --------        --------       --------
Cash and cash equivalents:
  Increase in cash and cash
     equivalents...................    (1,962)       116        (5,370)                        (7,216)
  Cash and cash equivalents --
     beginning of period...........     5,475        570         8,984                         15,029
                                     --------   --------      --------        --------       --------
  Cash and cash equivalents -- end
     of period.....................  $  3,513   $    686      $  3,614              --       $  7,813
                                     ========   ========      ========        ========       ========

                             COLTEC INDUSTRIES INC

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Coltec Industries Inc:

     We have audited the accompanying consolidated balance sheets of Coltec Industries Inc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity, cash flows and comprehensive income for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coltec Industries Inc and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Charlotte, North Carolina
February 2, 1998 (except with respect to the information discussed in Note 20, as to which the date is April 16, 1998)

                             COLTEC INDUSTRIES INC

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1997         1996         1995
                                                           ----------   ----------   ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................................   $1,314,869   $1,159,691   $1,099,624
Cost of sales...........................................      898,269      811,123      744,201
                                                           ----------   ----------   ----------
Gross profit............................................      416,600      348,568      355,423
Selling and administrative..............................      218,808      190,993      186,401
Special charges.........................................           --           --       27,000
                                                           ----------   ----------   ----------
Operating income........................................      197,792      157,575      142,022
Interest expense and other, net.........................       54,043       74,894       89,886
                                                           ----------   ----------   ----------
Earnings from continuing operations before income taxes
  and extraordinary item................................      143,749       82,681       52,136
Income taxes............................................       48,875       28,111       17,615
                                                           ----------   ----------   ----------
Earnings from continuing operations before extraordinary
  item..................................................       94,874       54,570       34,521
                                                           ----------   ----------   ----------
Discontinued operations (net of tax)
  Income from operations................................           --       19,252       36,639
  Gain on sale..........................................           --       37,931           --
                                                           ----------   ----------   ----------
       Total discontinued operations....................           --       57,183       36,639
                                                           ----------   ----------   ----------
Extraordinary item (net of tax).........................           --      (30,614)        (254)
                                                           ----------   ----------   ----------
Net earnings............................................   $   94,874   $   81,139   $   70,906
                                                           ==========   ==========   ==========
Basic earnings per common share
  Before extraordinary item.............................   $     1.44   $      .79   $      .49
                                                           ----------   ----------   ----------
  Discontinued operations
     Income from operations.............................           --          .28          .53
     Gain on sale.......................................           --          .55           --
                                                           ----------   ----------   ----------
       Total discontinued operations....................           --          .83          .53
                                                           ----------   ----------   ----------
  Extraordinary item....................................           --         (.44)          --
                                                           ----------   ----------   ----------
  Net earnings..........................................   $     1.44   $     1.18   $     1.02
                                                           ==========   ==========   ==========
Weighted-average common shares..........................       65,896       69,091       69,839
                                                           ==========   ==========   ==========
Diluted earnings per common share
  Before extraordinary item.............................   $     1.42   $      .79   $      .49
                                                           ----------   ----------   ----------
  Discontinued operations
     Income from operations.............................           --          .28          .53
     Gain on sale.......................................           --          .54           --
                                                           ----------   ----------   ----------
       Total discontinued operations....................           --          .82          .53
                                                           ----------   ----------   ----------
  Extraordinary item....................................           --         (.44)          --
                                                           ----------   ----------   ----------
  Net earnings..........................................   $     1.42   $     1.17   $     1.02
                                                           ==========   ==========   ==========
Diluted weighted-average common shares..................       66,911       69,376       69,839
                                                           ==========   ==========   ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   1997          1996
                                                                ----------    ----------
                                                                   (IN THOUSANDS, EXCEPT
                                                                         SHARE DATA)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................    $   14,693    $   15,029
Accounts and notes receivable, net of allowance of $2,894 in
  1997 and $2,007 in 1996...................................       120,311       190,325
Inventory, net..............................................       256,736       204,198
Deferred income taxes.......................................        15,195        10,524
Other current assets........................................        20,508        22,895
                                                                ----------    ----------
     Total current assets...................................       427,443       442,971
Property, plant and equipment, net..........................       287,619       214,790
Costs in excess of net assets acquired, net.................       157,751       132,872
Other assets................................................        60,221        58,869
                                                                ----------    ----------
                                                                $  933,034    $  849,502
                                                                ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt...........................    $    1,811    $    2,528
Accounts payable............................................        93,799        55,410
Accrued expenses............................................       138,969       155,229
Current portion of liabilities of discontinued operations...         4,999        14,229
                                                                ----------    ----------
     Total current liabilities..............................       239,578       227,396
Long-term debt..............................................       757,578       717,722
Deferred income taxes.......................................        79,229        50,646
Other liabilities...........................................        60,892       100,005
Liabilities of discontinued operations......................       154,918       170,740
Commitments and contingencies
SHAREHOLDERS' EQUITY
Preferred stock -- $.01 par value, 2,500,000 shares
  authorized, issued and outstanding -- none
Common stock -- $.01 par value, 100,000,000 shares
  authorized, 70,501,948 and 70,398,661 shares issued at
  December 31, 1997 and 1996, respectively (excluding
  25,000,000 shares held by a wholly owned subsidiary)......           705           704
Capital surplus.............................................       642,828       643,221
Retained deficit............................................      (912,029)   (1,006,903)
Unearned compensation.......................................        (2,721)       (2,136)
Minimum pension liability...................................        (1,646)       (3,200)
Foreign currency translation adjustments....................        (6,745)       (1,151)
                                                                ----------    ----------
                                                                  (279,608)     (369,465)
Less cost of 4,666,406 and 3,182,822 shares of common stock
  in treasury at December 31, 1997 and 1996, respectively...       (79,553)      (47,542)
                                                                ----------    ----------
                                                                  (359,161)     (417,007)
                                                                ----------    ----------
                                                                $  933,034    $  849,502
                                                                ==========    ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                           -----------------------------------
                                                             1997         1996         1995
                                                           ---------    ---------    ---------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings...........................................    $  94,874    $  81,139    $  70,906
Adjustments to reconcile net earnings to cash provided
  by operating activities
  Gain on divestitures.................................           --      (66,791)          --
  Extraordinary item...................................           --       51,001          390
  Special charge provision.............................           --           --       27,000
  Depreciation and amortization........................       38,415       36,014       42,086
  Deferred income taxes................................       24,791       39,146        5,665
  Payments of liabilities of discontinued operations...      (25,052)     (19,563)      (2,504)
  Special charge payments..............................      (11,746)      (6,309)      (8,945)
  Foreign currency translation adjustment..............       (5,594)         665       (1,135)
  Other operating items................................       (6,951)      (4,370)      19,791
  Changes in assets and liabilities, net of effects
     from acquisitions and divestitures:
     Accounts and notes receivable.....................       (4,263)     (42,602)      (6,632)
     Inventories.......................................      (42,508)       2,704      (32,373)
     Other current assets..............................        3,455         (617)       3,762
     Accounts payable..................................       35,963          (55)      (4,283)
     Accrued expenses..................................      (18,972)     (21,302)     (21,071)
     Accrued pension liability.........................      (20,993)         443       (1,649)
                                                           ---------    ---------    ---------
  Cash provided by operating activities................       61,419       49,503       91,008
                                                           ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestitures.............................           --      329,113           --
Capital expenditures...................................      (81,218)     (44,550)     (42,496)
Acquisition of businesses..............................      (60,711)          --      (21,750)
Other..................................................           --           --       (2,512)
                                                           ---------    ---------    ---------
  Cash provided by (used in) investing activities......     (141,929)     284,563      (66,758)
                                                           ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt refinancing.........................           --      542,000           --
Issuance of long-term debt.............................          813           --       19,070
Repayment of long-term debt............................       (8,113)    (622,582)     (13,537)
Increase (decrease) in revolving facility, net.........       39,500     (196,000)     (30,000)
Purchase of treasury stock.............................      (42,695)     (46,426)          --
Proceeds from sale of accounts receivable..............       82,500           --           --
Proceeds from exercise of stock options................        8,169           --           --
                                                           ---------    ---------    ---------
  Cash provided by (used in) financing activities......       80,174     (323,008)     (24,467)
                                                           ---------    ---------    ---------
Increase (decrease) in cash and cash equivalents.......         (336)      11,058         (217)
Cash and cash equivalents -- beginning of year.........       15,029        3,971        4,188
                                                           ---------    ---------    ---------
Cash and cash equivalents -- end of year...............    $  14,693    $  15,029    $   3,971
                                                           =========    =========    =========
Supplemental cash flow data:
  Cash paid for:
     Interest..........................................    $  50,207    $  74,870    $  92,292
     Income taxes......................................       19,327       27,667       41,685

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                       FOREIGN
                                COMMON STOCK                                              MINIMUM     CURRENCY
                               ---------------   CAPITAL     RETAINED       UNEARNED      PENSION    TRANSLATION
                               SHARES   AMOUNT   SURPLUS      DEFICIT     COMPENSATION   LIABILITY   ADJUSTMENTS
                               ------   ------   --------   -----------   ------------   ---------   -----------
                                                    (IN THOUSANDS)
Balance, December 31, 1994...  70,016    $700    $638,407   $(1,158,948)    $(3,480)      $    --      $  (681)
Net earnings.................                                    70,906
Issuance of restricted stock,
  net........................      61       1       1,006                     1,072
Exercise of stock options....                         (30)
Tax benefit from stock option
  and incentive plan.........                          36
Foreign currency translation
  adjustments................                                                                           (1,135)
                               ------    ----    --------   -----------     -------       -------      -------
Balance, December 31, 1995...  70,077     701     639,419    (1,088,042)     (2,408)           --       (1,816)
Net earnings.................                                    81,139
Repurchase of common stock...
Issuance of restricted stock,
  net........................     322       3       3,941                       272
Exercise of stock options....
Tax benefit from stock option
  and incentive plan.........                        (139)
Minimum pension liability....                                                              (3,200)
Foreign currency translation
  adjustments................                                                                              665
                               ------    ----    --------   -----------     -------       -------      -------
Balance, December 31, 1996...  70,399     704     643,221    (1,006,903)     (2,136)       (3,200)      (1,151)
Net earnings.................                                    94,874
Repurchase of common stock...
Issuance of restricted stock,
  net........................     103       1       2,173                      (585)
Exercise of stock options....                      (2,566)
Minimum pension liability....                                                               1,554
Foreign currency translation
  adjustments................                                                                           (5,594)
                               ------    ----    --------   -----------     -------       -------      -------
Balance, December 31, 1997...  70,502    $705    $642,828     $(912,029)    $(2,721)      $(1,646)     $(6,745)
                               ======    ====    ========   ===========     =======       =======      =======


                                TREASURY STOCK
                               -----------------
                               SHARES    AMOUNT      TOTAL
                               ------   --------   ---------
                                      (IN THOUSANDS)
Balance, December 31, 1994...     (99)  $ (1,599)  $(525,601)
Net earnings.................                         70,906
Issuance of restricted stock,
  net........................     (26)      (422)      1,657
Exercise of stock options....      25        405         375
Tax benefit from stock option
  and incentive plan.........                             36
Foreign currency translation
  adjustments................                         (1,135)
                               ------   --------   ---------
Balance, December 31, 1995...    (100)    (1,616)   (453,762)
Net earnings.................                         81,139
Repurchase of common stock...  (3,129)   (46,426)    (46,426)
Issuance of restricted stock,
  net........................     (10)      (142)      4,074
Exercise of stock options....      56        642         642
Tax benefit from stock option
  and incentive plan.........                           (139)
Minimum pension liability....                         (3,200)
Foreign currency translation
  adjustments................                            665
                               ------   --------   ---------
Balance, December 31, 1996...  (3,183)   (47,542)   (417,007)
Net earnings.................                         94,874
Repurchase of common stock...  (2,160)   (42,695)    (42,695)
Issuance of restricted stock,
  net........................      (4)       (51)      1,538
Exercise of stock options....     681     10,735       8,169
Minimum pension liability....                          1,554
Foreign currency translation
  adjustments................                         (5,594)
                               ------   --------   ---------
Balance, December 31, 1997...  (4,666)  $(79,553)  $(359,161)
                               ======   ========   =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    COLTEC INDUSTRIES INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
Net earnings................................................  $94,874    $81,139    $70,906
Other comprehensive income/loss, net of tax:
  Foreign currency translation adjustments..................   (5,594)       665     (1,135)
  Unearned compensation.....................................     (585)       272      1,072
  Minimum pension liability.................................    1,554     (3,200)        --
                                                              -------    -------    -------
     Other comprehensive income/(loss), net of tax..........   (4,625)    (2,263)       (63)
                                                              -------    -------    -------
Comprehensive income........................................  $90,249    $78,876    $70,843
                                                              =======    =======    =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.   SUMMARY OF ACCOUNTING POLICIES

  Organization:
     Coltec Industries Inc (the Company) is a diversified manufacturing company serving the aerospace and general industrial markets primarily in the United States, Canada and Europe.

  Basis of Presentation:
     Investments in which the Company has ownership of 50% or more of the voting common stock are consolidated in the financial statements. Intercompany accounts and transactions are eliminated.

     Certain 1996 and 1995 amounts have been reclassified to conform to the 1997 presentation.

  Accounting Estimates:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  Revenue Recognition:
     Revenue, including revenue under long-term commercial and government contracts and programs, is recorded at the time deliveries or customer acceptances are made and the Company has the contractual right to bill. The Company is involved in long-term government contracts which are accounted for on a percentage completed basis. However, the Company's long-term contracts primarily relate to commercial jet aircraft programs, which are planned, committed and facilitized based on long-term delivery forecasts. Cost of sales for commercial jet aircraft programs is determined based on estimated average total cost and revenue for the respective programs based on shipset quantities representing what is believed to be conservative customer-produced market projections. Estimated program average costs and revenues are reviewed and assessed periodically, with changes in estimates recognized as adjustments to current operations.

     Program commitment quantities generally represent deliveries for the next three to five years, although initial program quantities for new programs can include orders and deliveries up to ten years. As of December 31, 1997 and 1996, the Company had delivered approximately 34% and 26%, respectively, of the total commitment quantities under these programs. The program method of accounting, an aerospace industry-developed and accepted practice, was adopted by the Company in the 1970's.

  Inventories:
     Inventories, including inventories under long-term commercial and government contracts and programs, are valued at the lower of cost or market. Cost elements included in inventory are material, labor and factory overhead, primarily using standard cost, which approximates actual cost. Cost on approximately 50% of the domestic inventory at December 31, 1997 and 1996 was determined on the last-in first-out basis. Cost on the remainder of the inventory is generally determined on the first-in first-out basis.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

  Property, Plant and Equipment:
     Property, plant and equipment is carried at cost. Depreciation of plant and equipment is provided generally by using the straight-line method, based on estimated useful lives of the assets. The ranges of estimated useful lives used in computing depreciation for financial reporting are as follows:

                                                                YEARS
                                                                -----
Land improvements...........................................     5-40
Buildings and equipment.....................................    10-45
Machinery and equipment.....................................     3-20

     For leasehold improvements, the estimated useful life is the lesser of the asset life or the lease term.

     Renewals and betterments are capitalized by additions to the related asset accounts, while repair and maintenance costs are charged against earnings.

  Costs in Excess of Net Assets Acquired:
     It is the Company's policy to amortize the excess costs arising from acquisitions on a straight-line basis over periods not to exceed 40 years. As of December 31, 1997, the remaining weighted average life of the Company's goodwill was 26 years. In evaluating the value and future benefits of the excess costs arising from acquisitions, the recoverability from operating income is measured. Under this approach, the carrying value would be reduced if it is probable that management's best estimate of future operating income from related operations before amortization will be less than the carrying amount of the excess costs arising from acquisitions over the remaining amortization period. At December 31, 1997 and 1996, accumulated amortization related to all completed acquisitions was $74,013 and $68,045, respectively.

  Income Taxes:
     Income taxes are provided using the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates.

  Environmental Expenditures:
     Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are accrued when it is probable that an obligation has been incurred and the amount can be reasonably estimated. Expenditures incurred for environmental compliance with respect to pollution prevention and ongoing monitoring programs are expensed as incurred. Expenditures that increase the value of the property are capitalized.

  Start-up Costs:
     Start-up costs related to new operations and new product lines are expensed as incurred.

  Legal Costs:
     Legal costs are expensed as incurred. However, when contingent liability is recorded, at the time such liability becomes probable and can be reasonably estimated, estimated legal costs are included in the liability.

  Cash and Cash Equivalents:
     The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

  Foreign Currency Translation:
     The financial statements of foreign subsidiaries were prepared in their respective local currencies and were translated into U.S. dollars at year-end rates for assets and liabilities and at monthly weighted-average rates for income and expenses. Translation adjustments are included in shareholders' equity in the Consolidated Balance Sheets. Foreign currency transaction gains and losses are included in net earnings. For 1997, 1996 and 1995, such gains and losses were not significant.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

2.   ACQUISITIONS AND DIVESTITURES

     On June 30, 1997, the Company acquired the assets of AMI Industries Inc.
(AMI), a Colorado-based manufacturer of flight attendant and cockpit seats for commercial aircraft, for approximately $25,000. The purchase agreement also includes contingent payments based on earning levels for the years ended December 31, 1997-2000. These contingent payments will be recorded as additional purchase price and amortized over the remaining life of goodwill. For financial statement purposes, the acquisition was accounted for as a purchase and, accordingly, AMI's results are included in the Company's consolidated financial statements since the date of acquisition. The purchase price, which was financed through available cash resources, has been allocated to the acquired assets based upon their fair market values. The $12,200 excess of the purchase price over net assets is being amortized over 25 years. AMI expects annual sales to approximate $40,000.

     On October 7, 1997, the Company acquired the assets of the sheet rubber and conveyor belt business of Dana Corporation's Boston Weatherhead division for $28,000. Annualized sales are expected to approximate $35,000. The acquisition was accounted for as a purchase and its results are included in the Company's consolidated financial statements since the date of acquisition. The purchase price, which was also financed through available cash resources, has been allocated to the acquired assets based upon their fair market values. The $6,900 excess of the purchase price over net assets is being amortized over 25 years.

     The impact of these acquisitions was not material in relation to the Company's results of operations. Consequently, pro forma information is not presented. The Company also had several small acquisitions during 1997, which were not material to the Company's financial position or results of operations.

     In June 1996, the Company sold Holley Automotive, Coltec Automotive and Performance Friction Products to Borg-Warner Automotive, Inc. for $296,522 in cash. In December 1996, Coltec sold Farnam Sealing Systems division to Meillor SA for $20,728 in cash and a note receivable for $3,000. The sale of these automotive original equipment (OE) components businesses resulted in an after-tax gain of $37,931 (net of income taxes of $25,332), net of liabilities retained, transaction costs and obligations relating to the sales. The sale of the automotive OE components businesses represented a disposal of the Company's Automotive Segment. Accordingly, the 1996 and 1995 Consolidated Statements of Earnings were restated to reflect the operations of the automotive OE components businesses as a discontinued operation. Net sales of the discontinued automotive OE components businesses were $182,599 and $302,260 in 1996 and 1995, respectively.

     In December 1996, the Company also sold the exhaust systems and components business of its Stemco division for $11,863 resulting in a pre-tax gain of $3,528. Such gain is reflected in the 1996 Consolidated Statement of Earnings in continuing operations. Net sales of the exhaust systems and components business were $18,085 and $20,503 in 1996 and 1995, respectively.

3.   EXTRAORDINARY ITEM

     In 1996, the Company redeemed all of its outstanding 11 1/4% debentures and substantially all of its outstanding 9 3/4% and 10 1/4% senior notes at redemption prices ranging from 105.125% to 106.987% of par. The redemption of these notes including consent payments resulted in an extraordinary charge of $30,614, net of income taxes of $20,387.

     The Company incurred extraordinary charges of $254, net of income taxes of $136, in 1995 in connection with early retirement of debt.

4.   SPECIAL CHARGES

     In the third quarter of 1995, the Company recorded a special charge of $27,000, primarily in the Aerospace Segment to cover the costs of closing the Walbar compressor blade facility in Canada. The facility was closed during 1996. The charge also covered selected workforce reductions throughout the Company. The special charge included costs to cover the cancellation of contractual obligations resulting from the decision to close the Walbar

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

facility, asset write-downs, severance and employee-related costs and other costs necessary to implement the shutdown of the Walbar facility and selected workforce reductions throughout the Company.

     At December 31, 1997 all related costs had been charged and the remaining accrual was reversed. The activity in the related reserve through December 31, 1997 was as follows:

                                       CONTRACTUAL      ASSET
                                       OBLIGATIONS    WRITEDOWNS    SEVERANCE     OTHER      TOTAL
                                       -----------    ----------    ---------    -------    --------
1995 charge........................      $ 9,065       $ 7,845       $ 5,084     $ 5,006    $ 27,000
1995 activity......................          (65)       (4,549)       (1,778)     (2,553)     (8,945)
                                         -------       -------       -------     -------    --------
December 31, 1995..................        9,000         3,296         3,306       2,453      18,055
1996 activity......................         (961)       (1,875)       (1,876)     (1,597)     (6,309)
                                         -------       -------       -------     -------    --------
December 31, 1996..................        8,039         1,421         1,430         856      11,746
1997 activity......................       (1,200)           --          (517)        (29)     (1,746)
Reversal...........................       (6,839)       (1,421)         (913)       (827)    (10,000)
                                         -------       -------       -------     -------    --------
December 31, 1997..................      $    --       $    --       $    --     $    --    $     --
                                         =======       =======       =======     =======    ========

     In the third quarter of 1997, the Company recorded a special charge of $10,000, to cover the restructuring of its Industrial Segment. This special charge included the costs of closing its FMD Electronics operations in Roscoe, Illinois and its Ortman Fluid Power operations in Hammond, Indiana. The special charge also included the costs to restructure the Company's Industrial Segment businesses in Canada and Germany and certain termination costs related to the relocation of the Delavan Commercial divisional headquarters to North Carolina. The third quarter 1997 charge included costs resulting from cancellation of contractual obligations, asset writedowns, severance and employee-related costs and other costs to shut down these facilities that will not benefit future operations. The related reserve activity for the year ended December 31, 1997 was as follows:

                                       CONTRACTUAL      ASSET
                                       OBLIGATIONS    WRITEDOWNS    SEVERANCE     OTHER      TOTAL
                                       -----------    ----------    ---------    -------    --------
1997 charge........................      $   641       $ 1,049       $ 5,425     $ 2,885    $ 10,000
1997 activity......................          641         1,049         5,425       2,885      10,000
                                         -------       -------       -------     -------    --------
December 31, 1997..................      $    --       $    --       $    --     $    --    $     --
                                         =======       =======       =======     =======    ========

5.   EARNINGS PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, Earnings per Share, effective December 15, 1997. The Company's reported earnings per common share for 1996 and 1995 equaled diluted earnings per share as set forth in SFAS No. 128. As a result, the Company's reported earnings per share for 1996 and 1995 were not restated.

     Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by using the treasury stock method to determine shares related to stock options and restricted stock.

                                                                 1997      1996      1995
                                                                ------    ------    ------
                                                                     (IN THOUSANDS)
Weighted-average common shares..............................    65,896    69,091    69,839
Stock options and restricted stock issued...................     1,015       285        --
                                                                ------    ------    ------
Diluted weighted-average common shares......................    66,911    69,376    69,839
                                                                ======    ======    ======

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

6.   SALE OF ACCOUNTS RECEIVABLE

     In September 1997, the Company and certain of its subsidiaries sold their U.S. and Canadian customer trade receivables to CNC Finance LLC (CNC Finance), a wholly-owned bankruptcy remote subsidiary of the Company. CNC Finance entered into a three-year agreement to sell without recourse, on a revolving basis, an undivided fractional ownership interest in the receivables, based on the level of eligible receivables, up to a maximum of $85,000 to a special purpose entity of a financial institution. At December 31, 1997, $82,500 of the Company's receivables were sold under this agreement and the sale was reflected as a reduction of accounts receivable in the 1997 Consolidated Balance Sheet. The undivided interests were sold at a discount which was included in Interest expense and other, net in the 1997 Consolidated Statement of Earnings.

7.   INVENTORY

     Inventories consisted of the following at December 31, 1997 and 1996:

                                                                  1997        1996
                                                                --------    --------
Finished goods..............................................    $ 53,748    $ 48,813
Work in process and finished parts..........................     158,937     122,817
Raw materials and supplies..................................      44,051      32,568
                                                                --------    --------
     Total..................................................    $256,736    $204,198
                                                                ========    ========

     At December 31, 1997 and 1996, $54,441 and $45,371, respectively, of contract advances were offset against inventories under long-term commercial and government contracts and programs in the Consolidated Balance Sheets. Losses on commercial and government contracts and programs are recognized in full when identified.

     Included in inventories are deferred production, engineering and tooling costs related to the Company's various long-term jet aircraft programs, which represent total costs incurred since the inception of the programs less the costs of units delivered based on the anticipated average costs of producing the total units provided for under these programs. At December 31, 1997 and 1996, inventories included $30,909 and $25,872, respectively, of deferred engineering costs; $26,457 and $966, respectively, of deferred production costs; and $15,850 and $14,104, respectively, of deferred tooling costs. Total costs incurred to date on long-term jet aircraft programs exceed the total cost of units delivered and in-process, based on the estimated average cost of all units to be delivered, by $73,216 and $40,942 at December 31, 1997 and 1996, respectively, and are being amortized over current and future deliveries for the respective program quantities. Certain engineering costs included in inventory are directly reimbursable from customers. At December 31, 1997 and 1996, $10,700 and $6,400, respectively, were reimbursable from customers.

     The excess of current cost over last-in, first-out cost at December 31, 1997 and 1996 was $22,022 and $20,152, respectively.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

8.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at December 31, 1997 and 1996:

                                                                  1997        1996
                                                                --------    --------
Land and improvements.......................................    $ 14,517    $ 16,182
Buildings and equipment.....................................     135,173     121,515
Machinery and equipment.....................................     486,335     415,749
Leasehold improvements......................................      12,209      11,239
Construction in progress....................................      30,535      23,010
                                                                --------    --------
     Total..................................................     678,769     587,695
Less accumulated depreciation...............................     391,150     372,905
                                                                --------    --------
     Total..................................................    $287,619    $214,790
                                                                ========    ========

9.   ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31, 1997 and 1996:

                                                                  1997        1996
                                                                --------    --------
Salaries, wages and employee benefits.......................    $ 34,603    $ 37,979
Taxes.......................................................      13,728      18,995
Interest....................................................       7,115       3,032
Asbestos....................................................      50,688      60,659
Other.......................................................      32,835      34,564
                                                                --------    --------
     Total..................................................    $138,969    $155,229
                                                                ========    ========

10. INCOME TAXES

     Domestic and foreign components of earnings from operations before income taxes and extraordinary item were as follows for the years ended December 31, 1997, 1996 and 1995:

                                                               1997        1996        1995
                                                             --------    --------    --------
Domestic.................................................    $114,517    $ 68,199    $ 25,426
Foreign..................................................      29,232      14,482      26,710
                                                             --------    --------    --------
     Total...............................................    $143,749    $ 82,681    $ 52,136
                                                             ========    ========    ========

     Income taxes on earnings from continuing operations were as follows for the years ended December 31, 1997, 1996 and 1995:

                                                               1997        1996        1995
                                                             --------    --------    --------
Current
  Domestic...............................................    $ 18,094    $ (2,912)   $  4,717
  Foreign................................................       6,872      13,634       7,638
                                                             --------    --------    --------
                                                               24,966      10,722      12,355
                                                             --------    --------    --------

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

                                                               1997        1996        1995
                                                             --------    --------    --------
Deferred
  Domestic...............................................      17,706      24,126       3,836
  Foreign................................................       6,203      (6,737)      1,424
                                                             --------    --------    --------
                                                               23,909      17,389       5,260
                                                             --------    --------    --------
     Total...............................................    $ 48,875    $ 28,111    $ 17,615
                                                             ========    ========    ========

     As discussed in note 2 to consolidated financial statements, the Company sold its original equipment components businesses in 1996 resulting in income tax on the gain of the sale of $25,332. As discussed in note 3 to consolidated financial statements, the Company incurred extraordinary charges related to early retirement of debt resulting in income taxes of $20,387 in 1996 and $136 in 1995.

     Reconciliation of tax at the U.S. statutory income tax rate of 35% for the years ended December 31, 1997, 1996 and 1995 to income taxes on earnings from continuing operations was as follows:

                                                                 1997       1996       1995
                                                                -------    -------    -------
Tax at U.S. statutory rate..................................    $50,312    $28,938    $18,248
  Repatriation of non-U.S. earnings.........................     (1,195)     1,900      2,692
  Non-U.S. rate differential................................      2,844      1,828       (287)
  Utilization of tax credits................................       (997)    (1,104)      (960)
  Adjustment of reserves....................................     (2,736)    (6,979)    (6,172)
  Other.....................................................        647      3,528      4,094
                                                                -------    -------    -------
  Income taxes..............................................    $48,875    $28,111    $17,615
                                                                -------    -------    -------
Effective tax rate..........................................       34.0%      34.0%      33.8%
                                                                =======    =======    =======

     The significant components of deferred tax assets and liabilities at December 31, 1997 and 1996 were as follows:

                                                             1997                       1996
                                                    -----------------------    -----------------------
                                                    DEFERRED     DEFERRED      DEFERRED     DEFERRED
                                                      TAX           TAX          TAX           TAX
                                                     ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                                    --------    -----------    --------    -----------
Excess tax over book depreciation...............    $    --      $(21,828)     $    --      $(26,754)
Book/tax differences on contract income.........         --       (24,230)          --       (27,154)
Employee benefit plans..........................      7,747            --       19,749            --
Accrued expenses and liabilities................      5,375            --       10,625            --
Foreign tax credit carryforwards................      3,700            --        6,600            --
Capital transactions, net.......................         --       (27,901)          --       (28,127)
Other...........................................         --        (3,194)      11,538            --
                                                    -------      --------      -------      --------
                                                     16,822       (77,153)      48,512       (82,035)
Less valuation allowance........................     (3,700)           --       (6,600)           --
                                                    -------      --------      -------      --------
Total...........................................    $13,122      $(77,153)     $41,912      $(82,035)
                                                    =======      ========      =======      ========

     The valuation allowance is attributable to foreign tax credit carryforwards, which expire in 1998 through 2002.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

11. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1997 and 1996:

                                                                      1997        1996
                                                                    --------    --------
    Credit Agreement 6.7%*(a)...................................    $697,500    $658,000
    9 3/4% senior notes due 1999(b).............................       7,507       7,507
    9 3/4% senior notes due 2000(c).............................       7,405       7,405
    10 1/4% senior subordinated notes due 2002(d)...............          --       3,909
    Other due 1998-2010.........................................      46,977      43,429
                                                                    --------    --------
                                                                     759,389     720,250
    Less current portion........................................       1,811       2,528
                                                                    --------    --------
                                                                    $757,578    $717,722
                                                                    ========    ========

---------------

*   Indicates average interest rate for 1997 and 1996.

(a) In 1996, the reducing revolving credit facility (the Credit Agreement), entered into with a syndicate of banks, was amended to expire December 15, 2001 with the total commitment increased to $850,000 from $465,000 (see note 3 to consolidated financial statements). The facility will be reduced by $75,000 on December 15, 1999 and an additional $100,000 on December 15, 2000. The Credit Agreement provides up to $125,000 for the issuance of letters of credit. At December 31, 1997, $40,089 of letters of credit had been issued under the Credit Agreement. Obligations under the facility are secured by substantially all of the Company's assets. Borrowings under the facility bear interest, at the Company's option, at an annual rate equal to the base rate or the Eurodollar rate plus 0.875%. The base rate is the higher of 0.50% in excess of the Federal Reserve reported certificate of deposit rate and the prime lending rate. Letter of credit fees of 0.875% are payable on outstanding letters of credit and a commitment fee of 0.375% is payable on the unutilized facility.

    During 1997, the Company entered into interest rate swaps to reduce (hedge) the impact of interest rate changes for variable rate borrowings under its credit facility. The agreements include an aggregate notional amount of $405,000, fixed interest rates ranging from 5.78% to 6.40% and maturity dates ranging from April 1998 to October 2002.

(b) The 9 3/4% senior notes due 1999 are not redeemable prior to maturity on November 1, 1999.

(c) The 9 3/4% senior notes due 2000 are not redeemable prior to maturity on April 1, 2000.

(d) The 10 1/4% senior subordinated notes were redeemed on April 1, 1997 at 105.125% of par.

     Minimum payments on long-term debt due within five years from December 31, 1997 are as follows:

1998........................................................    $  1,811
1999........................................................      23,797
2000........................................................       9,180
2001........................................................     699,831
2002........................................................       1,361
Thereafter..................................................      23,409
                                                                --------
Total.......................................................    $759,389
                                                                ========

12. PENSION PLANS

     The Company and certain of its subsidiaries have in effect, for substantially all U.S. employees, pension plans under which funds are deposited with trustees. The benefits under these plans are based primarily on years of service and either final average salary or fixed amounts for each year of service. The Company's policy is to fund amounts which are actuarially determined to provide the plans with sufficient assets to meet future benefit payment requirements. Plan assets consist principally of publicly traded equity and fixed-income securities. Pension coverage for employees of non-U.S. subsidiaries is provided in accordance with local requirements and customary practices.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     For certain pension plans, the plan assets exceed the accumulated benefit obligations (overfunded plans); and in the remainder of the plans, the accumulated benefit obligations exceed the plan assets (underfunded plans). During 1997, the Company merged several of its underfunded plans with its overfunded plans.

     As of December 31, 1997 and 1996, the funded status of the Company's pension plans was as follows:

                                                         1997                         1996
                                              --------------------------   --------------------------
                                              OVER-FUNDED   UNDER-FUNDED   OVER-FUNDED   UNDER-FUNDED
                                                 PLANS         PLANS          PLANS         PLANS
                                              -----------   ------------   -----------   ------------
Actuarial present value of benefit
obligations:
  Vested benefit obligations...............    $396,189       $ 30,604      $259,200       $119,158
                                               --------       --------      --------       --------
  Accumulated benefit obligations..........    $406,385       $ 30,878      $265,396       $124,022
                                               --------       --------      --------       --------
  Projected benefit obligations............    $427,737       $ 34,039      $289,973       $127,234
Plan assets at fair value..................     568,094          1,551       408,979         79,735
                                               --------       --------      --------       --------
Funded status..............................     140,357        (32,488)      119,006        (47,499)
Unrecognized net (gain) loss...............    (120,839)         6,889       (89,702)          (205)
Unrecognized transition (asset)
  obligations..............................      (2,192)         1,525        (1,389)           628
Unrecognized prior service cost............      15,255          2,571         2,837         15,033
Minimum liability adjustment...............          --         (7,824)           --        (12,200)
                                               --------       --------      --------       --------
(Accrued) prepaid pension cost.............    $ 32,581       $(29,327)     $ 30,752       $(44,243)
                                               ========       ========      ========       ========

     Included in the underfunded plans are amounts for unfunded, non-qualified defined benefit plans.

     At December 31, 1997 and 1996, the Company recorded a minimum liability of $7,824 and $12,200, respectively, for underfunded plans with a partial offset to other assets of $5,292 and $7,300, respectively, and an after-tax charge to shareholders' equity of $1,646 and $3,200, respectively.

     Assumptions as of December 31 used to develop the net periodic pension cost for U.S. plans were:

                                                                1997     1996     1995
                                                                -----    -----    -----
Discount rate for benefit obligations.......................    7.25%    7.75%    7.50%
Expected long-term rate of return on assets.................    9.00%    9.00%    9.00%
Rate of increase in compensation levels.....................    4.75%    5.00%    5.00%

     For non-U.S. plans, which were not material, similar economic assumptions were used.

     The components of net periodic pension cost for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                               1997        1996        1995
                                                             --------    --------    --------
Service cost.............................................    $  8,404    $  9,377    $  7,618
Interest cost on projected benefit obligations...........      31,996      31,142      30,317
Actual return on assets..................................     (95,430)    (52,049)    (91,611)
Amortization and deferral, net...........................      47,782      11,443      52,953
                                                             --------    --------    --------
Net periodic pension cost................................    $ (7,248)   $    (87)   $   (723)
                                                             ========    ========    ========

     For discontinued operations, the total projected benefit obligations at December 31, 1997 and 1996 were $203,737 and $214,822, respectively, and are fully funded. Interest cost on the projected benefit obligations for

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

1997, 1996 and 1995 was $16,097, $16,502 and $19,609, respectively, and was fully offset by return on assets resulting in no net periodic pension cost.

13. POSTRETIREMENT BENEFITS

     The Company provides certain health care and life insurance benefits to its eligible retired employees, principally in the United States, with some of these retirees paying a portion of the related costs. The Company's accumulated postretirement benefit obligations, none of which are funded, and the accrued postretirement benefit cost at December 31, 1997 and 1996 were as follows:

                                                                  1997        1996
                                                                --------    --------
Actuarial present value of accumulated postretirement
benefit obligations:
  Retirees..................................................    $ 16,980    $ 13,493
  Fully eligible plan participants..........................       1,925       2,416
  Other plan participants...................................       3,113       3,053
                                                                --------    --------
  Total.....................................................      22,018      18,962
Unrecognized transition obligations.........................     (15,330)    (16,614)
Unrecognized net loss.......................................      (4,611)       (561)
Unrecognized prior service cost.............................       1,964       2,495
                                                                --------    --------
Accrued postretirement benefit cost.........................    $  4,041    $  4,282
                                                                ========    ========

     The components of postretirement benefit cost for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                               1997        1996        1995
                                                             --------    --------    --------
Service cost.............................................    $    187    $    395    $    198
Interest cost on accumulated postretirement benefit
  obligations............................................       1,433       1,951       1,927
Amortization of transition obligations...................       1,022       1,107       1,373
Amortization and deferral, net...........................        (756)       (124)        (63)
                                                             --------    --------    --------
Postretirement benefit cost..............................    $  1,886    $  3,329    $  3,435
                                                             ========    ========    ========

     Discount rates of 7.25% and 7.75% were used in determining the accumulated postretirement benefit obligations at December 31, 1997 and 1996, respectively. The health care cost trend rates used in determining the accumulated postretirement benefit obligations at December 31, 1997 were 8.7% in 1998 gradually declining to 5.0% by 2005. The effect of a 1% increase in the health care cost trend rates in each year would increase the total service and interest cost components of the postretirement benefit cost for 1997 by approximately $142 and increase the accumulated postretirement benefit obligations at December 31, 1997 by approximately $1,400.

14. FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of the Company's financial instruments.

  Cash and cash equivalents, accounts and notes receivable and accounts payable:
     The carrying amount approximates fair value due to the short-term nature of these items.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

  Long-term receivables and investments:
     The fair value is based on quoted market prices for similar publicly-traded securities or on the present value of estimated future cash flows.

  Long-term debt:
     The fair value of variable-rate long-term debt approximates carrying value.

  Forward exchange contracts and interest rate hedges:
     The fair value is based on quoted market prices of similar contracts.

     The estimated fair value of the Company's financial instruments at December 31, 1997 and 1996 was as follows:

                                                          1997                    1996
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   VALUE       VALUE       VALUE       VALUE
                                                  --------    --------    --------    --------
Long-term receivables and investments.........    $ 35,017    $ 42,737    $ 32,427    $ 39,817
Long-term debt................................     759,389     760,609     720,250     720,824
Forward exchange contracts....................          --      (8,384)         --          87
Interest rate hedges..........................          --      (3,555)         --          --

     The Company utilizes forward exchange contracts to hedge U.S. dollar-denominated sales, under long-term contracts, of certain foreign subsidiaries. The Company does not engage in speculation. The Company's forward exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses on these contracts offset gains and losses on the sales and related receivables being hedged. At December 31, 1997 and 1996, the Company had $162,000 and $216,000, respectively, of forward exchange contracts, denominated in Canadian dollars, which had a fair value of $153,616 and $216,087, respectively. The contracts have varying maturities with none exceeding five years. Gains and losses on forward exchange contracts are deferred and recognized over the life of the underlying long-term contract being hedged.

     The Company has an outstanding contingent liability for guaranteed debt and lease payments of $30,772, and for letters of credit $55,969. It was not practical to obtain independent estimates of the fair values for the contingent liability for guaranteed debt and lease payments and for letters of credit without incurring excessive costs. In the opinion of management, non-performance by the other parties to the contingent liabilities will not have a material effect on the Company's results of operations and financial condition.

15. STOCK OPTION AND INCENTIVE PLANS

     Pursuant to the Company's stock option plans, stock options and shares of restricted stock have been granted to officers and key employees and stock options to directors. Under the stock option plans, 7,468,000 shares of common stock may be issued. Stock options outstanding under the stock option plans were granted at a price equal to 100% of the market price on the date of grant and are exercisable in annual installments of 20% or 33%, commencing one year from date of grant and expiring ten years from date of grant.

     The Company applies Accounting Principles Board Opinion #25, Accounting for Stock Issued to Employees, in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for these plans. Had compensation expense for the Company's stock option plans been determined based on the fair value at the grant dates for awards under these plans consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's pro forma net earnings would have been $92,137 for 1997, $79,425 for 1996 and $69,487 for 1995 and earnings per share would have been $1.38 in 1997, $1.15 in 1996 and $1.00 in 1995.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 6.75% for 1997 and 7.0% for 1996 and 1995, no dividends paid, expected life of 3.7 years for 1997 and five years for 1996 and 1995, and volatility of 21% for 1997 and 23% for 1996 and 1995. The weighted-average fair value of options granted was $5.75 for 1997, $4.76 for 1996 and $4.00 for 1995.

     A summary of the status of the Company's fixed stock option plans as of December 31, 1997, 1996 and 1995 was follows:

                                                                                         WEIGHTED-
                                                             NUMBER         OPTION        AVERAGE
                                                            OF SHARES    PRICE RANGE     EXERCISE
                                                             (000S)       PER SHARE        PRICE
                                                            ---------    ------------    ---------
December 31, 1994.......................................      2,317      $15.00-21.25        N/A
Granted.................................................      2,960       10.75-18.08
Exercised...............................................        (25)            15.00
Canceled................................................        (64)      15.00-18.25
                                                             ------      ------------     ------
December 31, 1995.......................................      5,188       10.75-21.25     $13.16
Granted.................................................        516       11.00-15.75      13.43
Exercised...............................................        (56)      10.75-11.63      11.37
Canceled................................................       (236)      10.75-21.25      12.82
                                                             ------      ------------     ------
December 31, 1996.......................................      5,412       10.75-21.25      13.22
Granted.................................................      1,069       18.88-22.88      21.09
Exercised...............................................     (1,004)      10.75-18.75      14.64
Canceled................................................       (217)      10.75-18.75      12.08
                                                             ------      ------------     ------
December 31, 1997.......................................      5,260      $10.75-22.88     $14.59
                                                             ------      ------------     ------

     Stock options exercisable were 2,156,000, 2,103,000 and 1,188,000 at December 31, 1997, 1996 and 1995, respectively.

     The following summarizes information about the Company's stock options outstanding as of December 31, 1997:

                                                                      OPTIONS OUTSTANDING
                                                             -------------------------------------
                                                                            WEIGHTED-    WEIGHTED-
                                                               NUMBER        AVERAGE      AVERAGE
                                                             OUTSTANDING    REMAINING    EXERCISE
                                                               (000S)         LIFE         PRICE
                RANGE OF EXERCISE PRICES                     -----------    ---------    ---------
$10.75 to $15.75.........................................       3,559       7.1 years     $12.05
$16.25 to $20.13.........................................         744       6.9 years      18.02
$21.19 to $22.88.........................................         957       9.6 years      21.35
                                                                -----       ---------     ------
$10.75 to $22.88.........................................       5,260       7.6 years     $14.59
                                                                -----       ---------     ------

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

                                                                  OPTIONS EXERCISABLE
                                                                ------------------------
                                                                               WEIGHTED-
                                                                  NUMBER        AVERAGE
                                                                OUTSTANDING    EXERCISE
                                                                  (000S)         PRICE
                  RANGE OF EXERCISE PRICES                      -----------    ---------
$10.75 to $15.75............................................       1,755        $12.79
$16.25 to $20.13............................................         383         17.91
$21.19 to $22.88............................................          18         21.25
                                                                   -----        ------
$10.75 to $22.88............................................       2,156        $13.77
                                                                   -----        ------

     In addition to the granting of stock options, the Company has granted shares of restricted stock. Restrictions on certain shares lapse 100% three years from the date of grant. Restrictions on the remaining shares lapse in annual installments of 33% commencing one year from date of grant. The unearned compensation resulting from the grant of restricted shares is reported as a reduction to shareholders' equity in the Consolidated Balance Sheets and is being charged to earnings over the period the restricted shares vest.

     Shares available for grant at December 31, 1997 under the stock option plans were 138,569.

16. COMMITMENTS AND CONTINGENCIES

     The Company and certain of its subsidiaries are liable for lease payments and are defendants in various lawsuits, including actions involving asbestos-containing products and certain environmental proceedings.

     With respect to asbestos product liability and related litigation costs, as of December 31, 1997 and 1996, two subsidiaries of the Company were among a number of defendants (typically 15 to 40) in approximately 110,000 and 94,700 actions, respectively (including approximately 2,400 and 5,100 actions, respectively, in advanced stages of processing), filed in various states by plaintiffs alleging injury or death as a result of exposure to asbestos fibers. During 1997, 1996 and 1995, two subsidiaries of the Company received approximately 38,200, 39,900 and 44,000 new actions, respectively. Through December 31, 1997, approximately 199,000 of the approximately 309,000 total actions brought have been settled or otherwise disposed of.

     The damages claimed for personal injury or death vary from case to case and in many cases plaintiffs seek $1,000 or more in compensatory damages and $2,000 or more in punitive damages. Although the law in each state differs to some extent, it appears, based on advice of counsel, that liability for compensatory damages would be shared among all responsible defendants, thus limiting the potential monetary impact of such judgments on any individual defendant.

     Following a decision of the Pennsylvania Supreme Court, in a case in which neither the Company nor any of its subsidiaries were parties, that held insurance carriers are obligated to cover asbestos-related bodily injury actions if any injury or disease process, from first exposure through manifestation, occurred during a covered policy period (the "continuous trigger theory of coverage"), the Company settled litigation with its primary and most of its first-level excess insurance carriers, substantially on the basis of the Court's ruling. The Company has negotiated a final agreement with most of its excess carriers that are in the layers of coverage immediately above its first layer. The Company is currently receiving payments pursuant to this agreement. The Company believes that, with respect to the remaining carriers, a final agreement can be achieved without litigation and on substantially the same basis that it has resolved the issues with its other carriers. Settlements are generally made on a group basis with payments made to individual claimants over periods of one to four years. Payments were made with respect to asbestos liability and related costs aggregating $59,247 in 1997, $71,354 in 1996 and $56,739 in 1995,
substantially all of which were covered by insurance. Related to payments not covered by insurance, the Company recorded charges to operations amounting to $8,000 in 1997, $8,000 in 1996 and $5,000 in 1995.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     In accordance with the Company's internal procedures for the processing of asbestos product liability actions and due to the proximity to trial or settlement, certain outstanding actions have progressed to a stage where the Company can reasonably estimate the cost to dispose of these actions. As of December 31, 1997, the Company estimates that the aggregate remaining cost of the disposition of the settled actions for which payments remain to be made and actions in advanced stages of processing, including associated legal costs, is approximately $47,350, and the Company expects that this cost will be substantially covered by insurance.

     With respect to the 107,600 outstanding actions as of December 31, 1997, which are in preliminary procedural stages, the Company lacks sufficient information upon which judgments can be made as to the validity or ultimate disposition of such actions, thereby making it difficult to estimate with reasonable certainty the potential liability or costs to the Company. When asbestos actions are received they are typically forwarded to local counsel to ensure that the appropriate preliminary procedural response is taken. The complaints typically do not contain sufficient information to permit a reasonable evaluation as to their merits at the time of receipt, and in jurisdictions encompassing a majority of the outstanding actions, the practice has been that little or no discovery or other action is taken until several months prior to the date set for trial. Accordingly, the Company generally does not have the information necessary to analyze the actions in sufficient detail to estimate the ultimate liability or costs to the Company, if any, until the actions appear on a trial calendar. A determination to seek dismissal, to attempt to settle or to proceed to trial is typically not made prior to the receipt of such information.

     It is also difficult to predict the number of asbestos lawsuits that the Company's subsidiaries will receive in the future. The Company has noted that, with respect to recently settled actions or actions in advanced stages of processing, the mix of the injuries alleged and the mix of the occupations of the plaintiffs have been changing from those traditionally associated with the Company's asbestos-related actions. The Company is not able to determine with reasonable certainty whether this trend will continue. Based upon the foregoing, and due to the unique factors inherent in each of the actions, including the nature of the disease, the occupation of the plaintiff, the presence or absence of other possible causes of a plaintiff's illness, the availability of legal defenses, such as the statute of limitations or state of the art, and whether the lawsuit is an individual one or part of a group, management is unable to estimate with reasonable certainty the cost of disposing of outstanding actions in preliminary procedural stages or of actions that may be filed in the future. However, the Company believes that its subsidiaries are in a favorable position compared to many other defendants because, among other things, the asbestos fibers in its asbestos-containing products were encapsulated. Considering the foregoing, as well as the experience of the Company's subsidiaries and other defendants in asbestos litigation, the likely sharing of judgments among multiple responsible defendants, and the substantial amount of insurance coverage that the Company expects to be available from its solvent carriers, the Company believes that pending and reasonably anticipated future actions are not likely to have a material effect on the Company's results of operations and financial condition.

     Although the insurance coverage which the Company has is substantial, it should be noted that insurance coverage for asbestos claims is not available to cover exposures initially occurring on and after July 1, 1984. The Company's subsidiaries continue to be named as defendants in new cases, some of which allege initial exposure after July 1, 1984.

     In addition to claims for personal injury, the Company's subsidiaries have been involved in an insignificant number of property damage claims based upon asbestos-containing materials found in schools, public facilities and private commercial buildings. Based upon proceedings to date, the overwhelming majority of these claims have been resolved without a material adverse impact on the Company. Likewise, the insignificant number of claims remaining to be resolved are not expected to have a material effect on the Company's results of operations and financial condition.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     The Company has recorded an accrual for its liabilities for asbestos-related matters that are deemed probable and can be reasonably estimated (settled actions and actions in advanced stages of processing), and has separately recorded an asset equal to the amount of such liabilities that is expected to be recovered by insurance. In addition, the Company has recorded a receivable for that portion of payments previously made for asbestos product liability actions and related litigation costs that is recoverable from its insurance carriers. Liabilities for asbestos-related matters and the receivable from insurance carriers included in the Consolidated Balance Sheets were as follows at December 31, 1997 and 1996:

                                                                 1997       1996
                                                                -------    -------
Accounts and notes receivable...............................    $56,039    $67,012
Other assets................................................     16,249     18,728
Accrued expenses............................................     50,688     60,659
Other liabilities...........................................      2,682     10,879

     With respect to environmental proceedings, the Company has been notified that it is among the Potentially Responsible Parties under federal environmental laws, or similar state laws, relative to the costs of investigating and in some cases remediating contamination by hazardous materials at several sites. Such laws impose joint and several liability for the costs of investigating and remediating properties contaminated by hazardous materials. Liability for these costs can be imposed on present and former owners or operators of the properties or on parties who generated the wastes that contributed to the contamination. The Company's policy is to accrue environmental remediation costs when it is both probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. Investigations have been completed for approximately 17 sites and continuing investigations are being done at approximately 11 sites. Accruals are provided for all sites based on the factors discussed above. As remediation plans are written and implemented, estimated costs become more fact-based and less judgment-based. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical and legal information. While it is often difficult to reasonably quantify future environmental-related expenditures, the Company currently estimates its future non-capital expenditures related to environmental matters to range between $27,000 and $50,000. In connection with these expenditures, the Company has accrued $31,716 at December 31, 1997 representing management's best estimate of probable non-capital environmental expenditures. These non-capital expenditures are estimated to be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5,000 may be required during the next two years related to environmental matters. Although the Company is pursuing insurance recovery in connection with certain of these matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matters.

     Under operating lease commitments, expiring on various dates after December 31, 1997, the Company and certain of its subsidiaries are obligated as of December 31, 1997, to pay rentals totaling $30,658 as follows: $5,482 in 1998, $4,970 in 1999, $3,573 in 2000, $2,673 in 2001, $1,973 in 2002 and $11,987 in
later years.

     At December 31, 1997, the Company had committed to a minimum employer contribution of $15,806 to the Company's 401K plans.

17. SEGMENT INFORMATION

     As discussed in note 2 to consolidated financial statements, the Company divested all of its automotive OE components businesses in 1996. As a result of the divestitures, the Company is now reporting the results of its business units in two operating segments, Aerospace and Industrial. The presentation of net sales and operating

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

income under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Segment Review -- Aerospace" and "-- Segment
Review -- Industrial" are an integral part of the Consolidated Financial Statements. One customer (Boeing) in the Aerospace Segment represented approximately 14% and 12% of the Company's 1997 and 1996 total sales, respectively.

     Information on total assets, depreciation of property, plant and equipment and capital expenditures by industry segment was as follows for the years ended December 31, 1997, 1996 and 1995:

                                                                 1997      1996      1995
                                                                ------    ------    ------
                                                                      (IN MILLIONS)
Total assets:
  Aerospace.................................................    $437.3    $415.5    $391.3
  Industrial................................................     310.6     287.2     298.3
  Corporate unallocated.....................................     185.1     146.8     134.3
                                                                ------    ------    ------
     Subtotal...............................................     933.0     849.5     823.9
  Discontinued operations...................................      --        --        70.6
                                                                ------    ------    ------
     Total..................................................    $933.0    $849.5    $894.5
                                                                ======    ======    ======
Depreciation of property, plant and equipment:
  Aerospace.................................................    $ 13.4    $ 12.2    $ 12.3
  Industrial................................................      14.0      12.9      12.9
  Corporate unallocated.....................................       2.3       1.9       1.6
                                                                ------    ------    ------
     Subtotal...............................................      29.7      27.0      26.8
  Discontinued operations...................................      --         3.5       5.7
                                                                ------    ------    ------
     Total..................................................    $ 29.7    $ 30.5    $ 32.5
                                                                ======    ======    ======
Capital expenditures:
  Aerospace.................................................    $ 46.9    $ 26.9    $ 17.6
  Industrial................................................      31.4      13.7      13.7
  Corporate unallocated.....................................       2.9       4.0       2.6
                                                                ------    ------    ------
     Subtotal...............................................      81.2      44.6      33.9
  Discontinued operations...................................      --         5.4       8.6
                                                                ------    ------    ------
     Total..................................................    $ 81.2    $ 50.0    $ 42.5
                                                                ======    ======    ======

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     Information by geographic segment was as follows for the years ended December 31, 1997, 1996 and 1995:

                                                                           OPERATING    TOTAL
                                                                SALES       INCOME      ASSETS
                                                               --------    ---------    ------
                                                                        (IN MILLIONS)
1997
Domestic operations.........................................   $1,027.2     $198.4      $590.1
Foreign operations..........................................      287.7       39.1       157.8
                                                               --------     ------      ------
Total segments..............................................    1,314.9      237.5       747.9
Corporate unallocated.......................................         --      (39.7)      185.1
                                                               --------     ------      ------
     Total..................................................   $1,314.9     $197.8      $933.0
                                                               ========     ======      ======
1996
Domestic operations.........................................   $  888.6     $182.5      $554.2
Foreign operations..........................................      271.1       16.2       148.5
                                                               --------     ------      ------
Total segments..............................................    1,159.7      198.7       702.7
Corporate unallocated.......................................         --      (41.1)      146.8
                                                               --------     ------      ------
     Total..................................................   $1,159.7     $157.6      $849.5
                                                               ========     ======      ======
1995
Domestic operations*........................................   $  854.0     $168.7      $554.8
Foreign operations..........................................      245.6       10.3       205.4
                                                               --------     ------      ------
Total segments..............................................    1,099.6      179.0       760.2
Corporate unallocated.......................................         --      (37.0)      134.3
                                                               --------     ------      ------
     Total..................................................   $1,099.6     $142.0      $894.5
                                                               ========     ======      ======

---------------

* Includes total assets from discontinued operations.

18. SUPPLEMENTARY EARNINGS INFORMATION

     The following expenses were included in the Consolidated Statements of Earnings for the years ended December 31, 1997, 1996 and 1995.

                                                                1997       1996       1995
                                                               -------    -------    -------
Maintenance.................................................   $24,000    $22,816    $22,633
Taxes, other than federal income taxes
  Payroll...................................................    30,025     24,633     24,379
  Property..................................................     4,928      4,626      4,226
  State and local...........................................     6,241      5,121      2,601
Rent........................................................     8,950      9,965      8,604
Research and developments costs.............................    46,548     44,125     45,730

19. SUBSEQUENT EVENTS

     On January 30, 1998, the Company acquired Marine and Petroleum Mfg. Inc.'s manufacturing facilities based in Texas for approximately $17,000. The plants acquired produce flexible graphite and Teflon sealing products used in the petrochemical industry. Combined annual sales for these facilities are expected to approximate $18,000. The Company also acquired Tex-o-Lon and Repro-Lon for approximately $25,000. These

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

two Texas businesses have combined annual sales of $15,000. Tex-o-Lon manufactures, machines and distributes Teflon products, primarily for the semiconductor industry. Repro-Lon reprocesses Teflon compounds for the chemical and semiconductor industries. The acquisitions were accounted for as purchases; accordingly, the purchase price, which was financed through available cash resources, was allocated to the acquired assets based upon their fair market values.

     On February 2, 1998, the Company purchased the Sealing Division of Groupe Carbone Lorraine for $45,600. This division, with facilities in France and South Carolina, produces high-technology metallic gaskets used in the nuclear, petroleum and chemical industries. Sales for 1998 are expected to approximate $38,000. This acquisition will be accounted for as a purchase and the purchase price, also financed through available cash resources, will be allocated to the acquired assets based upon their fair market values.

     In February 1998, the Company amended its existing credit facility increasing the total commitment to $900,000 from $850,000.

20. OTHER SUBSEQUENT EVENTS AND SUPPLEMENTAL GUARANTOR INFORMATION

     In April 1998, the Company privately placed $300,000 principal amount of 7 1/2% Senior Notes due 2008 (Senior Notes) and $150,000 liquidation value of 5 1/4% Trust Convertible Preferred Securities. Net proceeds of approximately $436,000 from both offerings were used to reduce indebtedness under Coltec's credit agreement.

     Substantially all the Company's subsidiaries incorporated in the United States (the "Subsidiary Guarantors") have fully and unconditionally guaranteed, on a joint and several basis, the Company's obligations to pay principal and interest with respect to the Senior Notes. Each Subsidiary Guarantor is wholly owned and management has determined that separate financial statements for the Subsidiary Guarantors are not material to investors. The subsidiaries of the Company that are not Subsidiary Guarantors are referred to in this note as the "Non-Guarantor Subsidiaries".

     The following supplemental consolidating condensed financial statements present balance sheets as of December 31, 1997 and 1996 and statements of earnings and of cash flows for the years ended December 31, 1997, 1996 and 1995. In the consolidating financial statements, Coltec Industries Inc ("Parent") accounts for its investments in wholly-owned subsidiaries using the equity method and the Subsidiary Guarantors account for their investments in Non-Subsidiary Guarantors using the equity method. Interest expense related to the indebtedness under the Company's credit agreement and its three series of senior notes is allocated to United States subsidiaries based on net sales.

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS

                                                             DECEMBER 31, 1997
                                   ---------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
Net sales.......................   $430,206     $586,901       $340,833        $(43,071)     $1,314,869
Cost of sales...................    295,466      394,948        250,926         (43,071)        898,269
                                   --------     --------       --------        --------      ----------
Gross profit....................    134,740      191,953         89,907              --         416,600
Selling and administrative......     49,854      122,251         46,703              --         218,808
                                   --------     --------       --------        --------      ----------
Operating income................     84,886       69,702         43,204              --         197,792
Equity earnings of
  subsidiaries..................     55,570       22,156             --         (77,726)             --
Interest expense and other,
  net...........................    (30,505)     (54,975)        31,437              --         (54,043)
                                   --------     --------       --------        --------      ----------
Earnings before income taxes....    109,951       36,883         74,641         (77,726)        143,749
Income taxes....................     15,077        8,630         25,168              --          48,875
                                   --------     --------       --------        --------      ----------
Net earnings....................   $ 94,874     $ 28,253       $ 49,473        $(77,726)     $   94,874
                                   ========     ========       ========        ========      ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS

                                                             DECEMBER 31, 1996
                                   ---------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
Net sales.......................   $363,743     $530,876       $285,875        $(20,803)     $1,159,691
Cost of sales...................    253,345      360,074        218,507         (20,803)        811,123
                                   --------     --------       --------        --------      ----------
Gross profit....................    110,398      170,802         67,368              --         348,568
Selling and administrative......     32,749       82,812         75,432                         190,993
                                   --------     --------       --------        --------      ----------
Operating income................     77,649       87,990         (8,064)             --         157,575
Equity earnings of
  subsidiaries..................     43,755       12,820             --         (56,575)             --
Interest expense and other,
  net...........................    (66,891)     (16,676)         8,673                         (74,894)
                                   --------     --------       --------        --------      ----------
Earnings from continuing
  operations before income taxes
  and extraordinary item........     54,513       84,134            609         (56,575)         82,681
Income taxes....................    (19,309)      24,672         22,748                          28,111
                                   --------     --------       --------        --------      ----------
Earnings from continuing
  operations before
  extraordinary item............     73,822       59,462        (22,139)        (56,575)         54,570
Discontinued operations (net of
  tax)..........................     37,931           --         19,252                          57,183
Extraordinary item (net of
  tax)..........................    (30,614)          --             --                         (30,614)
                                   --------     --------       --------        --------      ----------
Net earnings....................   $ 81,139     $ 59,462       $ (2,887)       $(56,575)     $   81,139
                                   ========     ========       ========        ========      ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS

                                                              DECEMBER 31, 1995
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Net sales........................   $472,806     $379,419       $253,071        $ (5,672)     $1,099,624
Cost of sales....................    317,612      242,777        189,484          (5,672)        744,201
                                    --------     --------       --------        --------      ----------
Gross profit.....................    155,194      136,642         63,587              --         355,423
Selling and administrative.......     89,562       77,614         19,225                         186,401
Special charges..................     27,000           --             --                          27,000
                                    --------     --------       --------        --------      ----------
Operating income.................     38,632       59,028         44,362              --         142,022
Equity earnings in
  subsidiaries...................     58,100       12,820             --         (70,920)             --
Interest expense and other,
  net............................    (79,910)      (9,264)          (712)                        (89,886)
                                    --------     --------       --------        --------      ----------
Earnings from continuing
  operations before income taxes
  and extraordinary item.........     16,822       62,584         43,650         (70,920)         52,136
Income taxes.....................    (18,850)      21,827         14,638                          17,615
                                    --------     --------       --------        --------      ----------
Earnings from continuing
  operations before extraordinary
  item...........................     35,672       40,757         29,012         (70,920)         34,521
Discontinued operations (net of
  tax)...........................     35,488        1,151             --                          36,639
Extraordinary item (net of
  tax)...........................       (254)                         --                            (254)
                                    --------     --------       --------        --------      ----------
Net earnings.....................   $ 70,906     $ 41,908       $ 29,012        $(70,920)     $   70,906
                                    ========     ========       ========        ========      ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                            DECEMBER 31, 1997
                                 -----------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                   PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 ----------   ------------   -------------   ------------   ------------
Cash and cash equivalents.....   $    9,912     $    722       $  4,059                       $ 14,693
Accounts and notes receivable,
  net.........................           --       60,881         59,430                        120,311
Inventory, net................       99,100       71,958         85,678                        256,736
Deferred income taxes.........        4,535       10,689            (29)                        15,195
Other current assets..........        4,540       10,406          5,562                         20,508
                                 ----------     --------       --------      -----------      --------
  Total current assets........      118,087      154,656        154,700               --       427,443
Intercompany, net.............     (741,897)      10,933        730,964                             --
Investments in affiliates.....    1,057,890      355,399          2,688      $(1,415,977)           --
Property, plant and
  equipment...................       89,488      118,405         79,726                        287,619
Cost in excess of net assets
  acquired, net...............       21,820      133,441          2,490                        157,751
Other assets..................       40,266        3,490         16,465                         60,221
                                 ----------     --------       --------      -----------      --------
  Total assets................   $  585,654     $776,324       $987,033      $(1,415,977)     $933,034
                                 ==========     ========       ========      ===========      ========
Total current liabilities.....   $   93,669     $ 49,494       $ 96,415                       $239,578
Long term debt................      689,302        1,611         66,665                        757,578
Deferred income taxes.........      (32,780)     101,871         10,138                         79,229
Other liabilities.............       39,706       12,844         10,544      $    (2,202)       60,892
Liabilities of discontinued
  operations..................      154,918           --             --                        154,918
Shareholders' equity..........     (359,161)     610,504        803,271       (1,413,775)     (359,161)
                                 ----------     --------       --------      -----------      --------
  Total liabilities and
     shareholders' equity.....   $  585,654     $776,324       $987,033      $(1,415,977)     $933,034
                                 ==========     ========       ========      ===========      ========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     CONSOLIDATING CONDENSED BALANCE SHEET

                                                             DECEMBER 31, 1996
                                   ----------------------------------------------------------------------
                                                                   NON-
                                                 GUARANTOR      GUARANTOR
                                     PARENT     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   ----------   ------------   ------------   ------------   ------------
Cash and cash equivalents.......   $    5,475     $    570       $  8,984                     $  15,029
Accounts and notes receivable,
  net...........................       38,773       49,556        101,996                       190,325
Inventory, net..................       77,816       54,269         72,113                       204,198
Deferred income taxes...........        5,566        8,830         (3,872)                       10,524
Other current assets............       14,417        5,583          2,895                        22,895
                                   ----------     --------       --------     -----------     ---------
  Total current assets..........      142,047      118,808        182,116              --       442,971
Intercompany, net...............     (955,038)     274,177        680,861                            --
Investments in affiliates.......    1,159,429       97,481             --     $(1,256,910)           --
Property, plant and equipment...       72,933       75,166         66,691                       214,790
Cost in excess of net assets
  acquired, net.................       14,728      115,525          2,619                       132,872
Other assets....................       39,025          954         18,890                        58,869
                                   ----------     --------       --------     -----------     ---------
  Total assets..................   $  473,124     $682,111       $951,177     $(1,256,910)    $ 849,502
                                   ==========     ========       ========     ===========     =========
Total current liabilities.......   $   11,341     $  7,541       $208,514                     $ 227,396
Long term debt..................      689,116           --         28,606                       717,722
Deferred income taxes...........      (49,402)      92,120          7,928                        50,646
Other liabilities...............       68,337        6,989         24,679                       100,005
Liabilities of discontinued
  operations....................      170,740           --             --                       170,740
Shareholders' equity............     (417,008)     575,461        681,450     $(1,256,910)     (417,007)
                                   ----------     --------       --------     -----------     ---------
  Total liabilities and
     shareholders' equity.......   $  473,124     $682,111       $951,177     $(1,256,910)    $ 849,502
                                   ==========     ========       ========     ===========     =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                       YEAR ENDED DECEMBER 31, 1997
                                    -------------------------------------------------------------------
                                                            NON-GUARANTOR
                                     PARENT     GUARANTOR   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    ---------   ---------   -------------   ------------   ------------
Cash from operating activities...   $  66,192   $    152      $  (4,925)            --      $  61,419
                                    ---------   --------      ---------       --------      ---------
Cash flows from investing
  activities:
  Capital expenditures...........     (28,720)   (29,542)       (22,956)                      (81,218)
  Acquisition of businesses......     (32,716)   (27,995)            --                       (60,711)
  Cash from (to) Parent..........     (80,493)    57,537         22,956                            --
                                    ---------   --------      ---------       --------      ---------
     Cash used in investing
       activities................    (141,929)        --             --             --       (141,929)
                                    ---------   --------      ---------       --------      ---------
Cash flows from financing
  activities:
  Issuance of long-term debt.....         813         --             --                           813
  Repayment of long-term debt....      (4,929)      (133)        (3,051)                       (8,113)
  Increase (decrease) in
     revolving facility, net.....        (500)        --         40,000                        39,500
  Purchase of treasury stock.....     (42,695)        --             --                       (42,695)
  Proceeds from sale of accounts
     receivable..................          --         --         82,500                        82,500
  Proceeds from exercise of
     stock options...............       8,169         --             --                         8,169
  Cash from (to) Parent..........     119,316        133       (119,449)                           --
                                    ---------   --------      ---------       --------      ---------
     Cash provided by financing
       activities................      80,174         --             --             --         80,174
                                    ---------   --------      ---------       --------      ---------
Increase (decrease) in cash and
  cash equivalents...............       4,437        152         (4,925)                         (336)
Cash and cash equivalents --
  beginning of period............       5,475        570          8,984                        15,029
                                    ---------   --------      ---------       --------      ---------
Cash and cash equivalents --
  end of period..................   $   9,912   $    722      $   4,059             --      $  14,693
                                    =========   ========      =========       ========      =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31, 1996
                                   ----------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
Cash from operating
activities......................   $  43,920     $  (179)       $  5,762              --      $  49,503
                                   ---------     -------        --------        --------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........     (20,799)     (8,376)        (15,375)                       (44,550)
  Proceeds from divestitures....     329,113          --              --                        329,113
  Cash from (to) Parent.........     (23,751)      8,376          15,375                             --
                                   ---------     -------        --------        --------      ---------
     Cash provided by investing
       activities...............     284,563          --              --              --        284,563
                                   ---------     -------        --------        --------      ---------
Cash flows from financing
  activities:
  Proceeds from debt
     refinancing................     542,000          --              --                        542,000
  Repayment of long-term debt...    (622,582)         --              --                       (622,582)
  Decrease in revolving
     facility, net..............    (196,000)         --              --                       (196,000)
  Purchase of treasury stock....     (46,426)         --              --                        (46,426)
                                   ---------     -------        --------        --------      ---------
     Cash used in financing
       activities...............    (323,008)         --              --              --       (323,008)
                                   ---------     -------        --------        --------      ---------
Increase (decrease) in cash and
  cash equivalents..............       5,475        (179)          5,762                         11,058
Cash and cash equivalents --
  beginning of period...........          --         749           3,222                          3,971
                                   ---------     -------        --------        --------      ---------
Cash and cash equivalents -- end
  of period.....................   $   5,475     $   570        $  8,984              --      $  15,029
                                   =========     =======        ========        ========      =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                             DECEMBER 31, 1995
                                   ---------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
Cash from operating
activities......................   $ 89,825     $  (485)       $  1,668              --       $ 91,008
                                   --------     -------        --------        --------       --------
Cash flows from investing
  activities:
  Capital expenditures..........    (25,559)     (8,900)         (8,037)                       (42,496)
  Acquisition of business.......    (21,750)         --              --                        (21,750)
  Other.........................     (2,512)         --              --                         (2,512)
  Cash from (to) Parent.........    (16,937)      8,900           8,037                             --
                                   --------     -------        --------        --------       --------
     Cash used in investing
       activities...............    (66,758)         --              --              --        (66,758)
                                   --------     -------        --------        --------       --------
Cash flows from financing
  activities:
  Issuance of long-term debt....         --          --          19,070                         19,070
  Repayment of long-term debt...    (11,084)         --          (2,453)                       (13,537)
  Decrease in revolving
     facility, net..............    (30,000)         --              --                        (30,000)
  Cash from (to) Parent.........     16,617          --         (16,617)                            --
                                   --------     -------        --------        --------       --------
     Cash used in financing
       activities...............    (24,467)         --              --              --        (24,467)
                                   --------     -------        --------        --------       --------
  Increase (decrease) in cash
     and cash equivalents.......     (1,400)       (485)          1,668                           (217)
  Cash and cash equivalents --
     beginning of period........      1,400       1,234           1,554                          4,188
                                   --------     -------        --------        --------       --------
  Cash and cash equivalents --
     end of period..............         --     $   749        $  3,222              --       $  3,971
                                   ========     =======        ========        ========       ========

---------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information....................      ii
Incorporation of Certain Documents by
Reference................................     iii
Risk Factors.............................       1
Coltec Capital Trust.....................       6
Use of Proceeds..........................       7
Price Range of Common Stock and Dividend
  Policy.................................       7
Capitalization...........................       8
Selected Consolidated Financial and Other
  Data...................................       9
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................      10
Business.................................      19
Management...............................      33
Description of the Convertible Preferred
  Securities.............................      35
Description of the Convertible Junior
  Subordinated Debentures................      49
Description of the Guarantee.............      57
Relationship Among the Convertible
  Preferred Securities, the Convertible
  Junior Subordinated Debentures and the
  Guarantee..............................      59
Description of Other Indebtedness........      61
Description of Coltec Capital Stock......      67
Accounting Treatment.....................      69
United States Taxation...................      69
Certain ERISA Considerations.............      74
Selling Holders..........................      76
Plan of Distribution.....................      78
Legal Matters............................      79
Independent Public Accountants...........      79
Index to Consolidated Financial
  Statements.............................     F-1

---------------------------------------------------------
                       ---------------------------------------------------------
                              COLTEC CAPITAL TRUST

                                  Term Income
                    Deferrable Equity Securities (TIDES)(SM)

                    5 1/4% Convertible Preferred Securities

                              3,000,000 TIDES(SM)

                      fully and unconditionally guaranteed
                        on a subordinated basis by, and
                       convertible into Common Stock of,

                             COLTEC INDUSTRIES INC

                                   PROSPECTUS

                       ---------------------------------------------------------